UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.  )
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International Flavors & Fragrances Inc.
(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT AND NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

International Flavors & Fragrances Inc.
521 West 57th Street
New York, NY 10019
March 21, 2024
DEAR FELLOW SHAREHOLDER:
In a year defined by global complexity and macroeconomic uncertainty, IFFers demonstrated remarkable creativity and resilience, finding new ways to innovate for our global customers and deliver exceptional experiences for end consumers. Amid a challenging and unpredictable operating environment, our performance reflects the execution of our strategic priorities, including our renewed focus on commercial success and operating efficiency.
Through a robust effort from our teams worldwide and a shared commitment to putting the customer at the center of all we do, IFF continued to strengthen our commercial execution and its journey to become a more nimble and efficient organization. Our global teams made progress against these strategic priorities and continue to be laser-focused on building executional excellence as we foster a culture that encourages creativity, experimentation and continuous improvement.
Portfolio Optimization
At the same time, IFF took decisive action to ensure our portfolio best positions the company for long-term growth, improves our capital structure and allows for greater investment in high-return businesses. By focusing on areas where IFF can maximize long-term value, we are dedicating resources and attention to our most synergistic business segments. In line with our portfolio optimization strategy, IFF completed the sales of our Savory Solutions and Flavor Specialty Ingredients businesses and our interest in Sonarome in 2023, and expects to complete the sale of our Cosmetics Ingredients business in early 2024. IFF will continue to work diligently to execute other portfolio efforts during the remainder of 2024. As a core part of our strategy, IFF will continue to execute additional portfolio optimization opportunities.
Corporate Governance
IFF also undertook significant steps to strengthen our corporate governance, ensuring we have the expertise needed to oversee our growth and transformation strategy. In the ongoing evolution of our Board of Directors, IFF added experienced corporate executives Mark J. Costa, Dawn C. Willoughby, Kevin O’Byrne and Gary Hu as board members.
ESG Efforts
Successfully delivering on our purpose to create a better world through science and creativity and drive long-term shareholder value requires meaningful action against our ESG+ goals across the company. In the past year, IFF has strengthened our role as a steward for the planet, and we remain on track to cut our 2021 GHG emissions in half by 2030. In line with our goal for all new innovations to have a sustainability value proposition, IFF completed the first full set of sustainability assessments using our proprietary methodology and scoring tool in 2023, with more than 90% of new projects deemed as having a sustainable value proposition that supports people and planet.
Our ESG+ efforts were recognized again by reputable third-party organizations, including the Dow Jones Sustainability Indices, which ranked IFF as the singular company in our industry included in this benchmark. For the eighth consecutive year, IFF was named to the CDP Climate A List and recertified in the EDGE Move rankings as well as the Bloomberg Gender-Equality Index. IFF continued expanding our ESG+ efforts to customers by providing detailed carbon, water and land footprint data for a range of our products.
We have also focused our internal equity efforts on further minimizing the gender pay gap, applying ESG metrics to our annual bonus structure, and reaffirming our commitments to the UN Global Compact and the goals agreed to at the Paris Climate Summit.
Throughout this pivotal year, the IFF team established a stronger foundation—taking decisive action to promote long-term profitable growth, while ensuring we deliver for our people, customers and communities. IFF’s goal is to support our businesses with the most competitive costs and streamline complexity as we profitably win with our customers.
IFF is an iconic business built upon a legacy of incredible innovation and backed by world-class teams across the globe. As a global leader in high-value ingredients and solutions for attractive consumer end markets, IFF continues to advance our vision for people and the planet. This unifying commitment to apply science and creativity for a better world will continue to guide IFF through our next chapter.
While the global economic landscape is uncertain, IFF will remain focused on execution. We have work to do to achieve our vision, but I am confident that we are well-positioned to build on IFF’s strong progress in 2023 and create enduring value for all our stakeholders in 2024 and beyond.
Sincerely,

Roger W. Ferguson, Jr.
Chair of the Board of Directors

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
This letter includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 and subsequent filings with the SEC. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Notice of 2024 Annual Meeting of Shareholders
Date and Time
May 1, 2024
10 a.m. Eastern Daylight Time
Place
Meeting live via the Internet. Please visit:
www.virtualshareholdermeeting.com/IFF2024*
Items to be Voted On
Management Proposals
1.	Elect 10 members of the Board of Directors for a one-year term expiring at the 2025 Annual Meeting of Shareholders.
2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
3.	Approve, on an advisory basis, the compensation of our named executive officers in 2023.
4.	Approve the Company’s Amended and Restated 2021 Stock Award and Incentive Plan.
Shareholder Proposal
5.	Commission a third-party assessment on the Company’s commitment to freedom of association and collective bargaining rights.
Shareholders shall also transact such other business as may properly come before the 2024 Annual Meeting and any adjournment or postponement of the 2024 Annual Meeting.
Record Date
Only shareholders of record as of the close of business on March 6, 2024 may vote at the 2024 Annual Meeting.
Sincerely,

J. Erik Fyrwald
Chief Executive Officer and Director
March 21, 2024
Virtual Meeting

You can attend our virtual 2024 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2024. Be sure to have the 16 digit Control Number we have provided to you to join the meeting. Our 2024 Annual meeting will start at 10 a.m. Eastern Daylight Time.

Proxy Voting

It is important that your shares be represented at the 2024 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement.

Proxy Voting Methods
Telephone
Internet
Mail
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 1, 2024:
Our Notice, Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.
TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY.
We are making the Proxy Statement and the form of proxy first available on or about March 21, 2024.

521 West 57th Street
New York, NY 10019
*
The 2024 Annual Meeting will be entirely virtual as permitted under New York State law, conducted via a live audio-only webcast, in order to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

Proxy Statement Summary

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and our Annual Report for Fiscal Year ended December 31, 2023 (“2023 Annual Report”) before you vote.

2023 Highlights
2023 Results
Net Sales	$11.5	B
Operating Loss	$(2.1)	B
Adjusted Operating EBITDA*	$2.0	B
Diluted EPS	$(10.05)
Adjusted Diluted EPS*	$1.28
Adjusted Diluted EPS ex Amortization*	$3.34
*	See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this Proxy Statement.
Our Corporate Governance Policies Reflect Best Practices

  All Directors other than our CEO are Independent
  Strong Pay-for-Performance Practice
  Diverse Board Brings Balance of Skills, Professional Experience and Perspectives
  Annual Election of Directors
  Non-Executive Chair of the Board Leads Board’s Independent Oversight
  No Guaranteed Pay Increases or Equity Awards for Named Executive Officers (“NEOs”)
  Annual Board and Committee Assessments
  Formal Board and Executive Succession Planning
  No Shareholder Rights Plan (“Poison Pill”)

  No Limitation on Shareholder Litigation Rights
  No Exclusive Forum or Fee-Shifting Provisions
  Majority Voting and Director Resignation Policy in Uncontested Elections
  Proxy Access By-Law Provisions
  Prohibition on Short Sales and Hedging of our Stock by our Employees, Officers and Directors
  Executives and Directors are Subject to Rigorous Stock Retention Guidelines
  Extensive Executive Clawback Policy
  Long Standing Commitment to Sustainability
  Shareholder Right to Call a Special Meeting

IFF | 2024 PROXY STATEMENT	i

Proxy Statement Summary
Proposals and Board Recommendations
Proposal 1 Election of 10 Director Nominees

The Board recommends a vote FOR the election of all Director Nominees
Our Governance & Corporate Responsibility Committee and our Board have determined that each of the nominees possesses the skills and qualifications to collectively comprise a highly effective Board.
See “Proposal 1 — Election of Directors” beginning on page 1 of this Proxy Statement.
ii	IFF | 2024 PROXY STATEMENT

Proxy Statement Summary
Director Nominees
				Committee Membership
Name and Primary Occupation	Joined	Age	Indep.	Audit	Human Capital & Comp.	Gov. & Corp. Resp.	Innovation
Kathryn J. Boor Dean of the Graduate School and Vice Provost for Graduate Education Cornell University	2021	65
Mark J. Costa Chairman and Chief Executive Officer Eastman Chemical Company	2023	58
Carol Anthony (John) Davidson Former Senior Vice President, Controller & Chief Accounting Officer Tyco International	2021	68
Roger W. Ferguson, Jr. Chair of the Board, IFF Former President and CEO, TIAA	2010	72
John F. Ferraro Former Global Chief Operations Officer Ernst & Young	2015	68
J. Erik Fyrwald Chief Executive Officer IFF	2024	64
Christina Gold Former Chief Executive Officer The Western Union Company	2013	76
Gary Hu Portfolio Manager Icahn Capital LP	2023	36
Kevin O’Byrne Former Chief Financial Officer and Director J Sainsbury plc	2023	59
Dawn C. Willoughby Former Executive Vice President and Chief Operating Officer The Clorox Company	2023	54
=	Committee Chair	=	Financial Expert
IFF | 2024 PROXY STATEMENT	iii

Proxy Statement Summary
Skills and Qualifications
Our Board regularly evaluates desired attributes for direction in light of the Company’s strategy and needs. Key skills, qualifications and experience currently maintained on the Board include:

Proposal 2 Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year

The Board recommends a vote FOR this proposal
Our Board recommends that shareholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year.
See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm” beginning on page 40 of this Proxy Statement.
Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers in 2023

The Board recommends a vote FOR this proposal
Our Board recommends a vote “FOR” the advisory vote to approve executive compensation for the 2023 performance year.
See “Proposal 3 — Advisory Vote on Executive Compensation” on page 69 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 44 of this Proxy Statement.
iv	IFF | 2024 PROXY STATEMENT

Proxy Statement Summary
Proposal 4 Approve the Company’s Amended and Restated 2021 Stock Award and Incentive Plan

The Board recommends a vote FOR this proposal
Our Board recommends a vote “FOR” approving the Company’s Amended and Restated 2021 Stock Award and Incentive Plan.
See “Proposal 4 — Approve the Company’s Amended and Restated 2021 Stock Award and Incentive Plan” on page 70 of this Proxy Statement.
Proposal 5 Shareholder proposal to commission a third-party assessment on the Company’s commitment to freedom of association and collective bargaining rights.

The Board recommends a vote AGAINST this proposal
Our Board recommends a vote “AGAINST” the shareholder proposal to commission a third-party assessment on the Company’s commitment to freedom of association and collective bargaining rights.
See “Proposal 5 — Commission a Third-Party Assessment on the Company’s Commitment to Freedom of Association and Collective Bargaining Rights” on page 107 of this Proxy Statement.
IFF | 2024 PROXY STATEMENT	v

Proxy Statement Summary
Compensation Governance
Our pay-for-performance compensation program is part of the strong compensation governance that we have adopted.
What We Do	Significant portion of NEO compensation in the form of at-risk variable compensation
Variable compensation based on multiple performance metrics to encourage balanced focus
Appropriate mix of fixed and variable compensation to reward company, business unit and individual performance
Majority of variable compensation awarded as equity-based awards
Maintain robust executive clawback policies, which go beyond the minimum requirements of the NYSE listing standards, to recoup cash incentive and all equity compensation upon certain triggering events
Executives required to meet share retention guidelines
Independent compensation consultant
Annual risk assessment of compensation programs
What We Don’t Do	No tax gross-ups on severance payments
No single-trigger vesting of cash or equity-based awards upon change in control
No short-sales, hedging or pledging of our stock by our employees, officers or directors
No employment agreements with executive officers
No stock option/stock-settled appreciation right (“SSAR”) repricing or exchange of underwater options or SSARs for cash without shareholder approval
vi	IFF | 2024 PROXY STATEMENT

vi	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
Our Board
Upon the recommendation of the Governance & Corporate Responsibility Committee, our Board of Directors (“Board”) has nominated the ten directors, as shown below, for election at the 2024 Annual Meeting, each for a one-year term that expires at the 2025 Annual Meeting:
Roger W. Ferguson, Jr. (Chair)
Kathryn J. Boor	Christina Gold
Mark J. Costa	Gary Hu
Carol Anthony (John) Davidson	Kevin O’Byrne
John F. Ferraro	Dawn C. Willoughby
J. Erik Fyrwald
Each director will serve until the next annual meeting of shareholders and until a successor is elected and qualified, or until his or her earlier resignation, removal or death. If any of our Board’s nominees for director becomes unavailable to serve before the 2024 Annual Meeting, our Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.
Director Nominee Experience, Qualifications, Diversity and Tenure
Shareholder Nominations and Proxy Access
Under our Amended and Restated By-Laws, if a shareholder wishes to submit a director candidate for consideration by the Governance & Corporate Responsibility Committee, or wishes for a director nomination to be included in the Company’s proxy statement for an annual meeting pursuant to our proxy access by-law, the shareholder must deliver or mail notice of the request to the Company’s Corporate Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of shareholders. However, if the annual meeting is not within 30 days of the anniversary date of the prior year’s annual meeting, such notice must be received by the Corporate Secretary no later than 10 days following the mailing of notice of the annual meeting or public disclosure of the annual meeting date, whichever occurs first. The notice must be accompanied by the information concerning the director candidate and nominating shareholder described in Article I, Section 3 and Section 4 of our By-Laws.
In addition, to comply with the universal proxy rules, the shareholder’s notice of a director nomination received no later than February 2, 2025 must include any additional information required by Rule 14a-19 under the Exchange Act, and the shareholder must comply with the other requirements set forth under Rule 14a-19. Our proxy access by-law permits an eligible shareholder (or group of up to 20 eligible shareholders) who owns shares representing at least 3% of our outstanding shares, and has held the shares for at least three years, to nominate and include in our proxy materials for an annual meeting, director candidates constituting up to 20% of our Board.
IFF | 2024 PROXY STATEMENT	1

Proposal 1 — Election of Directors
Director Candidate Evaluation and Nomination
Our Certificate of Incorporation provides that we have at least six but not more than 15 directors. To ensure independence and to provide the breadth of needed expertise and diversity of our Board, the Board periodically reviews its size and makes appropriate adjustments pursuant to our Amended and Restated By-Laws. In addition, our Governance & Corporate Responsibility Committee, together with the other Board members, from time to time, as appropriate, identifies the need for new Board members.
Board candidates are considered based on various criteria which may change over time as our business evolves and as the composition of the Board changes. At a minimum, our Governance & Corporate Responsibility Committee considers the following factors as part of its review of all director candidates and in recommending potential director candidates:
•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;
•	diversity of viewpoints, backgrounds, experiences, gender, race, ethnicity, national origin and other demographics;
•	business or other relevant experience; and
•
the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to our needs and to the requirements and standards of the New York Stock Exchange (“NYSE”) and the SEC.

In evaluating candidates, the Governance & Corporate Responsibility Committee seeks input and participation from other Board members and other appropriate sources so that all points of view are considered and the best possible candidates are identified. The Governance & Corporate Responsibility Committee may also request other information from any director candidate or recommending shareholder as specified in our Amended and Restated By-Laws. The Governance & Corporate Responsibility Committee may also engage a search firm to assist it in identifying potential candidates. Members of the Governance & Corporate Responsibility Committee and other Board members, as appropriate, interview director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Governance & Corporate Responsibility Committee to the Board. Our Governance & Corporate Responsibility Committee evaluates the suitability of potential candidates recommended by shareholders in the same manner as other candidates recommended to the Governance & Corporate Responsibility Committee.
We believe that each of our nominees has the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. Each of our nominees is being nominated because he or she adheres to the highest standards of personal integrity and possesses excellent interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills and qualities.
Diversity
Diversity is one of the factors that the Governance & Corporate Responsibility Committee considers in identifying and selecting director nominees. The Board is committed to attracting and retaining qualified, diverse directors whose expertise and professional characteristics align with the Company’s long-term business strategy and effectively represent the long-term interests of shareholders. In recognizing the values that diversity brings, we strive to assemble a Board, and include in the pool from which nominees for the Board are selected, those with diverse skills, professional experience, global, geographic and other perspectives, age, race, ethnicity, gender, gender identity, sexual orientation or identity, national origin and cultural background.
2	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
DIRECTOR NOMINEE SKILLS & DIVERSITY MATRIX
DIRECTOR
	Kathryn J. Boor	Mark J. Costa	Carol Anthony (John) Davidson	Roger W. Ferguson, Jr.	John F. Ferraro	J. Erik Fyrwald	Christina Gold	Gary Hu	Kevin O’Byrne	Dawn C. Willoughby
DEMOGRAPHIC BACKGROUND
Age (As of 3/6/2024)	65	58	68	72	68	64	76	36	59	54
Gender (Male / Female / Non-Binary / Undisclosed)	F	M	M	M	M	M	F	M	M	F

YEAR JOINED BOARD	2021	2023	2021	2010	2015	2024	2013	2023	2023	2023

RACE/ETHNICITY
African American or Black			•	•
Alaskan Native or American Indian
Asian								•
Hispanic or Latino
Native Hawaiian or Pacific Islander
White / Caucasian	•	•			•	•	•		•	•
Two or More Race or Ethnicities
Race or Ethnicity Undisclosed

KNOWLEDGE, SKILLS & EXPERTISE
Current or Prior CEO		•		•		•	•		•
Operations / Manufacturing		•			•	•	•			•
Consumer Products		•		•	•	•	•	•	•	•
Innovation / R&D	•	•				•	•			•
Mergers & Acquisitions / Integrations		•	•	•	•	•	•	•	•	•
Human Capital	•	•	•	•	•	•	•	•		•
Sustainability / Environmental	•	•	•	•	•	•	•	•	•	•
Finance / Accounting		•	•	•	•	•	•	•	•
ERM / Risk Management		•	•	•	•	•	•		•	•
International / Emerging Markets	•	•	•		•	•	•		•	•
Technology / IT					•			•	•
Other Public Board Education	•	•	•	•	•	•	•	•	•	•
IFF | 2024 PROXY STATEMENT	3

Proposal 1 — Election of Directors
Continuation of the Cooperation Agreement with Icahn Group
On November 6, 2023, the Company announced the continuation of a Cooperation Agreement (the “Cooperation Agreement”) with Mr. Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which the Company agreed to renominate one director designated by the Icahn Group and one mutually agreed-upon director to the Board.
Mr. Hu has been renominated as part of the Company’s slate of nominees for election to the Board at the 2024 Annual Meeting. In connection with his continued service on the Board, the Board reaffirmed that Mr. Hu qualifies as an independent director under the listing rules of NYSE. So long as Mr. Hu is a member of the Board, any Board consideration of appointment and employment of the Company’s chief executive officer and chief financial officer, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which Mr. Hu is a member. Under the terms of the Cooperation Agreement, in the event that Mr. Hu, as the Icahn Group designated director resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Cooperation Agreement) then a replacement designated by the Icahn Group who is reasonably acceptable to the Board shall be added to the Board.
On February 5, 2024, Mr. Bruno notified the Company of his decision not to stand for reelection at the 2024 Annual Meeting. Under the terms of the Cooperation Agreement, in the event that Mr. Bruno fails to serve or is not serving as a director (subject to certain exceptions set forth in the Cooperation Agreement), then a replacement independent director that is mutually acceptable to the Board and the Icahn Group shall be nominated to the Board. Such director shall be deemed the Independent Director, as defined in the Cooperation Agreement. Since Mr. Bruno informed the Company of his decision not to stand for reelection, the Company has been in discussion with the Icahn Group regarding a new nominee.
The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions. The Cooperation Agreement, including the standstill restrictions on the Icahn Group, will terminate upon the later of (x) 35 calendar days before the advance notice deadline set forth in the By-Laws of the Company for the Company’s 2024 annual meeting of stockholders and (y) the first day on which the Icahn Designee is not a member of the Board.
4	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
Continued Service
The Governance & Corporate Responsibility Committee annually reviews each Board member’s suitability for continued service as a member of our Board and recommends to the Board whether such member should be re-nominated. In addition, each director is required to promptly tender his or her resignation for consideration to the Chair of the Governance & Corporate Responsibility Committee if, during his or her tenure as a director, such director:
•	has a material change in employment;
•	has a significant change in personal circumstances which may adversely affect his or her reputation, or the reputation of the Company; or
•	intends to join the board of another for-profit company;
so that the Governance & Corporate Responsibility Committee can review the change and make a recommendation to the full Board regarding the director’s continued service. Such resignation becomes effective only upon acceptance by the Board. In addition, if a Director is an active chief executive officer of another public company, such Director shall not serve on the board of more than two public companies (including IFF), other than the company of which he or she is the chief executive officer.
YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES
IFF | 2024 PROXY STATEMENT	5

Proposal 1 — Election of Directors
Nominees for Director
Kathryn J. Boor
Director Since: 2021 Committees: • Innovation (Chair) • Governance & Corporate Responsibility Age: 65
Business Experience
Ms. Boor is the Dean of the Graduate School and Vice Provost for Graduate Education at Cornell University. Prior to appointment to her current role on October 1, 2020, Ms. Boor served as the Ronald P. Lynch Dean of the College of Agriculture and Life Sciences at Cornell University since 2010.
Education
Ms. Boor earned a B.S. in Food Science from Cornell University, an M.S. in Food Science from the University of Wisconsin and a Ph.D. in Microbiology from the University of California, Davis.
Qualifications
Ms. Boor brings to the Board extensive knowledge of food and beverage science, including expertise in molecular biology, food safety and quality. Until assuming her current role in October 2020, Ms. Boor was responsible for developing and implementing the strategic direction of Cornell’s College of Agriculture and Life Science and made important contributions in food and beverage research.

Public Board Memberships
•    Seneca Foods Corporation, a
food processing company
•    Sarepta Therapeutics, Inc., a biopharmaceutical company that develops drugs to treat life-threatening diseases

Additional Accomplishments and Memberships
•    Director, US-Israel Binational Agricultural Research and
Development Fund
•    USAID Feed the Future, Chair, Food Safety Innovation
Lab Advisory Committee

6	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
Mark J. Costa
Director Since: 2023 Committees: • Audit • Human Capital & Compensation Age: 58
Business Experience
Mr. Costa has been Chief Executive Officer and Chair of the Board of Directors of Eastman Chemical Company since 2014. Since joining Eastman in 2006, he has held a number of executive positions and has been instrumental in developing the strategies, strengthening the capabilities, and building a growth and outcome-oriented culture that have led to the Company’s innovative growth. In 2006, Mr. Costa joined Eastman’s executive team as Chief Marketing Officer and leader of corporate strategy and business development. He was named Executive Vice President and assumed profit and loss responsibilities for the Specialty Plastics and Performance Polymers businesses in addition to his prior responsibilities in 2008. The following year, his role was expanded to lead the specialty products businesses. During this time, he also served as Chief Marketing Officer and had executive responsibility for global integrated supply chain and Eastman’s global innovation and sustainability initiatives. In 2013, Mr. Costa was appointed President of Eastman and served in that position until he became Chief Executive Officer. Before joining Eastman, Mr. Costa was a senior partner with Monitor Group, a global management consulting firm. He played a crucial role in developing Monitor’s techniques in corporate transformations and portfolio management and designing client business and marketing capability building programs.
Education
Mr. Costa earned his Bachelor of Science Degree in Economics from University of California, Berkeley and his MBA from Harvard Business School.
Qualifications
Through serving in a number of executive positions at Eastman and being instrumental in developing Eastman’s growth strategies for its businesses, Mr. Costa’s unique knowledge of the opportunities and challenges associated with Eastman, as well as of the chemical industry and various market participants, makes him uniquely qualified to lead and advise the Board of Directors.

Public Board Memberships
•    Eastman Chemical Company,
a chemical company

Additional Accomplishments and Memberships
•    Recipient of International Palladium Medal by the Société de Chimie Industrielle
(2022)
•    Executive Committee Member
of American Chemistry Council
•    FOSSI Advisory Board
•    Member of Business Council
•    Member of Business
Roundtable
•    Member of Society of Chemical Industry

IFF | 2024 PROXY STATEMENT	7

Proposal 1 — Election of Directors
Carol Anthony (John) Davidson
Director Since: 2021 Committees: • Audit (Chair) Age: 68
Business Experience
Mr. Davidson served as Senior Vice President, Controller and Chief Accounting Officer of Tyco International from January 2004 to September 2012. In that role, he led financial reporting, internal controls and accounting policies and processes. Mr. Davidson was a member of Tyco’s senior leadership team that established financial integrity, operational excellence and strong ethical practices across Tyco’s global operations. Prior to Tyco, Mr. Davidson was Vice President of audit, risk and compliance for Dell Computer Corporation where he served in several executive roles, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. Earlier in his career, he spent 16 years with Eastman Kodak Company where he led the internal audit function and previously served in various accounting and financial leadership roles. Mr. Davidson began his career in public accounting at Arthur Andersen & Co.
Education
Mr. Davidson earned his Bachelor of Science in Accounting from St. John Fisher College and his MBA in the Executive Development Program at University of Rochester.
Qualifications
Mr. Davidson brings to the Board years of experience overseeing financial reporting, internal controls and developing accounting policies for public companies. He is a Certified Public Accountant with extensive leadership experience across multiple industries. Mr. Davidson also earned the NACD CERT Certificate in Cybersecurity Oversight.

Public Board Memberships
•    TE Connectivity, an engineering, design and manufacturer of sensors and electrical connectivity solutions
•    FMC Corporation, an
agricultural sciences company

Additional Accomplishments and Memberships
•    Former Trustee of University
of Rochester
•    Former Member of the Board of Governors of the Financial
Industry Regulatory Authority
•    Former Trustee of the Financial Accounting
Foundation
•    Inducted into the Financial Executives International Hall
of Fame in 2016

8	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
Roger W. Ferguson, Jr.
Director Since: 2010 Committees: • Governance & Corporate Responsibility Age: 72
Business Experience
Mr. Ferguson served as President and Chief Executive Officer of TIAA (formerly TIAA-CREF) between 2008 and 2021. Prior to joining TIAA, Mr. Ferguson served as Chairman of Swiss Re America Holding Corporation, a global insurance company, from 2006 to 2008. Mr. Ferguson served as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. He represented the Federal Reserve on several international policy groups and served on key Federal Reserve System committees, including Payment System Oversight, Reserve Bank Operations and Supervision and Regulation. In addition, Mr. Ferguson led the Fed’s initial response on 9/11. From 1984 to 1997, Mr. Ferguson was an associate and partner at McKinsey & Company. Mr. Ferguson became the Steven A. Tananbaum Distinguished Fellow at the Council on Foreign Relations during 2021.
Education
Mr. Ferguson received his Bachelor of Arts in Economics, Magna Cum Laude. He also earned his J.D., Cum Laude and a Ph.D. in Economics all from Harvard University.
Qualifications
Mr. Ferguson brings to our Board his sound business judgment, extensive knowledge of the financial services industry and regulatory experience. We benefit from Mr. Ferguson’s service as Chief Executive Officer of TIAA and his experience as a member of other public company boards, which provides him an enhanced perspective on issues applicable to our company.

Public Board Memberships
•    Alphabet Inc., the parent
holding company of Google Inc.
•    Corning Incorporated, a
leading innovator in materials
science
•    General Mills, a manufacturer and marketer of branded consumer foods, from 2015 to
2021

Additional Accomplishments and Memberships
•    Board member of a number of charitable and non-governmental organizations, including the Institute for Advanced Study, Memorial Sloan Kettering Cancer Center, Smithsonian Institution and
The Aspen Institute
•    Member of the Economic Club
of New York
•    Member of the Council on
Foreign Relations
•    Member of the Group of Thirty
•    Fellow of the American Academy of Arts and Sciences and Co-Chair of the Academy’s Commission on the Future of
Undergraduate Education
•    Fellow of the American
Philosophical Society
•    Former Chairman of The
Conference Board
•    Previous Chairman and Executive Committee Member of the Business-Higher
Education Forum
•    Recipient of Harvard Medal by the Harvard Alumni Association
for service to Harvard in 2016
•    Recipient of Harvard Centennial Medal in 2019

IFF | 2024 PROXY STATEMENT	9

Proposal 1 — Election of Directors
John F. Ferraro
Director Since: 2015 Committees: • Human Capital & Compensation (Chair) Age: 68
Business Experience
Mr. Ferraro was the Global Chief Operating Officer of Ernst & Young, a leading professional services firm, from 2007 to January 2015. In that role, he was responsible for the overall operations and services of Ernst & Young worldwide. Prior to the Global Chief Operating Officer role, Mr. Ferraro served in several leadership positions, including as Global Vice Chair of Audit and as the senior advisory partner on some of the firm’s largest accounts. Mr. Ferraro began his career with Ernst & Young Milwaukee in 1976 and has served a variety of global companies. He has worked in Europe (London and Rome), throughout the Midwest (Chicago, Cleveland and Kansas City) and New York. Mr. Ferraro was the Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software company for the energy industry, from February 2019 to July 2019.
Education
Mr. Ferraro earned his Bachelor of Science in Business Administration from Marquette University.
Qualifications
Mr. Ferraro brings to our Board his extensive executive, auditing and accounting experience working with large and global corporations. We benefit from his extensive understanding of global business operations, markets and risks. He also brings his cybersecurity experience based on his past employment position where he supervised the chief information officer and was involved in the development of the company’s cyber practice.

Public Board Memberships
•    Advance Auto Parts, Inc., an automotive aftermarket parts
provider
•    ManpowerGroup Inc., a global workforce solution and service provider

Additional Accomplishments and Memberships
•    Member of the Global Executive Board of Ernst & Young from 2001-2002 and
2004-2014
•    Founded the Audit Committee
Leadership Network in 2003
•    Former Chair of the Board of Trustees of Boston College
High School
•    Former Chair of the Board of Trustees of Marquette
University
•    Practiced as a CPA and is a member of the American Institute of Certified Public Accountants

10	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
J. Erik Fyrwald
Director Since: 2024 Committees: • Innovation Age: 64
Business Experience
Mr. Fyrwald has served as our Chief Executive Officer and a member of our Board of Directors since February 6, 2024. He joined us from Syngenta, where he served as Chief Executive Officer since 2016. Prior to his role at Syngenta, Mr. Fyrwald served as Chief Executive Officer of Univar Solutions from May 2012 until May 2016, Chairman and Chief Executive Officer of Nalco from 2008 until 2011, when Nalco merged with Ecolab Inc. Following the merger, he served as President of Ecolab. Mr. Fyrwald began his career at DuPont starting in 1981. During his 27-years at DuPont, Mr. Fyrwald held a number of positions, including Group Vice President of the Agriculture and Nutrition Division at E.I. du Pont de Nemours and Company and Vice President and General Manager of DuPont’s Nutrition and Health Business.
Education
Mr. Fyrwald attended the University of Delaware, where he received a bachelor of science in chemical engineering in 1981. He also completed the Advanced Management Program at Harvard Business School in 1998.
Qualifications
Mr. Fyrwald has more than four decades of executive and operational experience driving innovation and profitable, sustainable growth at leading corporations in the nutrition, agriculture and chemicals industries.

Public Board Memberships
•    Eli Lilly Company

Additional Accomplishments and Memberships
•    Board Member of Syngenta
Group
•    Former Chair for Crop Life
International
•    Former Chair for Nalco
•    Former Board Member of
Bunge
•    Former Board Member of
Syngenta Foundation
•    Former Board Member of Swiss-American Chamber of
Commerce
•    Former Board Member of UN World Food Program
Farm to Market Alliance

IFF | 2024 PROXY STATEMENT	11

Proposal 1 — Election of Directors
Christina Gold
Director Since: 2013 Committees: • Governance & Corporate Responsibility (Chair) • Human Capital & Compensation Age: 76
Business Experience
From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leader in global money movement and payment services. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., a leading global beauty company, in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and later President of Avon North America, and Senior Vice President & CEO of Avon Canada.
Education
Ms. Gold earned her Bachelor of Arts degree from Carleton University in Geography and Economics.
Qualifications
Ms. Gold brings a number of valuable characteristics to our Board, including her extensive international and domestic business experience, her familiarity with the Company’s customer base, her financial expertise and her prior experience as a Chief Executive Officer.

Public Board Memberships
•    Korn/Ferry International, a leadership and talent management organization, from 2014 to 2022
•    ITT Corporation, a manufacturer of highly engineered components and technology solutions for industrial markets, from 1997 to 2020
•    Exelis, Inc., a diversified, global aerospace, defense and information solutions company, from 2011 to 2013

Additional Accomplishments and Memberships
•    Board of New York Life Insurance, a private mutual life insurance company, from
2001 to 2020
•    Board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water
•    Board of Governors of Carleton University in Ottawa,
Canada, from 2015 to 2021

12	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
Gary Hu
Director Since: 2023 Committees: • Audit • Innovation Age: 36
Business Experience
Since October 2020, Mr. Hu has served as Portfolio Manager of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses including investment, energy, automotive, food packaging, real estate, home fashion and pharma. Prior to joining Icahn Capital LP, he spent eight years as an analyst at Silver Point Capital, a credit and special situations focused investments firm. Mr. Hu started his career in 2010 as an analyst at Stockbridge Investors, the public equities affiliate of Berkshire Partners.
Education
Mr. Hu received his Bachelor of Science Degree, Summa Cum Laude, in Finance and Accounting from Wharton School of the University of Pennsylvania and his Bachelor of Science Degree, Summa Cum Laude, in Computer Science from the University of Pennsylvania.
Qualifications
Mr. Hu’s qualifications include his significant public company board experience, experience in M&A, investor engagement and complex financial matters, and significant experience investing in consumer-focused industries.

Public Board Memberships
•    Dana Inc., a manufacturer of drive-line and electrodynamic components for automotive, commercial vehicle and off-
highway applications
•    Bausch & Lomb Corporation, a manufacturer of vision care and consumer health products, ophthalmic pharmaceuticals and ophthalmic surgical devices and instruments

Additional Accomplishments and Memberships
•    Former Board Member of the
Newell Brands Inc.
•    Former Board Member of the Occidental Petroleum
Corporation
•     Former Board Member of the
Cloudera, Inc.

IFF | 2024 PROXY STATEMENT	13

Proposal 1 — Election of Directors
Kevin O’Byrne
Director Since: 2023 Committees: • Audit • Innovation Mr. O’Byrne is expected to join the Governance & Corporate Responsibility Committee (Chair) following the 2024 Annual Meeting. Age: 59
Business Experience
Mr. O’Byrne served as Chief Financial Officer and Director of J Sainsbury plc, the second largest retailer in the United Kingdom, from 2017 until March 2023. He was previously Chief Executive Officer of Poundland Group Limited until December 2016 and held executive roles at Kingfisher plc from 2008 to 2015, including Divisional CEO/Chair UK, China and Turkey, Chief Executive Officer of B&Q UK & Ireland and Group Finance Director. Prior to this, Mr. O’Byrne was Group Finance Director of Dixons Retail plc and European Finance Director of Quaker Oats.
Education
Mr. O’Byrne holds a Bachelor of Arts degree in Business Studies from Trinity College Dublin and he has been a Fellow of the Institute of Chartered Accountants in England & Wales since 1990.
Qualifications
Mr. O’Byrne is a skilled Chief Financial Officer with extensive board, international and finance experience gained during previous executive and non-executive positions. He applied this knowledge to the Finance, Internal Audit, Investor Relations, Property, Procurement and Strategy functions at Sainsbury’s, driving the performance of the business. He was the Operating Board Sponsor for the LGBT+ inclusion stream within Sainsbury’s.

Public Board Memberships
•    Centrica plc, an energy and
services company
•    J Sainsbury plc, the second largest retailer in the United
Kingdom from 2017 to 2023

Additional Accomplishments and Memberships
•    Former Non-Executive Director, Chairman of the Audit Committee and Senior Independent Director of Land Securities Group plc from
2008 to 2017

14	IFF | 2024 PROXY STATEMENT

Proposal 1 — Election of Directors
Dawn C. Willoughby
Diretor Since: 2023 Committees: • Human Capital & Compensation • Governance & Corporate Responsibility Age: 54
Business Experience
Ms. Willoughby served as the Executive Vice President and Chief Operating Officer of The Clorox Company, a manufacturer and marketer of consumer and professional products, from 2014 until 2019. She also served as the company’s Senior Vice President and General Manager, Clorox Cleaning Division; Vice President and General Manager, Home Care Products; and Vice President and General Manager, Glad Products, along with several other positions since she was initially hired in 2001. Prior to her career at The Clorox Company, Ms. Willoughby spent nine years with The Procter & Gamble Company, where she held several positions in sales management.
Education
Ms. Willoughby holds a Bachelor’s degree in Sports Management from the University of Minnesota and a Master’s degree in Business Administration from the University of California, Los Angeles Anderson School of Business.
Qualifications
Through serving in a number of executive positions at the Clorox Company and her deep understanding for the unique needs and expectations of our Company’s customers and partners, Ms. Willoughby will be valuable to our Board and management team.

Public Board Memberships
•    J.M. Smucker Company, a manufacturer and marketer of branded food and beverage products
•    TE Connectivity, an engineering, design and manufacturer of sensors and electrical connectivity solutions

Additional Accomplishments and Memberships
•    Former Chair for Alameda
County Community Food Bank
•    Former Board Member of the
American Cleaning Institute
•    Former Member of the Grocery Manufacturers Association’s
Industry Affairs Council
•    Named one of the most influential women in the Bay Area by the San Francisco
Business Times (May 2013)

IFF | 2024 PROXY STATEMENT	15

Corporate Governance
Code of Conduct
We have adopted a Code of Conduct that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer, as well as our Directors. Additionally, we have adopted a Code of Conduct for Directors and a Code of Conduct for Executive Officers (together with the Code of Ethics, the “Codes”). The Codes are available on our website at https://ir.iff.com/governance.
Only the Board or the Audit Committee may grant a waiver from any provision of our Codes in favor of a director or executive officer, and any such waiver and any amendments to the Codes will be publicly disclosed on our website, www.iff.com.
Shareholder Engagement
We regularly engage with our shareholders to better understand their perspectives on our Company, including our strategies, performance, acquisition-related activities, share price development, capital allocation policies and matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making and ensures our interests remain well-aligned with those of our shareholders. During 2023, we interacted with our largest active shareholders, representing more than two-thirds of our outstanding shares. We believe that these engagements provide valuable feedback and this feedback is shared regularly with our Board and its relevant committees.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines which set forth our governance principles relating to, among other things:
•	director independence;
•	director qualifications and responsibilities;
•	non-executive Chair appointment and duties;
•	board and committee structure and meetings;
•	management succession; and
•	the CEO evaluation and succession process.
The Governance & Corporate Responsibility Committee reviews our Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. A copy of our Corporate Governance Guidelines is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.
16	IFF | 2024 PROXY STATEMENT

Corporate Governance
Environmental, Social and Governance Initiatives
We continue to make significant progress in incorporating Environmental, Social and Governance (“ESG”) topics into a combined program. In 2023, a portion of annual incentive compensation was tied to our achievement of key ESG priorities. Our 2030 ‘Do More Good Plan’ (the “Plan”) aligns with IFF’s purpose of applying science and creativity for a better world. The Plan includes four key focus areas:
Environmental: Climate & Planetary Health
Supporting environmental stewardship across our operations, including commitments to climate action, zero waste to landfill, water stewardship solutions and an acceleration of our responsible sourcing practices by promoting regenerative ecosystems and achieving zero deforestation for strategic raw material supply chains.
Social: Equity and Wellbeing
Advancing our commitment to people and communities by strengthening diversity, equity & inclusion within our workforce, while continuously improving our safety program by striving for an injury-free workplace, and achieving world-class safety performance. Within our responsible sourcing program, the Company will continue to promote human rights and animal welfare, while supporting farmers’ livelihoods and ensuring prosperous and equitable value chains.
Governance: Transparency & Accountability
Continuing our commitment to good governance which starts with our Board and Executive Leadership Team and is supported by a strong governance framework, including having a robust program to ensure compliance with our Codes of Conduct and adherence to the highest standards of ethics, integrity, honesty and respect in our dealings internally and with our business partners. To enhance accountability in line with evolving stakeholder expectations, the Company has launched ESG metrics tied to executive compensation, while expanding oversight for ESG at the Board level.
Sustainable Solutions
Focusing on the sustainability value proposition and growth for all new innovations as we assist customers in achieving their own ESG goals by delivering an expanded suite of sustainable solutions for the market.
In 2023, our Company continued to achieve notable recognitions in these areas. We qualified as a constituent of the Dow Jones Sustainability Index, North America for the fourth consecutive year, a family of best-in-class benchmarks for investors who recognize that sustainable business practices are critical to generating long-term shareholder value. Once again named to both the 2023 World Index and the North America Index, this distinction validates IFF’s leadership position in sustainability performance and underscores our commitment to executing on key ESG priorities. This distinction validates IFF’s leadership position in sustainability performance and underscores our commitment to executing on key ESG priorities. We were also awarded the 2023 EcoVadis Platinum sustainability rating for the third time, placing IFF among the top 1% of companies assessed. In addition, following our submission to CDP Climate Change, Water Security and Forests, we maintained our leadership position in CDP Climate Change and achieved management level for CDP Water Security and Forests for 2023. IFF continues to be listed in the FTSE4Good Index series as well as in the Euronext Vigeo World 120 Index for ESG performance.
IFF | 2024 PROXY STATEMENT	17

Corporate Governance
In addition, in 2023 IFF further aligned with the recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”) by completing the first phase of a climate scenario analysis to understand and quantify the potential risks and opportunities related to climate change. For more detailed information about our ESG programs and performance, please refer to our annual ESG report.
We describe our Environmental, Social and Governance programs and performance in more detail in our annual sustainability report, which is available through the Responsibilities—ESG Strategy & Reporting—Report Library link on our website for investors, customers and suppliers. More information on our Governance initiatives and Board oversight of Environmental, Social and Governance matters can also be found throughout this proxy statement.
Independence of Directors
The Board undertakes an annual review of director independence, which includes a review of each director’s relationships with the Company. This review is designed to identify and evaluate, among other things, any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management. The Board has affirmatively determined that each of our directors (other than Mr. Fyrwald, our CEO) meets our independence requirements and those of the NYSE’s corporate governance listing standards. In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors or their family members are or have been affiliated. In connection with its evaluation of director independence, our Board reviewed such transactions, and it has determined that these transactions do not impair the independence of the respective director.
18	IFF | 2024 PROXY STATEMENT

Corporate Governance
Board Leadership Structure
Since 2022, the roles of Chair and CEO have been held separately. The Board believes separating the roles of Chair and CEO allows our CEO to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chair, as elected by the Board, to lead the Board in its oversight and advisory roles. Because of the many responsibilities of the Board and the significant amount of time and effort required by each of the Chair and the CEO to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The duties of the Non-Executive Chair provided in the Corporate Governance Guidelines are highlighted below:
Duties of Non-Executive Chair
presiding at all meetings of the Board, including executive sessions of the Independent Directors, and providing prompt feedback regarding those meetings to the CEO presiding at all meetings of shareholders
providing suggestions for Board meeting agendas, with the involvement of the CEO and input from other Directors serving as the liaison between the CEO, Committee Chairs and the other Directors monitoring significant issues, together with the CEO, occurring between Board meetings and assuring Board involvement when appropriate ensuring, in consultation with the CEO, the adequate and timely exchange of information and supporting data between the Company's management and the Board coordinating periodic Board input and review of management's strategic plan for the Company working with the Chair of each Committee of the Board during the annual review of Committee charters and the implementation and compliance with such Committee charters leading the Board's review of the succession plan for the CEO and other key senior executives helping establish the annual schedule of the Board
helping set the tone for the highest standards of ethics and integrity evaluating Board performance on a regular basis
IFF | 2024 PROXY STATEMENT	19

Corporate Governance
Board Committees
Our Board has an Audit Committee, a Human Capital & Compensation Committee, a Governance & Corporate Responsibility Committee and an Innovation Committee, each of which operates under a written charter adopted by the Board. Each Committee reviews its charter annually and recommends charter changes to the Board as appropriate. Each of the Audit Committee, Human Capital & Compensation Committee, Governance & Corporate Responsibility Committee and Innovation Committee reviewed its charter, and amended it where appropriate in 2023. Each Committee charter provides that the Committee will annually review its performance, and each Committee reviewed and discussed its performance as required. A current copy of each of the Audit Committee, Human Capital & Compensation Committee, Governance & Corporate Responsibility Committee and Innovation Committee charters is available through the Investor—Governance link on our website, www.iff.com.
The table below provides the membership and chair for each of our Committees as of December 2023.
Name	Audit	Human Capital & Compensation	Governance & Corporate Responsibility	Innovation
Kathryn J. Boor
Barry A. Bruno
Frank K. Clyburn, Jr.
Mark J. Costa
Carol Anthony (John) Davidson
Roger W. Ferguson, Jr.
John F. Ferraro
Christina Gold
Gary Hu
Kevin O’Byrne
Dawn C. Willoughby
  = Committee Chair
Board and Committee Meetings
Our Board held eleven meetings during 2023. The Audit Committee held eight meetings, the Human Capital & Compensation Committee held seven meetings, the Governance & Corporate Responsibility Committee held six meetings and the Innovation Committee held four meetings during 2023. All incumbent directors attended at least 75% of the total Board and Committee meetings over periods in which he or she served during 2023. All of our director nominees who were serving on the day of last year’s annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members endeavor to participate in all Board meetings and all Committee meetings of which the director is a member and to attend our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and Committees.
20	IFF | 2024 PROXY STATEMENT

Corporate Governance
Audit Committee
Members in 2023:	Responsibilities
Carol Anthony (John) Davidson (Chair) Barry A. Bruno Mark J. Costa Gary Hu Kevin O’Byrne Meetings in 2023: 8	The Audit Committee’s responsibilities include overseeing and reviewing:
	•	the financial reporting process, materiality determinations, and the integrity of our financial statements, capital structure and related financial information;
	•	our internal control environment, systems and performance, including cyber and data security;
	•	the audit process followed by our independent accountant and our internal auditor;
	•	the appointment, compensation, retention and oversight of our independent accountant and our internal auditor;
•
our independent accountant’s and internal auditor’s qualifications, performance and independence, and whether our independent accountant and internal auditor should be rotated, considering the advisability and potential impact of selecting a different independent accountant or internal auditor;

	•	the procedures for monitoring compliance with laws and regulations and any material litigation and claims;
	•	financial risks and corporate tax strategy with the Board and management;
	•	the significant enterprise risks and steps taken by management to monitor and mitigate them;
	•	updates on quality policies, practices, trends and audits;
•
the establishment, monitoring and review of procedures for the treatment of concerns regarding compliance with our Code of Conduct, accounting, internal accounting controls and auditing matters, including critical audit matters; and

	•	all audit and non-audit services performed by our independent accountant.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of the current Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:
	•	meets the independence requirements of the NYSE’s corporate governance listing standards;
	•	meets the enhanced independence standards for audit committee members required by the SEC; and
	•	is financially literate, knowledgeable and qualified to review financial statements.
IFF | 2024 PROXY STATEMENT	21

Corporate Governance
Human Capital & Compensation Committee
Members in 2023:	Responsibilities
John F. Ferraro (Chair) Barry A. Bruno Mark J. Costa Christina Gold Dawn C. Willoughby Meetings in 2023: 7	The Human Capital & Compensation Committee’s responsibilities include:
	•	recommending the compensation of the CEO for approval by the independent directors of the Board;
	•	reviewing and making determinations regarding compensation of executive officers (other than the CEO) and certain other members of senior management;
•
reviewing, adopting and recommending to the Board, or shareholders as required, general compensation and benefits policies, plans and programs, and overseeing the administration of such policies, plans and programs and ensuring that they provide appropriate performance incentives to management;

	•	reviewing and approving the peer group companies for the purpose of benchmarking compensation and performance;
	•	reviewing and discussing with management each year the Compensation Discussion and Analysis (“CD&A”) included in our annual proxy statement;
	•	recommending to the Board any changes to the compensation and benefits of non-employee directors;
	•	conducting a risk assessment of our overall compensation policies and practices;
	•	reviewing succession planning for executive officers (other than the CEO) and certain members of senior management;
	•	reviewing and discussing with management key human capital management strategies and programs, including diversity and inclusion initiatives and related disclosure;
	•	oversight of occupational health and safety standards;
	•	reviewing policies and plans for talent attraction, retention, learning and development; and
•
oversight, together with legal counsel, compliance with applicable laws, rules and regulations relating to compensation matters, including those issued by or under the Exchange Act, the SEC, the NYSE, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Internal Revenue Code, and other governmental entities or regulatory authorities, including without limitation the authority to review the Company’s Policy for the Recovery of Erroneously Awarded Compensation and to recommend amendments, if any, to the Board for approval and to serve as the “Administrator” thereunder.

22	IFF | 2024 PROXY STATEMENT

Corporate Governance
Independence

The Board reviewed the background, experience and independence of the Human Capital & Compensation Committee members and, based on this review, the Board determined that each member of the Human Capital & Compensation Committee:

• meets the independence requirements of the NYSE’s corporate governance listing standards; and
• is a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Role of Compensation Consultant

The Human Capital & Compensation Committee has the authority to retain compensation consultants or advisors to assist it in fulfilling its responsibilities, including evaluating CEO, executive and non-employee director compensation, and in fulfilling its other responsibilities. In 2023, the Committee directly engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook’s work with the Committee included analyses, advice, guidance and recommendations on executive and non-employee director compensation levels versus peers, market trends, incentive plan designs and pay and performance alignment and other executive compensation practices and policies such as stock ownership guidelines. See also the discussion in our CD&A.

Human Capital & Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2023, Messrs. Bruno, Costa and Ferraro, as well as Mses. Gold and Willoughby served as members of the Human Capital & Compensation Committee. None of these current or former directors was, during 2023, an officer, or employee of our Company, or was formerly an officer of our Company. There were no transactions in 2023 between us and any directors who served as Human Capital & Compensation members for any part of 2023 that would require disclosure by us of certain relationships and related party transactions. During 2023, none of our executive officers served as a director of another entity whose executive officers served on our Human Capital & Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

IFF | 2024 PROXY STATEMENT	23

Corporate Governance
Governance & Corporate Responsibility Committee
Members in 2023:	Responsibilities
Christina Gold (Chair) Kathryn J. Boor Roger W. Ferguson, Jr. Dawn C. Willoughby Meetings in 2023: 6	The Governance & Corporate Responsibility Committee’s responsibilities include:
	•	developing and reviewing criteria for the selection of directors, and making recommendations to the Board regarding such criteria;
•
identifying qualified individuals to serve on the Board, reviewing the qualifications of director candidates and recommending to the Board the nominees to be proposed by the Board for election as directors at the annual meeting of shareholders who bring the background, knowledge, experience, skill set and expertise that would strengthen and increase the diversity of the Board;

•
reviewing the suitability of directors for continued service, including in case of a resignation tendered by a director following a change in employment or anticipated board memberships, and making recommendations to the Board with respect to their continued service;

	•	reviewing director candidates recommended by shareholders for election;
•
establishing and reviewing policies pertaining to roles, responsibilities, tenure and removal of directors, and reviewing the size of the Board, and the number, responsibilities, membership and Chairs of the Board committees;

	•	overseeing CEO succession planning;
	•	developing and reviewing the Board and Board committee annual evaluation process;
	•	overseeing the annual CEO evaluation process and recommending to the Board the annual performance goals for the CEO;
	•	reviewing and recommending changes to our Corporate Governance Guidelines and monitoring corporate governance issues;
	•	overseeing policies and plans related to corporate citizenship and philanthropy;
	•	conducting a prior review and, if appropriate, approval of transactions with all related parties;
	•	supporting the Board in overseeing the Company’s Environmental, Social and Governance program;
•
reviewing the Company’s policies, programs and practices on sustainability and corporate responsibility and assessing new opportunities that would support the Company’s sustainability and corporate responsibility goals, including those related to environmental stewardship, operational eco-efficiency, climate and water risk strategy and risks associated with responsible sourcing;

24	IFF | 2024 PROXY STATEMENT

Corporate Governance

•	reviewing and discussing with management the Company’s environmental performance including progress toward targets, programs, policies and disclosure related to climate change; and
•	reviewing and approving any requests from NEOs to serve as directors on boards of outside entities.
Independence

The Board reviewed the background, experience and independence of the Governance & Corporate Responsibility Committee members, and based on this review, the Board determined that each member of the Governance & Corporate Responsibility Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

IFF | 2024 PROXY STATEMENT	25

Corporate Governance
Innovation Committee
Members in 2023:	Responsibilities
Kathryn J. Boor (Chair) Frank K. Clyburn, Jr. Gary Hu Kevin O’Byrne Meetings in 2023: 4	The Innovation Committee’s responsibilities include:
•
reviewing and evaluating the quality, direction and competitiveness of the Company’s R&D and innovation programs and R&D pipeline, and advising the Board regarding the Company’s progress in achieving its long-term strategic R&D and innovation objectives, with a focus on product design and sustainable solutions;

•
overseeing the Company’s business development activities as they relate to the acquisition or development of new science and technology, providing input on new, innovative business development opportunities and evaluating the soundness and risks of technologies in which the Company is investing its innovation efforts;

• assisting in identifying significant emerging science and technology issues, policies and trends that may impact the Company’s overall business strategy;
• providing support to the management of the Company to ensure a quality Scientific Advisory Board is in place, if needed; and
• reviewing the recruitment and retention of scientific talent and match with new areas of scientific developments and technologies.
Independence
The members of the Innovation Committee are not required to meet the independence requirements of the NYSE’s corporate governance listing standards.
26	IFF | 2024 PROXY STATEMENT

Corporate Governance
Board and Committee Assessment Process
Each year, the Governance & Corporate Responsibility Committee leads an evaluation of the effectiveness of the Board and each of its committees. Each member of the Board responds to an anonymous survey regarding the effectiveness of the Board, its committees and their leadership, and the dynamics between the Board and management. The Board supplements this process every other year through the use of in-person director interviews during which the Chair of the Governance & Corporate Responsibility Committee interviews each director to obtain his or her assessment of the effectiveness of the Board and its committees. The Chair of the Governance & Corporate Responsibility Committee then summarizes and reviews the results with the Board.
Succession Planning
Our Board recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our CEO and other senior members of executive management. As part of this process, our CEO and our executive officers are required to prepare a detailed development and succession plan for themselves and for their direct reports on an annual basis. The Company’s executives regularly attend Board meetings and maintain an ongoing dialogue with Board members, which is critical to the Company’s succession planning. The Human Capital & Compensation Committee reviews, on an annual basis, potential successors for the Company’s executive officers and such other senior management employees as the Human Capital & Compensation Committee may determine. In addition, the Governance & Corporate Responsibility Committee also agrees upon and recommends to the Board a succession plan for our CEO, including in emergency situations. The Chair is responsible for leading the Board’s review of the succession plan for the CEO. Our Board is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.
Risk Management Oversight
Our Board is actively involved in the oversight of risks that could affect our Company and is responsible for overseeing and reviewing with management the Company’s enterprise-wide risks and the policies and practices established to manage such risks. It is the responsibility of the CEO and other senior management to manage the Company’s day-to-day business risks and its risk management process. We believe this division of responsibility is the most effective approach for addressing risk management.
Board and Committee Roles in Overseeing Risk
The Board exercises its risk oversight function both at the Board level and by delegating to its committees. The Board and its committees focus on operational risk, financial risk, regulatory risk, litigation risk, cybersecurity and information security risk, tax risk, credit risk, liquidity risk, compliance risk as well as our general risk management strategy, and how these risks are being managed. The Board receives updates on the Company’s risk through management’s Enterprise Risk Management (“ERM”) program report to the Board, which includes management’s approach to mitigating and managing such risks. Such risks include risks related to shareholder activism, cybersecurity breaches, raw material sourcing and availability, facilities and production quality, technology and innovation, geopolitical risk, sustainability and integration/divestiture of business segments. The Board also receives updates on the Company’s risk from its committees. Each of the Audit, Governance & Corporate Responsibility, Human Capital & Compensation and Innovation Committee is responsible for the oversight of risks relevant to its function (as described above) and regularly reports to the Board. The Board believes that its risk oversight structure allows for open communication between the Board, its committees and management.
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Corporate Governance

Management
Management maintains an ERM program which is designed to identify and assess our global risks and to develop steps to mitigate and manage risks. As part of its risk management practices, the Company has established a management risk committee chaired by the CFO and General Counsel and made up of key members of the Company’s management to integrate global risk activities (including cybersecurity, compliance, business, human resources and crisis management) and to ensure appropriate prioritization of resources and alignment across the Company. The Board receives regular reports on the ERM process and the Company’s risk mitigation activities, including reports focused on compliance, human capital, cybersecurity and sustainability risks.
Compensation Risks
In the fourth quarter of 2023, the Human Capital & Compensation Committee, working with its independent compensation consultant, conducted a risk assessment of our executive compensation programs. The goal of this assessment was to determine whether the general structure of our executive compensation policies and programs, annual and long-term incentive performance goals or the administration of the programs were likely to pose any material risks to our Company. In addition, with the input from our EVP, Chief Human Resources, Communications and DE&I Officer, the Human Capital & Compensation Committee reviewed compensation programs and policies below the executive level in a Company-wide risk assessment. The Human Capital & Compensation Committee shared the results of this review with our full Board.
The Human Capital & Compensation Committee determined, based on the reviews of its independent compensation consultant and management’s input and other factors, that the compensation policies and
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Corporate Governance
practices for the Company’s employees in 2023, including the established performance goals and incentive plan structures, did not result in excessive risk taking, and that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.
Human Capital Management
Our business is built on our talented employees. As of December 31, 2023, we had approximately 21,500 employees worldwide, of whom approximately 5,200 are employed in the United States. Our workforce plans and talent management programs support our employees to best deliver the business strategy and ensure their development and engagement.
Culture and Values
Our culture is based on our five corporate values of empowerment, expertise, innovation, integrity and responsibility, and the expression of these values can be seen and felt throughout our history. Our employees appreciate that they contribute to products that touch and enhance the lives of millions of people around the world. Our robust culture ambassador programs continue to engage a broad portion of the IFF community in building common identity and shared purpose and strengthen engagement and motivation by providing programming on IFF values and providing recognition of individuals who exemplify them.
Leadership and Development
Our leadership development efforts empower employees to become forward-looking, inspiring and capable decision-makers, agents of change and great leaders. A full portfolio of proprietary leadership development programs and an overarching talent management system is in place to support growth of leaders at all levels. To cultivate our employees’ talent and build sustainable long-lasting careers at IFF, we provide tools that enable our employees to envision their career journeys in the form of articulated career “ladders” and “frameworks.” We offer corresponding development opportunities to include specialized courses for employees globally by partnering with leading institutions and universities to help provide the latest training and development offerings at all levels. We also offer to our employees an extensive library of on-demand courses and materials on leadership, management and professional skills development. Those learning resources are integrated into our human capital platform, allowing managers and employees to establish digitalized learning plans that are ultimately captured as a part of their employee profile. Further, those offerings complement our talent acquisition strategy and organized and personalized feedback process, which is supported by industry-leading assessment tools.
Diversity, Equity & Inclusion (“DE&I”)
“Your Uniqueness Unleashes Our Potential” is the unifying vision for DE&I at IFF around the world because we know that the diverse backgrounds, experiences and knowledge of our global workforce is what unleashes the potential that exists at the intersection of science and creativity. This is what enables us to Be the Premier Partner to our customers.
In 2023, we refreshed our strategic framework to continue accelerating our journey. This new strategic framework builds on what has come before and increases focus on integrating DE&I into how we operate on a daily basis - fostering inclusive talent processes, inclusive employee experiences and external engagement. Through this new strategic framework, among other things:
•	we made progress against our ESG goals, increasing representation for women in senior leadership roles to approximately 38%;
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Corporate Governance
•	we expanded accountability beyond the executive team by tying senior leader bonus awards to progress towards our 2030 gender diversity goals;
•
our colleague communities or employee resource groups (open to all IFF employees, with a focus on Women, Black, LGBTQIA+, Latino/a/e, Asian, People with Disabilities, Early in Career, Veterans & First Responders) increased visibility and impact with well-attended events around the world; and

•	we committed to the Living Wage Pledge.
IFF is proud to continue to be globally EDGE certified for gender equality at the “Move” level by the Edge Certified Foundation and we continue to leverage and be recognized by other external benchmarking organizations including Bloomberg Gender Equality Index, DisabilityIN’s Disability Equality Index, Workplace Pride, as well as others. In 2023, we participated in the Black Equality Index for the first time. These indices allow us to understand what it takes to raise the bar and refine or adjust our DE&I initiatives accordingly. IFF was also listed as a “Best Place to Work for Disability Inclusion” for the fourth consecutive year.
As part of our continued commitment to transparency and progress in our inclusion and diversity commitments and based on feedback from internal and external stakeholders, in 2023, we published our U.S. demographic representation data, or EEO-1 data, along the same categories under which we report to the EEOC. We also published our latest U.S. Consolidated EEO-1 Report that we submitted to the EEOC. This EEO-1 information, is available on our website, www.iff.com. Please note that information on or accessible through this website is not part of, or incorporated by reference into, this proxy statement. To provide even greater insight into our representation, we further enhanced our disclosures by including representation data by IFF job category over a three-year period in our annual sustainability report.
Occupational Health & Safety
Employee safety is one of the cornerstones of our business. Our occupational health and safety management system requires and encourages employees and supervised contractors at sites globally to uphold IFF’s protocols, report any incidents and suggest improvements that improve the safety of work sites. Our safety management system is based on U.S. Occupational Safety and Health Administration (“OSHA”) standards, which apply to all of our sites in conjunction with any local regulations. To work toward a safer workplace, we have put in place a set of protocols and programs related to three areas of focus: (a) safety governance (setting and updating comprehensive safety policies and procedures), (b) safety training of employees based on IFF policies and local requirements and (c) safety culture characterized by awareness and communication.
Related Person Transactions and Other Information
Transactions with Related Persons
In 2023, there were no transactions and there are no currently proposed transactions in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater shareholder of the Company or any immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.
Related Person Transactions Policy
In accordance with SEC and NYSE rules, our Board has adopted a written policy for the review and the approval of related person transactions. This policy is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com. Under the policy, a “related person” is specifically defined as an executive officer, a director, a director nominee, a beneficial owner of more than 5% of any class of voting securities, an immediate family member of any of the foregoing, or a controlled
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Corporate Governance
entity, which is defined as an entity owned or controlled by any of the foregoing or in which any such person serves as an officer or partner, or together with all of the foregoing persons, owns 5% or more equity interests. The policy defines a “related person transaction” as a transaction or series of transactions involving a related person and the Company, excluding employment arrangements involving an executive officer or other senior officer or employee of the Company and director compensation arrangements. The policy requires that any such transaction be approved or ratified by the Governance & Corporate Responsibility Committee. If accounting issues are involved in the transaction, the Governance & Corporate Responsibility Committee will consult with the Audit Committee if deemed appropriate.
Pursuant to the policy, the Governance & Corporate Responsibility Committee is required to conduct a reasonable prior review of related person transactions required to be disclosed under Item 404(a) of Regulation S-K. The Governance & Corporate Responsibility Committee can approve or ratify such transactions and must determine that such transactions are being entered into in good faith and on fair and reasonable terms which are in the best interest of our Company and our shareholders. In determining whether to approve or ratify a transaction, the Governance & Corporate Responsibility Committee considers the following factors, to the extent relevant:
•	the related person’s relationship to the Company and interest in the transaction;
•	the material facts of the transaction;
•	the benefits to the Company;
•	the availability of alternate sources of comparable products or services and the terms of such alternative; and
•	an assessment as to whether the transaction is on terms comparable to the terms available to an unrelated third-party or to employees generally.
No related person may participate in the review of a transaction in which he or she may have an interest. In addition, except for non-discretionary contributions made pursuant to our matching contributions program, a charitable contribution by our Company to an organization in which a related person is known to be an officer, director or trustee, is subject to approval by the Governance & Corporate Responsibility Committee. In 2023, there were no related person transactions presented under the policy.
Share Retention Policy
We encourage our executives and directors to own our common stock so that they share the same long-term investment risk as our shareholders. Our Share Retention Policy requires executives and directors to maintain an ongoing and substantial investment in our common stock, yet provides flexibility in personal financial planning. In 2023, the Human Capital & Compensation Committee reviewed our Share Retention Policy with input from FW Cook and did not make any substantive changes to the policy for executive officers or directors. The retainer multiples and retention percent are shown below:
Level	Base Salary/Cash Retainer Multiple	Retention Percent(1)
Director	5x	100%
CEO	6x	50%
Level 13, Level 12	3x	50%
Level 11, Level 10	2x	50%
Level 9	1x	25%
(1)	Retention Percent applies if the Covered Employee has not met the ownership guideline as of the Determination Date and applies to Net Shares acquired after the Determination Date
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Corporate Governance
If an executive or director does not meet the targeted ownership level, the executive or director may not sell or transfer any IFF shares held in an equity, a deferred compensation or a retirement plan account provided by the Company, and the executive or director must retain such shares in such accounts until the targeted ownership level is met. For executives, if their targeted ownership level is not met, the executive is required to retain a portion of any shares of common stock acquired as a result of exercising any Stock Settled Appreciation Right (“SSAR”) or as a result of the vesting of restricted stock or a Restricted Stock Unit (“RSU”) (after payment of any taxes). Unexercised SSARs, unvested performance-based RSU awards and unvested RSU awards do not count towards meeting the ownership guideline.
As of December 31, 2023, all of our named executive officers and directors were in compliance with our Share Retention Policy. Additional detail regarding ownership of our common stock by our executive officers and directors is included in this proxy statement under the heading “Securities Ownership of Management, Directors and Certain Other Persons.”
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Corporate Governance
Equity Grant Policy
The Human Capital & Compensation Committee has adopted an Equity Grant Policy with respect to the issuance of equity awards under our equity plans. Under the Equity Grant Policy, the Human Capital & Compensation Committee approves all equity awards to our executive officers (other than our CEO) and certain other members of senior management, and our Board approves all equity awards to our CEO and to our non-employee directors. The grant date for annual awards to all employees (other than awards under our Long-Term Incentive Plan (“LTIP”)) and for annual awards to our non-employee directors is the date of the Company’s annual meeting of shareholders. The grant date for awards under our LTIP is the date that the applicable metrics are approved, which typically occurs at the Committee’s regularly scheduled meeting in late February/early March. In addition to the annual grants, equity awards may be granted “off-cycle” at other times during the year to new hires, for promotions, retention purposes, director appointments or other special circumstances. The Company makes off-cycle grants to new hires on the first day of the month following the date of hire. The grant price of equity awards (other than LTIP awards) is the closing price of our common stock on the NYSE on the date of the grant. The grant price for LTIP awards is the trailing twenty-day average closing price of our common stock on the NYSE as of the first trading day of the applicable LTIP performance.
Policy Regarding Derivatives, Short Sales, Hedging and Pledges
Under our insider trading policy, directors and all employees, including our named executive officers, are prohibited from entering into transactions designed to hedge against economic risks associated with an investment in our common stock. These individuals may not trade in derivatives in our securities (such as put and call options), effect “short sales” of our common stock, or enter into monetization transactions or similar arrangements (such as prepaid variable forwards, equity swaps, collars or exchange funds) relating to our securities. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan.
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Directors’ Compensation
Director Compensation Program
Annual Director Cash and Equity Compensation
Under our non-employee director compensation program, for the service year from the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) to the 2024 Annual Meeting, each non-employee director received an annual retainer of $270,000, of which $112,500 was paid in cash in November and $157,500 was paid in RSUs issued under our 2021 Stock Award and Incentive Plan (“2021 SAIP”) on the date of the 2023 Annual Meeting. These RSUs vest one year from the grant date and are subject to accelerated vesting upon a change in control. The 1,671 RSUs granted to each director on the date of the 2023 Annual Meeting were calculated using the closing market price of our common stock on the grant date. Any director who is an employee of our Company does not receive any additional compensation for his or her service as a director.
Compensation for our Non-Executive Chair and Committee Chairs
For the service year from the 2023 Annual Meeting to the 2024 Annual Meeting, the Non-Executive Chair received an additional retainer of $150,000, of which $60,000 (40%) was paid in cash and $90,000 (60%) was paid in RSUs, the Chair of the Audit Committee received an additional annual cash retainer of $20,000, the Chair of the Human Capital & Compensation Committee received an additional annual cash retainer of $20,000, the Chair of the Governance & Corporate Responsibility Committee received an additional annual cash retainer of $15,000 and the Chair of the Innovation Committee received an additional cash retainer of $15,000.
Participation in our Deferred Compensation Plan
Non-employee directors are eligible to participate in our Deferred Compensation Plan (“DCP”). A non-employee director may defer all or a portion of his or her cash compensation as well as any RSUs granted to him or her, subject to tax law requirements. Additional details regarding our DCP may be found in this proxy statement under the heading “Executive Compensation — Non-Qualified Deferred Compensation.”
Additional Benefits
We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Committee meetings, our shareholder meetings and other Company-related activities. In addition, our directors are eligible to participate in our Matching Gift Program. Under this program, we match, on a dollar-for-dollar basis, contributions made by directors to qualifying charitable organizations up to a maximum of $10,000 per person per year.
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Directors’ Compensation
The following table details the compensation paid to or earned by our non-employee directors for the year ended December 31, 2023.
2023 Directors’ Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Kathryn J. Boor	127,500	157,525	—	285,025
Barry A. Bruno	112,500	157,525	—	270,025
Mark J. Costa	150,411	210,648	—	361,059
Carol Anthony (John) Davidson	132,500	157,525	—	290,025
Roger W. Ferguson, Jr.	172,500	247,459	—	419,959
John F. Ferraro	132,500	157,525	10,000	300,025
Christina Gold	127,500	157,525	10,000	295,025
Gary Hu	140,856	197,297	—	338,153
Kevin O’Byrne	129,452	181,262	10,000	320,714
Dawn C. Willoughby	140,856	197,297	10,000	348,153
(1)
The amounts in this column include (i) the annual cash retainer for service as a non-employee directors (including for directors who joined the Board in January 2023 (Mr. Costa), February 2023 (Mr. Hu and Ms. Willoughby) and March 2023 (Mr. O’Byrne)), the pro-rata cash retainer of $37,911 for Mr. Costa 2022-2023 Board Service Year, the pro-rata cash retainer of $28,356 for Mr. Hu 2022-2023 Board Service Year, the pro-rata cash retainer of $28,356 for Ms. Willoughby 2022-2023 Board Service Year and the pro-rata retainer of $16,952 for Mr. O’Byrne 2022-2023 Board Service Year and (ii) for certain directors, the annual cash retainer for service as Non-Executive Chair or as Chair of a Board committee for the 2023-2024 Board Service Year, which was paid in full in 2023. Of the amounts in this column, the following amounts were deferred in 2023 under our DCP: Ms. Boor — $127,500; Mr. Ferraro — $132,500. Earnings in our DCP were not above-market or preferential and thus are not reported in this table.

(2)
The amounts in this column represent the aggregate grant date fair value of equity awards granted during the fiscal year ended December 31, 2023, computed in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 13 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2024.

(3)
Each director received a grant on May 3, 2023 of 1,671 RSUs (FMV of $94.27) under our 2021 SAIP. None of our directors forfeited any RSUs or shares of deferred stock during 2023. Mr. Costa who joined the Board in January 2023, received a pro-rata grant on February 1, 2023 of 468 RSUs (FMV $113.51) for his 2022-2023 Board Service Year in addition to his 2023-2024 retainer. Mr. Hu and Ms. Willoughby who joined the Board in February 2023, received a pro-rata grant on March 1, 2023 of 434 RSUs (FMV $91.64) for their 2022-2023 Board Service Year in addition to their 2023-2024 retainer. Mr. O’Byrne who joined the Board in March 2023, received a pro-rata grant on April 3, 2023 of 262 RSUs (FMV $90.60) for his 2022-2023 Board Service Year in addition to his 2023-2024 retainer.

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Directors’ Compensation
(4)	As of December 31, 2023, the following directors held the number of unvested RSUs and shares of deferred common stock indicated in the table below.
Director	RSUs	Deferred Stock
Kathryn J. Boor	1,671	2,423
Barry A. Bruno	1,671	—
Mark J. Costa	1,671	—
Carol Anthony (John) Davidson	1,671	2,423
Roger W. Ferguson, Jr.	2,625	18,433
John F. Ferraro	1,671	8,928
Christina Gold	1,671	1,560
Gary Hu	1,671	—
Kevin O’Byrne	1,671	—
Dawn C. Willoughby	1,671	—
The deferred shares, which are held under the DCP, result from deferral of vested equity grants, voluntary deferral of retainer fees or the crediting of additional share units as a result of reinvestment of dividend equivalents. Deferred shares will be settled by delivery of common stock upon the director’s separation from service on the Board, or as otherwise elected by the director. All of the deferred shares are included for each director in the Beneficial Ownership Table.
(5)
The amounts in this column are contributions made by us under our Matching Gift Program to eligible charitable organizations matching contributions of the director to those charitable organizations during 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during fiscal year ending December 31, 2023, were timely filed.
36	IFF | 2024 PROXY STATEMENT

Securities Ownership
Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 6, 2024, by each current director, each director nominee, the persons named in the Summary Compensation Table in this proxy statement and all current directors and executive officers as a group. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
Name of Director (Current and Former) / Officer	Shares of Common Stock Beneficially Owned (1)(2)	Percent of Class**
Yuvraj Arora	11,538 (3)	*
Kathryn J. Boor	4,373 (4)	*
Barry A. Bruno	3,205 (5)	*
Mark J. Costa	2,139 (6)	*
Frank K. Clyburn, Jr.	13,515 (7)	*
Carol Anthony (John) Davidson	4,373 (8)	*
Roger W. Ferguson, Jr.	21,244 (9)	*
John F. Ferraro	10,689 (10)	*
Christina Gold	12,416 (11)	*
Simon Herriott	30,631 (12)	*
Gary Hu	2,105 (13)	*
Jennifer Johnson	25,076 (14)	*
Kevin O’Byrne	1,933 (15)	*
Glenn Richter	21,889 (16)	*
Dawn C. Willoughby	2,105 (17)	*
All Directors and Executive Officers as a Group (22 persons)	241,107 (18)	*
*	Less than 1%.
**	Based on 255,318,961 shares of common stock outstanding as of March 6, 2024.
(1)	This column includes shares held by our executive officers in our 401(k) Retirement Investment Fund Plan.
(2)
In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after March 6, 2024 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. Certain stock equivalent units held in the IFF Stock Fund under our DCP are premium stock equivalent units paid to executive officers that are subject to vesting and may be forfeited if the executive officer’s employment is terminated. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(3)	Includes 11,538 restricted stock units that will vest within 60 days after March 6, 2024.
(4)	Includes 2,447 stock equivalent units held in the IFF Stock Fund under the DCP and 1,671 restricted stock units that will vest within 60 days after March 6, 2024, rounded to the nearest whole share.
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Securities Ownership
(5)	Includes 1,671 restricted stock units that will vest within 60 days after March 6, 2024.
(6)	Includes 1,671 restricted stock units that will vest within 60 days after March 6, 2024.
(7)	Includes 11,668 restricted stock units that will vest within 60 days after March 6, 2024.
(8)	Includes 2,447 stock equivalent units held in the IFF Stock Fund under the DCP and 1,671 restricted stock units that will vest within 60 days after March 6, 2024, rounded to the nearest whole share.
(9)	Includes 18,619 stock equivalent units held in the IFF Stock Fund under the DCP and 2,625 restricted stock units that will vest within 60 days after March 6, 2024, rounded to the nearest whole share.
(10)	Includes 9,018 stock equivalent units held in the IFF Stock Fund under the DCP and 1,671 restricted stock units that will vest within 60 days after March 6, 2024, rounded to the nearest whole share.
(11)	Includes 1,576 stock equivalent units held in the IFF Stock Fund under the DCP and 1,671 restricted stock units that will vest within 60 days after March 6, 2024, rounded to the nearest whole share.
(12)	Includes 4,670 restricted stock units that will vest within 60 days after March 6, 2024. Also, includes 19,083 of stock options fully exercisable.
(13)	Includes 1,671 restricted stock units that will vest within 60 days after March 6, 2024.
(14)	Includes 4,293 restricted stock units that will vest within 60 days after March 6, 2024. Also, includes 15,586 of stock options fully exercisable.
(15)	Includes 1,671 restricted stock units that will vest within 60 days after March 6, 2024.
(16)	Includes 4,243 restricted stock units that will vest within 60 days after March 6, 2024.
(17)	Includes 1,671 restricted stock units that will vest within 60 days after March 6, 2024.
(18)
Includes an aggregate of 36,161 stock equivalent units held in the IFF Stock Fund under the DCP. Includes also an aggregate of 67,238 restricted stock units that will vest within 60 days after March 6, 2024, and 34,669 NQ stock options fully exercisable, rounded to the nearest whole share.

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Securities Ownership
5% Shareholders
The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, as of March 6, 2024, based on a review of filings with the SEC. Unless otherwise indicated, beneficial ownership is direct.
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Class*
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	31,650,913 (1)	12.40%
Winder Investment Pte. Ltd. and related persons #19-01A 6 Battery Road Singapore 049909	25,356,381 (2)	9.93%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,473,062 (3)	8.80%
State Street Corporation 1 Congress Street, Suite 1 Boston, MA 02114	15,744,991 (4)	6.17%
Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	15,440,725 (5)	6.05%
*	Based on 255,318,961 shares of common stock outstanding as of March 6, 2024.
(1)
This amount is based solely on Amendment No.15 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group. Of these shares, The Vanguard Group has the (i) sole power to vote or direct the vote with respect to 0 of these shares, (ii) shared power to vote or direct the vote with respect to 317,410 of these shares, (iii) sole power to dispose or direct the disposition of 30,528,847 of these shares, and (iv) shared power to dispose or direct the disposition of 1,122,066 of these shares.

(2)
This amount is based on Amendment No.9 to Schedule 13G filed with the SEC on July 5, 2023 by Winder Investment Pte. Ltd., Freemont Capital Pte. Ltd., Winder Pte. Ltd., Winder Investment Anstalt and Haldor Foundation (Winder Pte. Ltd., Winder Investment Anstalt, Winder Anstalt and Haldor Foundation, collectively, the “Reporting Persons”).

(3)
This amount is based solely on Amendment No.14 to Schedule 13G filed with the SEC on January 25, 2024 by BlackRock, Inc. (“BlackRock”). Of these shares, BlackRock has the (i) sole power to vote or direct the vote with respect to 20,266,650 of these shares and (ii) sole power to dispose or direct the disposition of 22,473,062 of these shares.

(4)
This amount is based solely on the Schedule 13G filed with the SEC on January 29, 2024 by State Street Corporation. Of these shares, State Street Corporation has the (i) shared power to vote or direct the vote with respect to 11,328,549 of these shares and (ii) shared power to dispose or direct the disposition of 15,727,003 of these shares.

(5)
This amount is based solely on the Schedule 13G filed with the SEC on February 13, 2024 by Dodge & Cox. Of these shares, Dodge & Cox has the (i) sole power to vote or direct the vote with respect to 14,531,553 of these shares and (ii) sole power to dispose or direct the disposition of 15,440,725 of these shares.

IFF | 2024 PROXY STATEMENT	39

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
Selection of our Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors (“Board”) is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence to determine whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2024, and our Board has directed that our management submit that selection for ratification by our shareholders at the 2024 Annual Meeting. PwC has been retained as our external auditor continuously since 1957. In connection with the selection of PwC, the Audit Committee annually reviews and negotiates the terms of the engagement letter entered into with PwC. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms, responsibilities of each party and the election of the parties to be subject to binding arbitration in the case of any dispute.
In accordance with Securities and Exchange Commission (“SEC”) rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and quality review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2024. Although ratification is not required by our By-Laws or otherwise, we are submitting the selection of PwC to our shareholders for ratification because we value our shareholders’ views on our Company’s independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the Audit Committee’s selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the shareholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of our Company and our shareholders.
Representatives of PwC are expected to attend the 2024 Annual Meeting, where they will be available to respond to questions and, if they desire, to make a statement.
40	IFF | 2024 PROXY STATEMENT

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
The following table provides detail about fees for professional services rendered by PwC for the years ended December 31, 2023 and December 31, 2022.
	2023	2022
Audit Fees (1)	$15,708,415	$16,081,033
Audit-Related Fees (2)	$2,457,300	$1,938,750
Tax Fees (3)	$1,101,739	$59,080
All Other Fees (4)	$100,900	$11,600
Total	$19,368,354	$18,090,463
(1)
Audit Fees were for professional services rendered for audits of our consolidated financial statements, statutory and subsidiary audits, consents and review of reports filed with the SEC. Audit Fees also included the fees associated with an annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, integrated with the audit of our annual financial statements.

(2)	Audit-Related Fees were for services related to audit services performed for “carve out” entities being sold, due diligence, pre-implementation assessments and other attestation services.
(3)	Tax Compliance services consisted of fees related to tax compliance services, preparation of tax returns, assistance with tax audits and appeals, indirect taxes and transfer pricing services.
(4)	All Other Fees were for software licenses and environment, social and governance assessments.
Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) regarding auditor independence, the Audit Committee has responsibility for:
•	appointing;
•	negotiating, and setting the compensation of; and
•	overseeing the performance of, the independent registered public accounting firm.
In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process,
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Proposal 2 – Ratification of Independent Registered Public Accounting Firm
the policy delegates pre-approval authority to the Audit Committee Chair to pre-approve services up to $100,000, and the Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All services rendered by PwC to our Company are permissible under applicable laws and regulations. During 2023, all services performed by PwC which were subject to the SEC’s pre-approval requirements were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2024.
Audit Committee Report
The Audit Committee (“we”, “us” or the “Committee”) operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available through the Investor—Leadership & Governance—Governance link on the Company’s website, www.iff.com. The Committee is composed of five directors whom the Board has determined are “independent”, as required by the applicable listing standards of the NYSE and the rules of the SEC, and a majority of whom qualify as “audit committee financial experts” as defined by the rules of the SEC.
Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PwC, is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the PCAOB.
The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. We met eight times during 2023, including meeting regularly with PwC and the Company’s internal auditor, both privately and with management present. For 2023, we have reviewed and discussed the Company’s audited financial statements with management. We have reviewed and discussed with management its process for preparing its report on its assessment of the Company’s internal control over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. We discussed with PwC its audit of the financial statements and of the Company’s internal control over financial reporting. We discussed with PwC and the Company’s internal auditor the overall scope and plans for their respective audits.
We have discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. We also received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PwC its independence. We concluded that PwC’s independence was not adversely affected by the non-audit services provided by PwC, the majority of which consisted of audit-related, tax compliance and planning.
Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 28, 2024.
42	IFF | 2024 PROXY STATEMENT

Proposal 2 – Ratification of Independent Registered Public Accounting Firm
In determining whether to retain PwC as the Company’s independent registered public accounting firm for the 2024 fiscal year, we took into consideration a number of factors, including:
•	the quality and effectiveness of PwC’s historical and recent performance on the Company’s audit;
•
the length of PwC’s tenure as the Company’s independent registered public accounting firm, and its familiarity with our business, accounting policies and practices, and internal control over financial reporting;

•	PwC’s capability, understanding and expertise in handling the breadth and complexity of our global operations;
•	the appropriateness of PwC’s fees and payment terms; and
•	PwC’s independence.
Based on this evaluation, we believe that it is in the best interests of the Company and its shareholders to retain PwC as the Company’s independent registered public accounting firm for 2024, which the shareholders will be asked to ratify at the 2024 Annual Meeting of Shareholders.
Audit Committee

Carol Anthony (John) Davidson (Chair)

Barry A. Bruno
Mark J. Costa
Gary Hu
Kevin O’Byrne
YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
IFF | 2024 PROXY STATEMENT	43

Compensation Discussion and Analysis
Reference Guide to our CD&A
This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our Chief Executive Officer (“CEO”) (who ceased serving in such capacity as of February 6, 2024), our Chief Financial Officer (“CFO”), and each of our three most highly compensated executive officers (collectively referred to as our “named executive officers” or “NEOs”). This CD&A is organized as follows:
As discussed in Proposal 3, we are conducting our annual Advisory Vote on Executive Compensation often referred to as “Say on Pay” which requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation.” To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to and are aligned with our performance.
Executive Summary
2023 was a year of global complexity and continued macroeconomic uncertainty. The significant efforts of our team on productivity, operational excellence and cash flow management generated year on year currency neutral adjusted operating EBITDA decline of 10%. Our end markets in Scent and Health and Biosciences remained resilient, reflected by their strong sales and EBITDA performance. Lower volumes and inventory challenges in Functional Ingredients led to reduced sales and EBITDA year on year in the Nourish division. Going into 2024, we see positive momentum with sequential volume increases in Functional Ingredients. This, coupled with the resilience of our Scent and Health and Biosciences end markets, our strong innovation pipeline, and ongoing productivity efforts position us well to capitalize on our growth objectives.
As with past years, our Human Capital & Compensation Committee designed and administered a compensation program that supports the Company’s long-term growth strategy and aligns incentive payouts with Company performance.
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Compensation Discussion and Analysis
For 2023, our NEOs were:
Name	Title
Frank K. Clyburn, Jr.	CEO(1)
Glenn Richter	EVP, Chief Financial and Business Transformation Officer
Yuvraj Arora	President, Nourish(2)
Simon Herriott	President, Health and Biosciences and Scent(3)
Jennifer Johnson	EVP, General Counsel and Corporate Secretary
(1)	Frank K. Clyburn, Jr. ceased serving as our CEO and as a director of the Board on February 6, 2024. Mr. Clyburn’s employment with the Company will terminate on March 31, 2024.
(2)	Yuvraj Arora joined as our President, Nourish on June 19, 2023.
(3)	In addition to continuing to serve as President, Health and Biosciences, Simon Herriott took on additional responsibilities as President, Scent effective as of July 1, 2023.
Compensation Philosophy
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. As such, we consistently focus on the following key drivers of shareholder value maximization:

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Compensation Discussion and Analysis
We designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. Our compensation program:

The design of our executive compensation program reflects our belief that executive compensation should be (1) aligned with the achievement of financial and operational metrics for both our Company and the respective business unit function in which the executive serves and (2) tied to the Total Shareholder Return (“TSR”) delivered to our shareholders. The following illustrates how our CEO’s and other NEOs’ total direct compensation is designed to tie a significant portion of their compensation to variable compensation and achievement of short and long-term goals. The illustration below is based on the CEO and NEOs annualized target compensation:
CEO Target Opportunity Mix

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Compensation Discussion and Analysis
NEO Average (excluding CEO) Target Opportunity Mix1

(1)
No equity awards for Mr. Arora are included in this calculation. We excluded Mr. Arora’s new hire awards granted in 2023 since these were one-time awards intended to replace amounts Mr. Arora forfeited at his prior employer and are not reflective of Mr. Arora’s ordinary course compensation. Mr. Arora did not receive any annual grants or other grants of equity in 2023 and will receive his first ordinary course annual equity grant in 2024.

Compensation Governance
To ensure continued alignment of compensation with Company performance and the creation of shareholder value on a long-term, sustainable basis, we maintain strong compensation-related corporate governance policies.
What We Do	What We Don’t Do
Pay-for-performance. A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation	No tax gross-ups for severance or change in control related payments
Tie variable compensation to multiple performance metrics to encourage balanced focus	No single-trigger vesting of cash incentive or equity-based awards upon change in control
Use an appropriate mix of fixed and variable compensation to reward Company, business unit and individual performance	No short-sales, hedging or pledging of our stock by our employees, officers or directors
Award a majority of variable compensation as equity-based awards	No employment agreements with executive officers
Maintain robust executive clawback policies, which go beyond the minimum requirements of the NYSE listing standards, to recoup cash incentive and all equity compensation upon certain triggering events	No stock option/SSAR repricing or exchange of underwater options or SSARs for cash without shareholder approval
Require our executives to meet share retention guidelines	No guaranteed pay increases or equity awards for NEOs
Engage an independent compensation consultant	No spring-loading of equity awards
Conduct an annual risk assessment of our compensation programs
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Compensation Discussion and Analysis
Compensation Elements and Targeted Mix
Our executive compensation program includes direct and indirect compensation elements. We believe that direct compensation should be the principal form of compensation. The table below provides a brief description of the principal elements of direct compensation, whether such compensation is fixed or variable, and the compensation program objectives served by each element.
Element	Fixed or Variable	Primary Objective
Base Salary	Fixed Short-Term Cash
• To attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibilities, experience and individual contributions.

Annual Incentive Plan (“AIP”) Award	Variable Short-Term Cash	• To motivate and reward the achievement of our annual financial performance objectives, including currency neutral sales growth, EBITDA, cash conversion cycle and ESG goals.
Long-Term Incentive Plan (“LTIP”) Award	Variable Long-Term Equity and Cash
• To motivate and reward efficient capital allocation, improved profitability, deleveraging the Company and long-term shareholder value creation.
○ Both the 2023-2025 LTIP award and the 2022-2024 LTIP award are measured by the cumulative improvement in return on invested capital for each award’s three-year period and the relative TSR performance for each award’s three-year period.
○ The 2021-2023 LTIP award was measured by annual net debt ratio for each of 2021, 2022 and 2023, and the relative TSR performance for the award’s three-year performance period.
• To align executives’ interests with those of shareholders, for the 2023-2025 LTIP, each of our NEOs receive 100% of the earned award in shares of our common stock. Awards granted pursuant to the 2021 and 2022 LTIP will pay 50% of the earned award in shares of our common stock (with the remaining 50% denominated in and settled in cash) to each of our NEOs other than Mr. Clyburn, who will receive 100% of his earned award pursuant to the
2022 LTIP in shares of our common stock.

Restricted Stock Unit (“RSU”) Awards	Variable Long-Term Equity
• Our Equity Choice Program (“ECP”) was discontinued in
2023 and replaced with an award of RSUs, which serves to:
• align executives’ interests with the interests of
shareholders through equity-based compensation;
• function as an important retention tool; and
• recognize individual contributions.

The Committee periodically reviews the mix between variable and fixed and short-term and long-term incentive compensation opportunities and between cash and non-cash opportunities based on (1) benchmarking and other external data provided by our independent compensation consultant, (2) recommendations from our independent compensation consultant, and (3) recommendations from our CEO and Chief Human Resources, Communications and DE&I Officer. When reviewing and setting compensation for our NEOs, the Committee considers individual performance that contributes to the Company’s success in achieving its strategic initiatives.
48	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Our indirect compensation and reward elements consist of (1) our Deferred Compensation Plan (“DCP”) and our Retirement Investment Fund Plan (the “401(k)”), (2) our perquisite program, (3) our Executive Severance Policy (“ESP”), and (4) our Executive Death Benefit Plan. The Committee regularly reviews the costs and benefits of these programs.
New Hire Awards
IFF continued to execute on its leadership transition plans during 2023 and provided cash and equity buy-out awards to Mr. Arora in connection with his hire as President, Nourish in June 2023 to replace amounts forfeited at his prior employer. Mr. Arora received a new hire award in the form of restricted stock units and an LTIP award with a combined grant date fair value equal to $3,999,974, as well as a one-time cash award of $550,000. Mr. Arora’s awards, which include both time-and performance-based elements were sized based on his role and individual skill set, as well as amounts he forfeited at his prior employer.
2023 Compensation Actions
In February 2023, in order to simplify the administration of the LTI program and due to fewer elections of Purchased Restricted Stock Units (“PRSUs”) and Stock-Settled Appreciation Rights (“SSARs”) in the ECP, the Human Capital & Compensation Committee approved the following changes to the executive compensation program for the 2023 fiscal year: (1) replacing the Equity Choice Program with awards comprised 100% of RSUs and (2) switching from 3-year cliff vesting to 3-year ratable vesting on RSUs.
In addition, the Committee, in consultation with its independent compensation consultant, FW Cook, and management evaluated the LTIP design for the 2023-2025 cycle. The Committee decided to (1) eliminate the cash element of the LTIP, so that, beginning with the 2023-2025 LTIP Award, payouts under the LTIP will be made in 100% common stock in order to enhance alignment with long-term shareholder interests in response to shareholder feedback and to increase performance orientation and accountability, and (2) set the relative TSR performance achievement threshold at the 25th percentile of the comparator group with a 50% of target payout percentage for achievement of threshold performance in order to better align with the market while maintaining challenging performance targets.
In March 2023, for each NEO, the Committee approved the addition of Cash Conversion Cycle (“CCC”), and elimination of the Integration Excellence metric from the AIP. The CCC metric incorporates Days Inventory Outstanding plus Days Sales Outstanding, and deducts Days Payables Outstanding from that total sum for the consolidated corporate level. With respect to the Company’s Division presidents, including President, Nourish and President, Health and Biosciences and Scent, the Committee approved a broad-based corporate metric weighted at 30%, with the business unit metrics weighted at 70%.
2024 Compensation Actions
In March 2024, the Committee, in consultation with management and its independent compensation consultant, evaluated the AIP design and approved changes that simplify the design and enhance emphasis on profitable growth. The 2024 AIP will be based on two financial performance metrics, EBITDA and Currency Neutral Sales, and a modifier based on objectively-measured ESG goals.
2023 Direct Compensation
Salaries
The Committee reviews the salaries of our NEOs annually and adjusts salaries periodically. In February 2023, the Committee reviewed the base salaries of our NEOs with its independent compensation consultant. Effective April 1, 2023, the Committee approved a salary increase for Mr. Richter of 7% to
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Compensation Discussion and Analysis
bring his salary to $802,500, for Mr. Herriott of 3% to bring his salary to $618,000, and for Ms. Johnson of 15% to bring her salary to $632,500. Mr. Herriott also received a salary increase in July 2023 due to additional responsibilities as President, Scent, bringing his salary to $660,000. These increases reflect strong performance and leadership, and align salaries to fall within a competitive range based on data provided by our independent compensation consultant. No salary increase was approved for Mr. Clyburn as his salary was already aligned with market median ranges, and Mr. Arora’s salary upon his initial hire was $680,000.
Annual Incentive Plan
During 2023, our AIP compensated our executive officers based on the achievement of certain levels of Company financial performance. Financial performance metrics are measured (1) at the consolidated corporate level for our CEO, CFO and EVP, General Counsel and Corporate Secretary, and (2) at the consolidated corporate level and the business unit level for our President, Nourish and President, Health and Biosciences and Scent.
50	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
The performance metrics for the 2023 AIP and their assigned weightings were as follows:
Annual Incentive Program

Mr. Herriott took on additional responsibilities July 1, 2023 to oversee both Health and Biosciences and Scent. His AIP percentage payout was a mix of both divisions. Mr. Herriott’s bonus for the first six months of 2023 was based on Health and Biosciences metrics; and the second six months was based on the blended performance of both Health and Biosciences and Scent.
Each year the Committee sets an AIP target (stated as a percentage of base salary) for each NEO. For Mr. Arora, the AIP percentage was agreed to under the terms of his letter agreement.
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Compensation Discussion and Analysis
	2023 Salary(1)	Target AIP as % Base Salary	AIP Target(2)
Frank K. Clyburn, Jr.	$1,300,000	150%	$1,950,000
Glenn Richter	$802,500	90%	$722,250
Yuvraj Arora	$680,000	90%	$612,000
Simon Herriott	$660,000	80%	$528,000
Jennifer Johnson	$632,500	80%	$506,000
(1)	The amounts in this column reflect 2023 annualized salaries, not actual payment amounts.
(2)
The amounts in this column reflect 2023 annualized AIP targets and do not reflect pro-rated targets applicable for a new hire (Mr. Arora) that occurred during the year. Mr. Arora’s AIP target was pro-rated based on the number of days of eligible service completed following his start date. Mr. Herriott’s AIP target is based on his salary beginning in July 2023, when it was increased due to the additional responsibilities he received as President, Scent. Mr. Herriott’s actual bonus amount was blended to reflect his salaries prior to and following his increase in responsibilities.

Performance Metrics and Capped AIP Payouts: Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Committee annually sets the financial performance metrics for our Company and the respective business units that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Committee then approves threshold, target and maximum performance levels for each performance metric. Upon achievement of the pre-established performance level, an executive has the opportunity to earn threshold (25%), target (100%) and maximum (200%) amounts with performance achievements in between calculated on a linear basis. The Committee seeks to establish corporate performance goals that are challenging yet attainable.
52	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
As discussed above, for 2023 AIP awards, the Committee approved the following performance metrics for the reasons noted below:
2023 AIP Performance Metrics	Reasons for Selection
Currency Neutral Sales Growth
• Reflects both increases in market share and sales expansion, which drives increases in gross profit. By measuring achievement exclusive of currency fluctuations, this goal helps to ensure that we are rewarding actual incremental growth.

EBITDA	• A focus on EBITDA helps to ensure the achievement of critical long-term financial targets such as improved profitability, debt reduction, investment, etc.
Cash Conversion Cycle
• By tracking the Cash Conversion Cycle (“CCC”), the business can identify areas for improvement and make strategic decisions to improve cash flow and strengthen its capital structure/reduce net debt. At the consolidated corporate level, CCC is calculated by adding the Days Inventory Outstanding (“DIO”) to the Days Sales Outstanding (“DSO”), and subtracting the Days Payables
Outstanding (“DPO”).
• At the divisional level, CCC is equal to the DIO plus DSO. DPO is not subtracted from the total.

ESG	• Both equally weighted goals are deemed to be critical for our stakeholders (investors, employees and customers): (1) Reduction of Greenhouse Emissions (2) Increase in Gender Representation
Determination of 2023 Performance Goals: In determining our 2023 AIP performance threshold, target and maximum performance goals, the Committee considered our annual targets for 2023, 2022 actual results and payout trends over the prior three-year and five-year periods. The performance target levels for the financial metrics were set in line with our 2023 budget and were approved in March 2023.
In addition, 2023 LTIP and AIP target performance levels and actual achievement against the target performance levels excluded costs or income associated with (1) regulatory changes – tax and accounting, (2) unbudgeted discontinued operations and/or restructuring charges that are consistent with the business strategy, (3) M&A transactions, (4) additional due diligence costs, and integration related costs associated with M&A transactions not included in our budget or adjusted operating results, (5) extraordinary legal settlements, (6) material asset sales, disposals and purchases, and (7) goodwill impairment. These adjustments were intended to eliminate the net impact of certain non-core expenses and non-core gains to reflect our fundamental operating results. In addition, in October 2023, while implementing new systems to streamline accounts payable, the Company discovered a backlog of invoices. Addressing this backlog decreased the Corporate DPO metric (a component of CCC) by 14.5 days. This unforeseen gap overshadowed an otherwise significant improvement in the Company’s cash conversion performance. Had there been visibility into this backlog prior to goal-setting, the Committee would have established different metrics in order to properly recognize improved performance. Therefore, in November 2023, the Committee adjusted the DPO metric in the CCC target in order to reflect the 14.5 day impact. As a result of this adjustment, the AIP payout increased from 41% to 57.5%.
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Compensation Discussion and Analysis
2023 Corporate and Business Unit AIP Performance: Our actual performance against our 2023 AIP corporate financial metrics is set forth in the tables below.
Corporate Performance
The table below reflects the 2023 AIP metrics, their respective targets and the percentage payout earned for each metric and overall by each of Messrs. Clyburn and Richter and Ms. Johnson, each of whom were evaluated 100% based on corporate performance. For Messrs. Herriott and Arora, corporate performance was weighted at 30%.
Corporate Level

Threshold	Target	Maximum	Actual	Award Payout as a % of Target
Currency Neutral Sales Growth	2.1%	5.1%	9.1%	Actual (1.4%)	0.0%
EBITDA	$2,100M	$2,332M	$2,563M	Actual $1,980M	0.0%
Cash Conversion Cycle	155	141	126	Actual 130.8	44.9%
ESG					
Female Representation	0.75%	1.0%	1.25%	Actual 1.1%	6.3%
Carbon Reduction	3.0%	4.0%	5.0%	Actual 44.7k	6.3%
				Overall Corporate Payout	**57.5%**

As indicated above, during 2023, our corporate performance was 57.5%. The actual dollar amount earned by each NEO is set forth below under “2023 Individual AIP Payouts.” As described in our “Determination of 2023 Performance Goals,” in November 2023, the Committee adjusted the DPO metric in the CCC target in order to reflect the 14.5 day impact. This adjustment impacted the corporate outcomes for CCC only and did not impact the business unit CCC outcomes.
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Compensation Discussion and Analysis
Business Unit Performance
The table below also reflects the 2023 AIP metrics and respective targets for Mr. Arora; however in connection with his hire, his target award is pro-rated to reflect his service as President, Nourish, beginning on June 19, 2023.
Nourish Business Unit

Threshold	Target	Maximum	Actual	Award Payout as a % of Target
Currency Neutral Sales Growth - Global Nourish	3.5%	6.5%	10.5%	Actual (4.9%)	0.0%
EBITDA - Nourish	$1,019M	$1,132M	$1,239M	Actual $732M	0.0%
Cash Conversion Cycle - Nourish	203	185	166	Actual 174	28.4%
ESG - Nourish					
Female Representation	33%	44%	55%	Actual 46%	5.8%
Corporate Payout					17.3%
Overall Nourish Payout[(1)]					51.4%

(1)	The sum of these items does not foot due to rounding.
As indicated above, during 2023, our Nourish business unit performance was 51.4%. The actual dollar amount earned by our President, Nourish is set forth below under “2023 Individual AIP Payouts.”
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Compensation Discussion and Analysis
The two tables below, for each of the Health and Biosciences and Scent Business Units, reflect the 2023 AIP metrics and respective targets for Mr. Herriott.
The table below reflects the 2023 AIP metrics and respective targets for Mr. Herriott, who received a blended AIP rate based upon the performance of each of the Health and Biosciences and Scent business units due to taking on the additional responsibilities as President, Scent in July 2023.
Health and Biosciences Business Unit

Threshold	Target	Maximum	Actual	Award Payout as a % of Target
Currency Neutral Sales Growth - Global Health and Biosciences	0.0%	2.3%	6.3%	Actual 0.2%	7.8%
EBITDA - Health and Biosciences	$518M	$576M	$633M	Actual $588M	23.1%
Cash Conversion Cycle - Health and Biosciences	200	181	163	Actual 175.5	24.7%
ESG - Health and Biosciences					
Female Representation	27%	36%	45%	Actual 35%	4.4%
Corporate Payout					17.3%
Overall Health and Biosciences Payout[1]					77.4%

(1)	The sum of these items does not foot due to rounding.
Indicated above, during 2023, our Health and Biosciences business unit performance was 77.4%.
56	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Scent Business Unit

Threshold	Target	Maximum	Actual	Award Payout as a % of Target
Currency Neutral Sales Growth - Global Scent	0.0%	2.8%	6.8%	Actual 7.8%	50.0%
EBITDA - Scent	$387M	$430M	$458M	Actual $461M	40.0%
Cash Conversion Cycle - Scent	263	239	215	Actual 222.1	30.8%
ESG - Scent					
Female Representation	39%	52%	65%	Actual 53%	5.5%
Corporate Payout					17.3%
				Overall Scent Payout[1]	143.5%

(1)	The sum of these items does not foot due to rounding.
As indicated above, during 2023, our Scent business unit performance was 143.5%. The actual dollar amount earned by our President, Health and Biosciences and Scent is set forth below under “2023 Individual AIP Payouts.”
IFF | 2024 PROXY STATEMENT	57

Compensation Discussion and Analysis
2023 Individual AIP Payouts
The 2023 AIP payout to our NEOs based on the actual achievement of each of the performance metrics is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement. Based on the corporate and business unit performance outlined in the tables above, 2023 AIP payouts were as follows:
		2023 Payout
Executive	2023 AIP Target ($)	Total Performance As % of Target	Award ($)
Frank K. Clyburn, Jr.	$1,950,000	57.5%	$1,121,250
Glenn Richter	$722,250	57.5%	$415,294
Yuvraj Arora	$328,636	51.4%	$168,919
Simon Herriott	$511,338	93.9%	$480,146
Jennifer Johnson	$506,000	57.5%	$290,950
(1)	Mr. Arora’s 2023 AIP Payout was prorated to reflect his service as President, Nourish beginning on June 19, 2023.
(2)
Mr. Herriott’s 2023 AIP Payout was based upon the performance of the Health and Biosciences business unit until his additional responsibilities as President, Scent on July 1, 2023, after which Mr. Herriott’s AIP Payout based on a blend of the performances of both Health and Biosciences and Scent.

Long-Term Incentive Plan
We believe that LTIP awards, which are granted in the form of PSUs, reward our executive officers, including our NEOs, for financial results and align their interests with the interests of our shareholders. Annually, the Committee reviews the LTIP to determine (1) the metrics that should be used to encourage long-term success, (2) the weightings that should be applied to such metrics, (3) the length of the performance periods, and (4) the targets for such metrics. The Committee believes that commencing a new three-year LTIP cycle each year:
•	provides a regular opportunity to re-evaluate long-term metrics;
•	aligns goals with the ongoing strategic planning process; and
•	reflects our evolving business priorities and market factors.
The Committee also annually sets a total LTIP target award for each NEO, which reflects the total LTIP award an NEO has the opportunity to receive at the end of the three-year cycle if we meet all of our targets. Depending upon our actual performance relative to financial and TSR (relative to the S&P 500) goals, the actual payout to the NEO could be greater or less than the total LTIP target award.
58	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Performance Segments: As discussed below, in 2023, the Committee decided to use the same metrics for the 2023–2025 LTIP cycle as were used in the 2022-2024 cycle. Both the 2023-2025 and the 2022-2024 cycles consist of two cumulative, three-year performance segments. The 2021-2023 LTIP cycle consisted of three annual performance segments for 2021, 2022, and 2023, and one cumulative three-year performance segment for 2021–2023.
Performance Metrics
Long-Term Incentive Plan (2023-2025 Cycle). In early 2023, the Committee, in consultation with its independent compensation consultant and the IFF management team, evaluated potential LTIP performance metrics and performance periods for the 2023-2025 LTIP cycle. For the 2023-2025 LTIP cycle, the Committee maintained the same metrics as the 2022-2024 LTIP cycle: Improvement in Return on Invested Capital (“ROIC”) over the three-year period, and three-year relative TSR (compared to the S&P 500), with ROIC Improvement and relative TSR weighted equally. Following the completed three-year cycles, the Committee will approve the total payout based on the cumulative performance segments. The ROIC Improvement metric compares IFF’s ROIC at the end of the 2023-2025 performance period to the ROIC at the end of 2022. ROIC is defined as the adjusted net operating profit after tax divided by the average invested capital (the beginning and ending balance of net debt and shareholder’s equity), and will include the impact of acquisitions and divestitures.
The Committee believes that three-year relative TSR is a good indicator of our overall long-term performance, and directly ties our executives’ compensation opportunity to our share price appreciation and dividend payments relative to a major large-cap index of which the constituents are viewed as being competitors for investor capital. The relative TSR is calculated by measuring the change in the market price of stock plus dividends paid (assuming the dividends are reinvested) for our Company and the S&P 500 companies over the three-year performance period. The market price for purposes of calculating the relative TSR of our Company and the S&P 500 on each cycle-end date is determined based on the average closing price per share of each company’s stock over the period of 20 consecutive trading days preceding that date, as reported by S&P Capital IQ. The relative TSR goal for the cumulative performance segment is set at the beginning of the three-year cycle.
Long-Term Incentive Plan (2023–2025 Cycle) — Segment Weightings
ROIC Improvement (2023–2025)	Relative TSR (2023–2025)	Total
50.0%	50.0%	100.0%
Long-Term Incentive Plan (2022–2024 Cycle). The 2022-2024 LTIP cycle also consists of two cumulative, three-year performance segments. Improvement in ROIC over the three-year period, and three-year relative TSR (compared to the S&P 500), with ROIC Improvement and relative TSR with the performance segments being weighted as set forth in the chart below.
Long-Term Incentive Plan (2022–2024 Cycle) — Segment Weightings
ROIC Improvement (2022–2024)	Relative TSR (2022–2024)	Total
50.0%	50.0%	100.0%
IFF | 2024 PROXY STATEMENT	59

Compensation Discussion and Analysis
Long-Term Incentive Plan (2021–2023 Cycle). The 2021-2023 LTIP cycle is tied to three annual Net Debt Ratio performance segments and one cumulative, three-year relative TSR performance segment, with the performance segments being weighted as set forth in the chart below.
Long-Term Incentive Plan (2021–2023 Cycle) — Segment Weightings
Net Debt Ratio (2021)	Net Debt Ratio (2022)	Net Debt Ratio (2023)	Relative TSR (2021–2023)	Total
16.6%	16.7%	16.7%	50.0%	100.0%
2023–2025 LTIP Target Awards
In February 2023, the Committee approved the following total LTIP target awards to each of our NEOs for the 2023-2025 LTIP cycle, except for Mr. Arora whose LTIP target award was granted upon his June 19, 2023 appointment and Mr. Herriott who received an additional LTIP grant on July 3, 2023 in connection with his additional responsibilities as President, Scent:
NEO	Total LTIP Target Award
Frank K. Clyburn, Jr.	$4,950,000
Glenn Richter	$1,200,000
Yuvraj Arora	$1,700,000
Simon Herriott(1)	$600,000
Jennifer Johnson	$600,000
(1)
Mr. Herriott’s $600,000 Total LTIP Target Award includes both his annual LTIP award and the additional LTIP grant dated July 3, 2023 that was made in connection with his taking on additional responsibility as President, Scent.

The Committee set the 2023 ROIC improvement goal based on the Company’s internal goals of aligning the LTIP metrics with key business priorities and incorporating an operating metric that allows for three-year goal setting. The Committee set the cumulative three-year relative TSR target goal for the 2023-2025 LTIP cycle at the same level that had been set for the prior year’s LTIP cycle, which required above median (55th percentile) performance to achieve target payout, and also included an absolute TSR cap that would limit the relative TSR award to 100% of target payout if IFF’s absolute TSR was negative for the three-year performance period. The Committee further determined that 100% of the 2023-2025 LTIP cycle would be denominated and paid in shares for each of our NEOs; as opposed to prior cycles, which paid out 50% in shares of our common stock and 50% in cash for each NEO apart from Mr. Clyburn. The Committee believes that paying all or a portion of the LTIP value in shares creates a stronger alignment between executives and shareholders, and provides additional incentive for executives to achieve superior Company performance and to produce share price appreciation over the three-year performance cycle. The number of target shares of our common stock for the portion that would be paid in shares is determined based on the market price of the common stock at the beginning of the cycle. For the 2023-2025 LTIP cycle, it was based on $105.01 per share, the average closing price for the twenty trading days prior to January 2, 2023, the first stock trading day of the 2023-2025 LTIP cycle. Mr. Arora’s, as part of his new hire award, 2023-2025 LTIP cycle price of $79.73 is based on the average closing market price of a share of our common stock for the 20 trading days preceding his June 19, 2023 appointment. For Mr. Herriott’s LTIP award granted on July 3, 2023 in connection with his additional responsibilities as President, Scent, the LTIP cycle price of $78.65 is based on the average closing market price of a share of our common stock for the 20 trading days preceding his July 1, 2023 responsibility addition.
60	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
2023 Segment LTIP Performance
For the 2023 segment of the 2021-2023 LTIP cycle, our Net Debt Ratio of 4.40, as adjusted for 2023 non-core items, was below threshold performance level. As a result, our NEOs forfeited the 2023 segment of the 2021-2023 LTIP cycle.
2021-2023 LTIP Performance
For the cumulative three-year performance period ending in 2023 of the 2021–2023 LTIP cycle, our relative TSR was at the 12th percentile and was below the threshold performance level. For the 2021 segment our Net Debt Ratio of 4.10 was above threshold; for the 2022 segment our Net Debt Ratio of 4.14 and 2023 segment our Net Debt Ratio of 4.40, were both below the threshold performance level. As a result, Messrs. Richter and Herriott, and Ms. Johnson, the only NEOs with 2021 LTIP awards earned 11.7% of the target awards for 2021-2023 LTIP cycle based on 2021 Net Debt Ratio results.
Segment	Result	Weight	Overall
Net Debt Ratio Year 1 (2021)	70%	16.6%	11.7%
Net Debt Ratio Year 2 (2022)	0%	16.7%	0%
Net Debt Ratio Year 3 (2023)	0%	16.7%	0%
Cumulative (Relative TSR)	0%	50%	0%
Total		100%	11.7%
RSUs
In 2023, the Compensation Committee replaced the ECP (which allowed employees to choose from three types of equity award grants: (1) PRSUs, (2) SSARs, and (3) RSUs) with awards of RSUs, which are our promise to issue unrestricted shares of our stock on stated vesting dates and which vest one-third per year. This change aligns with the Company’s broad-based equity program and simplifies the administration of the Company’s long-term incentive compensation program by eliminating the complexity of the ECP election process. Switching to 100% RSUs maintains the primary goals of our long-term incentive compensation program by (1) providing participants with a meaningful stake in our Company, thereby aligning their interests more closely with shareholders, (2) encouraging participants to focus on long-term success, (3) helping to attract and retain top talent and (4) recognizing individual contributions.
IFF | 2024 PROXY STATEMENT	61

Compensation Discussion and Analysis
2023 RSU Awards
The following tables shows the dollar value of RSU awards approved by the Committee or Board for each NEO during 2023.
	RSU Awards
	2023 RSU Value ($)	Number of RSU Granted
Frank K. Clyburn, Jr.	$3,300,000	35,006
Glenn Richter	$1,200,000	12,729
Yuvraj Arora	$2,300,000	28,847
Simon Herriott(1)	$600,000	6,655
Jennifer Johnson	$600,000	6,365
(1)	Mr. Herriott’s amount shown includes both his annual grant and a grant made in connection with his taking on additional responsibility as President, Scent.
The RSU Awards granted to each NEO are discussed in greater detail in the Grants of Plan Based Awards Table.
Mr. Clyburn’s Sign-On Award
Pursuant to Mr. Clyburn’s letter agreement, Mr. Clyburn was granted one-time equity awards as a replacement for awards forfeited upon termination from his former employer. Such awards were granted on March 1, 2022. The performance stock unit portion of Mr. Clyburn’s sign-on award vests in three annual tranches, the first of which was scheduled to vest on March 1, 2023, subject to the Company’s one-year TSR compared to the S&P 500. Since IFF’s 1-year TSR was at the 11th percentile relative to the S&P 500 and was below threshold performance level, Mr. Clyburn’s first tranche of sign-on PSUs was forfeited. More details regarding Mr. Clyburn’s sign-on award are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table.
Indirect Compensation
Deferred Compensation Plan
As part of our compensation program, we offer U.S.-based executives and other senior employees an opportunity to participate in our DCP. Pursuant to the terms of the DCP, we provide the same level of matching contributions to our executives that are available to other employees under our 401(k) savings plan. We also use the DCP to encourage executives to acquire shares of our common stock that are economically equivalent to ownership of our common stock but on a tax-deferred basis. We do this to encourage executives to be long-term owners of a significant equity stake in our Company and to enhance the alignment between the interests of executives and those of our shareholders.
Our costs in offering the DCP consist of the time-value of money costs, the cost of the matching contribution that supplements the 401(k) savings plan, and administrative costs. If notional investments within the DCP increase in value, the amount of our payment obligation will increase. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive.
Additional information about the DCP and supplemental matching contributions and premiums on cash deferrals into the IFF Stock Fund under the DCP made for NEOs may be found below under “2023 Non-Qualified Deferred Compensation.”
62	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Severance Arrangements
Executive Severance Policy
The ESP provides severance and other benefits to executives, including NEOs, whose employment is terminated by the Company without cause or in the event of a termination by the executive for good reason in certain circumstances. This policy helps us in competing with other companies in recruiting and retaining qualified executives. When recruiting an executive from another company, the executive in most cases will seek contract terms that provide compensation if his or her employment is terminated in cases in which the executive has not engaged in misconduct. The level of severance pay under the ESP is based on a tier system and each executive’s assigned tier is based on the executive’s grade level. All of our NEOs are in Tier I. We believe that the ESP provides a level of severance pay and benefits that is competitive with our peer group companies.
A discussion of our ESP and the payments that each of our NEOs would have been eligible to receive had a covered termination occurred as of December 31, 2023 the actual payments received, is set forth below under “Potential Payments upon Termination or Change in Control.”
Additional Benefits
Perquisite Program
The Committee reviews our perquisite program on a bi-annual basis with its independent compensation consultant. Based on its last review, the Committee determined that the total value of our perquisite program is within the range of market practice. Additional details concerning perquisites are included in the footnotes to the “All Other Compensation” column of the “Summary Compensation Table.”
Under the perquisite program, our NEOs participate in our health and welfare benefits that are generally available to all employees, including group medical insurance, group life insurance and group long-term disability insurance. In addition, each NEO is generally eligible to receive certain benefits including a company car or allowance, annual physical exam and is provided with an annual perquisite allowance of $15,000 to be used for legal, estate planning, financial planning and tax preparation assistance and/or health and fitness.
We may provide additional or modified perquisites to our NEOs. Pursuant to the terms of Mr. Clyburn’s letter agreement with the Company, dated January 18, 2022, Mr. Clyburn is provided an annual perquisite allowance of up to $20,000 and an annual car allowance of $25,000.
In 2022, the Committee amended the Executive Leadership Team Car Policy to provide members of the Executive Leadership Team with an annual car allowance no greater than $20,000. Executive Leadership Team members who still participate in the previous Executive Leadership Team Car Policy, pursuant to which Executive Leadership Team members were eligible to receive a Company-purchased car every three years, will maintain their Company-purchased vehicles until the completion of the current three-year cycle, at which point such Executive Leadership Team members will transition to receiving an annual car allowance.
Executive Death Benefit Plan
Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan).
IFF | 2024 PROXY STATEMENT	63

Compensation Discussion and Analysis
Compensation Setting Process
Roles and Responsibilities
Human Capital & Compensation Committee
The Committee is responsible for overseeing the determination, implementation and administration of executive compensation (including equity awards, benefits and perquisites). The Committee recommends CEO compensation to the independent directors of the Board for their approval and approves the compensation of all other NEOs.

Compensation Consultant
FW Cook is engaged as the Committee’s independent compensation consultant. Since August 2015, FW Cook has worked with the Committee to provide it with analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook is engaged exclusively by the Committee on executive and non-employee director compensation matters and does not have other consulting arrangements with us. The Committee considers the independence of FW Cook on an annual basis, and in 2023 it determined FW Cook was independent and had no conflicts of interest.

Management
Our CEO evaluates individual performance and, with input from the Committee’s independent compensation consultant, the CEO and EVP, Chief Human Resources, Communications and DE&I Officer evaluates the competitive pay positioning for senior management members that report directly to the CEO, including our NEOs, and make recommendations to the Committee concerning each such executive’s target compensation. Our CEO follows the same process with regard to the target compensation for our EVP, Chief Human Resources, Communications and DE&I Officer, without her input, and the Committee follows the same process with regard to the target compensation for our CEO, without his input.

Shareholder Advisory Vote
As part of its compensation setting process, the Committee also considers the results of the prior year’s shareholder advisory vote on our executive compensation. The Committee believes these voting results provide useful insight as to whether shareholders agree that the Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase shareholder value. As part of its 2023 compensation setting process, the Committee reviewed the results of the 2023 shareholder advisory vote, in which 88.9% of the votes cast were voted in favor of our executive compensation program.
64	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
Peer Group and Benchmarking
On an annual basis, the Committee reviews and approves the compensation of our NEOs. We use a global job level structure for our NEOs, with compensation ranges for each job level. Our NEOs are placed in a particular job level based on internal factors (including scope of responsibilities and job complexity) and an external market evaluation. The external market evaluation is based on published third-party general survey information and a review of similar positions within our selected peer groups described below. This process is referred to as “market benchmarking.”
Market Benchmarking
The Committee reviews its external market benchmarking and peer group data annually. The Committee’s goals are to position (1) target total cash compensation and (2) target total direct compensation (salary, annual incentive compensation and long-term incentive compensation) to generally fall within the median range of relevant market benchmarks. This philosophy reflects the Committee’s goal to attract and retain top executive talent, and to maintain a strong pay-for-performance culture, whereby above-market performance is required to achieve above-median pay outcomes.
In August 2022, the Committee reviewed the peer group with its independent compensation consultant for the purposes of the 2023 target compensation setting process. As a result of this review, the Committee approved the following changes to the peer group for purposes of the 2023 target compensation setting process: (1) Kellogg Company was removed from the peer group as it had announced its intent to split into three separate companies and (2) each of Corteva, Inc., Catalent, Inc. and Viatris Inc. were added to the peer group. These additions to the peer group are intended to increase the representation of R&D-focused companies within the peer group to further support IFF’s competitiveness in the R&D space and to reflect the evolving business model and commercial focus.
IFF | 2024 PROXY STATEMENT	65

Compensation Discussion and Analysis
Selected Peer Group	Selection Criteria
   U.S. publicly traded companies of comparable size with a focus on consumer products (generally based on revenue of 0.4x to 2.5x and market capitalization of 0.33x to 3x compared to our Company’s estimated revenue and market capitalization)
   Strong in-house R&D activities
   Global scope with significant international presence (international operations generally accounting for at least 25% of total revenues)
   Growth orientation, with positive revenue growth over the three years prior to the review and selection of the peer group

Component Companies
   Archer-Daniels Midland
Company
   Ball Corporation
   Bausch Health Companies Inc.
   Catalent, Inc.
   Celanese Corporation
   Church & Dwight Co., Inc.
   The Clorox Company
   Colgate-Palmolive Company
   Constellation Brands, Inc.
   Corteva, Inc.
   Eastman Chemical Company

   Ecolab Inc.
   The Estee Lauder Companies
Inc.
   General Mills, Inc.
   The Hershey Company
   Ingredion Incorporated
   Keurig Dr Pepper Inc.
   Kimberly-Clark Corporation
   McCormick & Company, Inc.
   Mondelez International, Inc.
   Viatris Inc.
   Zoetis Inc.

	Position in Group	Near median for revenue and market capitalization (based on our Company’s estimated revenue and market capitalization)
In August 2023, the Committee reviewed with its independent compensation consultant the peer group used for 2023 compensation decisions and decided to use the same peer group for 2024 decisions.
The Committee’s independent compensation consultant provides the 25th percentile, median and 75th percentile “market reference” data for each executive position based on the average of the two relevant compensation benchmarks, as further explained below. This data is used to analyze the external competitiveness of each NEO’s base salary, target total cash compensation and target total direct compensation. This analysis is reviewed with the Committee and, in the case of the compensation of NEOs other than the CEO, with the CEO as well. In determining target total direct compensation for each executive in 2023, the Committee considered the consultant’s market reference analysis. In addition, the Committee considered a number of other important factors, including each executive’s:
•	individual experience and performance;
•	scope of responsibilities;
•	relative responsibilities compared with other senior Company executives;
•	contribution relative to overall Company performance;
•	compensation relative to his or her peers within the organization; and
•	long-term potential.
66	IFF | 2024 PROXY STATEMENT

Compensation Discussion and Analysis
The Committee uses the market reference range in order to establish a starting point for the compensation levels that the Committee believes would provide our NEOs with competitive compensation. The target total direct compensation approved by the Committee may be above or below the market reference range based on the Committee’s review of market compensation levels, its desire to create internal pay equity among our executives and the individual factors set forth above.
For 2023, the Committee continued its compensation strategy pursuant to which total direct compensation for our NEOs is generally targeted to be within the median range of market practice. In determining 2023 increases and target total direct compensation (comprised of salary, target annual incentive compensation and target long-term incentive compensation) levels, the Committee considered the median compensation strategy, executive performance, experience and skill, market data for comparable roles, and other factors, including internal parity and criticality to retain and motivate key executives to continue to successfully execute our annual and longer-term objectives. For 2023, the CEO’s long-term incentive compensation was allocated 60% to performance-based LTIP stock awards and 40% to time-based RSU awards. For the other NEOs, long-term incentive compensation was allocated 50% to performance-based LTIP stock awards and 50% to time-based RSU.
Clawback Policies
All compensation under our 2015 Stock Award and Incentive Plan and our 2021 Stock Award and Incentive Plan, including AIP, LTIP, ECP and other cash and equity awards, as well as payments made under our ESP, is subject to clawback pursuant to the terms of each Stock Award and Incentive Plan.
The triggers for recovery of compensation under our compensation recoupment and clawback policies include:
•	accounting restatements;
•	financial misstatements (without regard to fault);
•	an employee’s willful misconduct;
•	violation of a Company policy that is materially detrimental to our Company; and
•	an employee’s violation of non-competition, non-solicitation, confidentiality or similar covenants.
In addition to the clawback policy described above, in November 2023, the Human Capital & Compensation Committee adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and the associated listing standards, as set forth in Section 303A.14 of the New York Stock Exchange Listed Company. The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers of the Company (“Covered Officers”) in the event that the Company is required to prepare an accounting restatement.
The recovery of such compensation under the Clawback Policy applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy.
IFF | 2024 PROXY STATEMENT	67

Compensation Discussion and Analysis
Tax Deductibility
Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. While the Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the Committee determines it is in its best interests to do so.
Non-GAAP Reconciliation
This CD&A includes the following non-GAAP financial measures: currency neutral sales, adjusted operating EBITDA and currency neutral adjusted operating EBITDA. Please see Exhibit A of this proxy statement for a reconciliation of adjusted operating EBITDA. Currency neutral sales is calculated by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period, and currency neutral adjusted operating EBITDA is calculated by translating adjusted operating EBITDA at the exchange rates for the corresponding prior year period.
Human Capital & Compensation Committee Report
The Human Capital & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the Human Capital & Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Human Capital & Compensation
Committee
John F. Ferraro (Chair)

Barry A. Bruno
Mark J. Costa
Christina Gold
Dawn C. Willoughby
68	IFF | 2024 PROXY STATEMENT

Proposal 3 – Advisory Vote on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as “Say on Pay.”
The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. As such, our compensation program:
•	includes a significant equity component;
•	is variable and tied to multiple value-creating performance metrics;
•	reflects each executive’s position, role, responsibility and experience; and
•	rewards individual performance and contributions toward our financial performance objectives.
In 2023, 88.9% of the votes cast on our Say on Pay proposal relating to 2022 executive compensation voted for the proposal. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company’s executive compensation program, which is more fully discussed in this proxy statement under the heading “Compensation Discussion and Analysis.”
This vote is non-binding; however, we value the opinions of our shareholders and accordingly the Board and the Human Capital & Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.
For reasons set forth above, the Board recommends that you vote for the compensation paid to the NEOs in 2023.
Accordingly, we will ask our shareholders to vote on the following resolution at the 2024 Annual Meeting:
“RESOLVED, that, the compensation paid to the Company’s NEOs in 2023, as disclosed in this proxy statement for our 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”
YOUR BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO OUR NEOS IN 2023
IFF | 2024 PROXY STATEMENT	69

Proposal 4 – Approval of the Amended and Restated 2021 Stock Award and Incentive Plan
Attracting, retaining and motivating specialized talent is critical to achieving our strategic and operating goals, including our goal to increase shareholder value. The 2021 Stock Award and Incentive Plan (“2021 SAIP”) allows us to grant equity-based and performance-based cash compensation, which are key components of our total compensation package. We believe that the ability to grant these types of awards allows us to remain competitive in the marketplace and enables us to link executive compensation to performance, and to attract, retain and motivate high-caliber talent dedicated to our long-term growth and success.
The 2021 SAIP was approved by the Company’s stockholders and became effective on May 5, 2021 (the “Effective Date”), authorizing 2,290,000 shares for issuance under the 2021 SAIP, plus (i) the number of shares that remain available for grant under the 2015 Stock Award and Incentive Plan (“2015 SAIP”) and the 2010 Stock Award and Incentive Plan (“2010 SAIP” and together with the 2015 SAIP, the “Prior Plans”) as of the Effective Date, and (ii) the number of shares that are subject to outstanding awards under the Prior Plans as of the Effective Date that become available in the future due to cancellation, cash-settlement, forfeiture or expiration of such outstanding awards. Upon the effectiveness of the 2021 SAIP, no further awards could be made under the 2015 SAIP, and upon the effectiveness of the 2015 SAIP, no further awards could be made under the 2010 SAIP.
On March 6, 2024, upon the recommendation of the Human Capital & Compensation Committee, the Board approved the amendment and restatement of the 2021 SAIP effective as of May 1, 2024, subject to shareholder approval. Thus, we are now seeking shareholder approval of the Amended and Restated 2021 Stock Award and Incentive Plan (the “A&R SAIP”).
Material Changes to the A&R SAIP
•
As of December 31, 2023, there are 691,544 shares available for grant under the 2021 SAIP. We do not expect that there will be enough shares available to support our annual grants to executives and key employees. The Board believes that increasing the number of shares available under the 2021 SAIP is necessary to ensure that a sufficient reserve remains available for issuances and that approval of this proposal is in the Company’s and its stockholders’ best interests, as the availability of shares for issuances is a key factor in attracting, retaining, and motivating employees and non-employee directors of the Company who contribute to the success of our Company.

•
If the A&R SAIP is approved, there will be an additional 6,900,000 million shares reserved for grant under the A&R SAIP and the maximum number of shares reserved for grant under the A&R SAIP (inclusive of awards previously granted under the 2021 SAIP) will be 9,190,000 plus (i) the number of shares that remain available for grant under the Prior Plans as of the Effective Date, and (ii) the number of shares that are subject to outstanding awards under the Prior Plans as of the Effective Date that become available in the future due to cancellation, cash-settlement, forfeiture or expiration of such outstanding awards (collectively, the “A&R SAIP Shares”).

•
The 2021 SAIP is currently set to expire on May 4, 2031. The amendment and restatement would extend the expiration date to May 1, 2034, though we expect to need shareholder approval of another amendment and restatement or the adoption of a successor plan before that date. Unless subsequently further extended by the shareholders, no new awards may be granted after such date.

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Overhang as of December 31, 2023. The following table sets forth certain information as of December 31, 2023, unless otherwise noted, with respect to the Company’s outstanding equity awards.
Shares available for grant under the 2021 SAIP (a)	691,544(1)
Additional shares requested for approval under the A&R SAIP (b)	6,900,000
Shares subject to outstanding stock options/SARs	315,114
Weighted - average exercise price of outstanding stock options/SARs	116.26
Weighted - average remaining term of outstanding stock options/SARs	4.71
Shares subject to outstanding full-value stock awards	1,817,519
Total outstanding stock options/SARs and full-value stock awards (c)	2,132,633
Shares of common stock outstanding as of the Record Date (d)	255,318,961
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	3.69%
(1)	This amount excludes the shares available for grant under plans not approved by shareholders. Please see“Equity Compensation Plan Information” below for further information on these plans.
Share Usage. The annual average share usage under our equity compensation program for the last three fiscal years was as follows:
	3-Year Average	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
A. SSARs & Stock Options	45,667	0	134,000	3,000
B. RSUs & Equivalents	581,000	843,000	556,000	344,000
C. Purchased Restricted Stock	35,333	0	44,000	62,000
D. LTIP Shares Earned(1)	2,495	5,333	0	0
E. Actual Total	664,495	843,000	734,000	416,484
F. Weighted Average Common Stock Outstanding	251,000,000	255,000,000	255,000,000	243,000,000
G. Actual Annual Share Usage	0.26%	0.33%	0.29%	0.17%
(1)
LTIP for performance year 2021-2023 – actual target share amount was 72,226 that would have been issued March 2024; LTIP for performance year 2020-2022 - actual target share amount was 41,280 that would have been issued March 2023; LTIP for performance year 2019-2021 - actual target share amount was 29,766 that would have been issued March 2022.

Although our annual share usage (sometimes referred to as “run rate” or “burn rate”) will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, we believe the A&R SAIP Shares will enable us to continue to utilize equity-based awards as a significant component of our compensation program and help meet our objectives to attract, retain and motivate talented employees. The calculation of the share reserve took into account, among other things, our stock price and volatility, our share burn rate and overhang percentage and how they compare with our industry peers and the existing terms of our outstanding awards. The results of this analysis were presented to our Human Capital & Compensation Committee for its consideration.
Key Features of the A&R SAIP
We believe the A&R SAIP and our other related governance practices and policies contain provisions that are consistent with the interests of our shareholders and with our corporate governance practices.
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No “evergreen” provision; ten-year term. The A&R SAIP does not contain an “evergreen” or similar provision. The A&R SAIP fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock. The A&R SAIP has a ten-year term from the date of shareholder approval, unless terminated earlier by the Board, but awards granted under the A&R SAIP may remain outstanding beyond the termination date of the A&R SAIP.
No stock option/SSAR repricing/exchange. The A&R SAIP does not permit the repricing of options or SSARs or the exchange of underwater options or SSARs for cash or other awards, provided that adjustments to the exercise price of an option or SSAR in connection with certain corporate transactions described below will not be considered a repricing for these purposes.
Minimum vesting requirement. Equity-based awards are generally subject to a minimum of one year vesting period from the date of grant, subject to the Human Capital & Compensation Committee’s ability to provide for acceleration of vesting, including upon a change in control, death, disability or retirement; provided that the following are exempt from such minimum vesting requirement: (i) awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of our Company as a result of a merger, consolidation, acquisition or other corporate transaction involving our Company; (ii) shares of common stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional awards granted by the Human Capital & Compensation Committee up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the A&R SAIP. Typically, our annual equity grants vest over approximately three years.
No “liberal share recycling” of options or stock appreciation rights. The A&R SAIP does not allow us to reuse for future awards shares tendered or withheld to satisfy any tax withholding obligation with respect to options or SSARs, shares subject to SSARs that are not issued in connection with its stock settlement or exercise thereof or shares reacquired on the open market or otherwise using cash proceeds from the exercise of options.
Clawback feature. The A&R SAIP contains a clawback feature that authorizes cancellation of time-based and performance-based awards, forfeiture of shares received upon settlement or exercise of an award and repayment of cash received in connection with any awards if a participant engages in any of the conduct discussed above in the section entitled “Compensation Discussion and Analysis – Clawback Policy” of this proxy statement. This clawback feature is in addition to our newly adopted International Flavors & Fragrances Inc. Policy for the Recovery of Erroneously Awarded Compensation, which was adopted in order to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, (“Rule 10D-1”) and the associated listing standards.
Double trigger vesting on change in control. In the event of a change in control of our Company, outstanding awards under the A&R SAIP that are assumed by the acquiror will only vest in full in connection with terminations of employment by the acquiror without cause or, in respect of certain participants, for good reason, in either case within two years following the change in control.
Dividends and dividend equivalents. Prior to the expiration of the vesting period, a participant who has received an equity award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that such equity award is outstanding, such dividends or dividend equivalents shall either (i) not be paid or credited with respect to such equity award or (ii) be
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Proposal 4 – Approval of the Amended and Restated 2021 Stock Award and Incentive Plan
accumulated but remain subject to vesting requirement(s) to the same extent as the applicable equity award and shall be paid at the time such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or stock appreciation rights.
Additional Information about the A&R SAIP
The following is a summary of the principal features of the A&R SAIP. This summary is not a complete description of all of the provisions of the A&R SAIP. The full text of the A&R SAIP is attached as Exhibit B to this Proxy Statement, and the following description is qualified in its entirety by reference to that Exhibit.
General
The purpose of the A&R SAIP is to aid us in attracting, retaining, motivating and rewarding employees and non-employee directors of the Company who contribute to the success of our Company, and to strengthen the mutuality of interests between these persons and our Company. The A&R SAIP is designed to enable us to grant cash and equity-based awards, including performance-based awards.
Administration
The A&R SAIP will be administered by the Human Capital & Compensation Committee. The Human Capital & Compensation Committee will have the authority to determine the individuals who may participate in the A&R SAIP and the terms and conditions of their awards, interpret the A&R SAIP, establish and revise rules and regulations relating to the A&R SAIP and make any other determinations it believes necessary or advisable for the administration of the A&R SAIP. The Human Capital & Compensation Committee may delegate the administration of the A&R SAIP to a subcommittee as it deems appropriate, except that no delegation may be made in the case of awards made to individuals who are subject to Section 16 of the Exchange Act.
Size of Share Pool; Shares Available
As of December 31, 2023, there were 2,132,633 shares subject to outstanding awards under the 2021 SAIP and 2015 SAIP. There were no shares subject to outstanding awards under the 2010 SAIP. If our shareholders approve the A&R SAIP, the total number of shares reserved for grant under the A&R SAIP (inclusive of awards previously granted under the 2021 SAIP) will be 9,190,000 shares plus (i) the number of shares that remain available for issuance as of the Effective Date under the Prior Plans, and (ii) the number of shares that are subject to outstanding awards under the Prior Plans as of the Effective Date that become available in the future due to the cancellation, forfeiture or expiration of such outstanding awards. The shares to be delivered under the A&R SAIP may be authorized but unissued shares of our common stock, treasury shares and/or shares purchased in the open market. The maximum number of shares available for grants of incentive stock options is 9,190,000. The closing price of a share of our common stock on the NYSE on March 6, 2024 was $77.10.
Non-Employee Director Award Limits under the A&R SAIP
The maximum number of shares that may be covered by equity-based awards granted to a non-employee director in any calendar year, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the non-employee director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not exceed $750,000 in total value (calculating the value of any such awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
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Proposal 4 – Approval of the Amended and Restated 2021 Stock Award and Incentive Plan
Shares Subject to Awards; Share Counting
If (i) any shares of common stock subject to an award are forfeited, an award expires or is settled for cash (in whole or in part), or (ii) after the Effective Date, any shares of common stock subject to an award under the 2015 SAIP are forfeited, an award under the 2015 SAIP expires or is settled for cash (in whole or in part), then in each such case the shares of common stock subject to such award or award under the 2015 SAIP shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under the A&R SAIP.
In the event that withholding tax liabilities arising from an award other than an option or SSAR or, after the Effective Date, an award other than an option or SSAR under 2015 SAIP are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock, the shares so tendered or withheld shall again become available for awards under the A&R SAIP.
Notwithstanding anything to the contrary contained herein, the following shares of common stock shall not again become available for issuance under the A&R SAIP: (i) shares of common stock tendered by the participant or withheld by the Company in payment of the exercise price of an option, (ii) shares of common stock tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to options or SSARs, (iii) shares of common stock subject to a SSAR that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.
Eligibility
All employees of the Company and its affiliates, as well as the Company’s non-employee Directors as selected by the Human Capital & Compensation Committee, will be eligible to participate in the A&R SAIP (“participants”). As of the date of this proxy statement, there are approximately 1,800 employees of the Company and its affiliates and 10 non-employee directors of the Company who are eligible to participate in the A&R SAIP.
Prohibition on Repricing
The A&R SAIP does not permit the repricing of options or SSARs or the exchange of underwater options or SSARs for cash or other awards, provided that adjustments to the exercise price of an option or SSAR in connection with certain corporate transactions described below will not be considered a repricing for these purposes.
Transferability
Unless otherwise provided in an award agreement, awards granted under the A&R SAIP may not be transferred except by will or the laws of descent and distribution. During the participant’s lifetime, any options or awards may be exercised only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No awards may be transferred by a participant in exchange for monetary consideration.
Certain Adjustments
In the event of any change in the number or kind of outstanding shares of common stock of the Company by reason of any extraordinary stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, liquidation, dissolution, repurchase or exchange of shares or similar corporate change, the Human Capital & Compensation Committee shall, to the extent it deems appropriate, adjust the maximum aggregate number and type of shares with respect to which awards may be granted under the A&R SAIP, the individual and aggregate limits under the A&R SAIP, and the terms and conditions of any
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Proposal 4 – Approval of the Amended and Restated 2021 Stock Award and Incentive Plan
outstanding award. In the event of an increase or decrease in the number of issued shares of our common stock without payment or receipt of consideration by us, the Human Capital & Compensation Committee shall, to the extent it deems appropriate, adjust outstanding awards as to the type of shares, number of shares and exercise price per share. In addition, in the event of certain corporate transactions, such as a dissolution, sale or merger of our Company, the Human Capital & Compensation Committee has the discretion to provide for the cancellation and cash-out of outstanding awards under the A&R SAIP, or to provide for the exchange of such outstanding awards and to make certain equitable adjustments.
Change in Control
In the event of a change in control (as defined in the A&R SAIP), unless otherwise provided in the participant’s award agreement or the International Flavors & Fragrances Inc. Executive Severance Policy (the “ESP”), if applicable, the Human Capital & Compensation Committee will determine the deemed level of achievement of the applicable performance goals with respect to any performance award as of the date of the change in control.
Generally, unless otherwise provided in the participant’s award agreement, or the ESP, if applicable, (i) if the acquirer does not assume the outstanding awards under the A&R SAIP or (ii) if the acquirer assumes the outstanding awards under the A&R SAIP and a participant’s employment is involuntarily terminated without cause (or for participants in the ESP, the participant terminates employment for good reason), in either case, within the 24-month period following a change in control:
•	any unvested options and SSARs will immediately vest and remain exercisable for the period of time set forth in the applicable award agreement; and
•
the restrictions, limitations and conditions on other awards will lapse and such awards will become fully vested (with respect to any performance awards, subject to the Human Capital & Compensation Committee’s determination with respect to performance as of the date of the change in control).

Additionally, the Human Capital & Compensation Committee or Board may provide for awards to be cancelled in exchange for a cash payment in connection with a change in control.
Term, Amendment and Termination
The 2021 SAIP is currently set to expire on May 4, 2031. The amendment and restatement would extend the expiration date to May 1, 2034, such that the A&R SAIP will have a ten-year term from the date of shareholder approval, unless terminated earlier by the Board. Awards granted under the A&R SAIP prior to its termination may remain outstanding beyond the termination date of the A&R SAIP.
The Board may suspend, terminate or discontinue the A&R SAIP or revise, modify or amend the A&R SAIP or any award at any time, provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval.
Types of Awards
The A&R SAIP provides for the grant of cash and equity-based awards, including performance awards.
Cash and equity awards. The Human Capital & Compensation Committee may grant cash and equity-based or equity-related awards upon such terms and conditions as the Human Capital & Compensation Committee may impose. These awards may (i) involve the transfer of actual shares, either at the time of grant or after, or payment in cash or otherwise of amounts based on the value of our shares, (ii) be subject
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to performance and/or service-based conditions, (iii) be in the form of SSARs, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States.
Stock options. Options granted under the A&R SAIP may be either non-qualified stock options or incentive stock options intended to qualify under Section 422 of the IRC. Other than with respect to options assumed in connection with certain corporate transactions, the exercise price of any option may not be less than the fair market value of our shares on the date the option is granted and may be paid in cash or in any other manner as may be determined by the Human Capital & Compensation Committee. The term of any options under the A&R SAIP may not exceed 10 years from the date of grant. The Human Capital & Compensation Committee determines the terms and conditions of award of options.
Performance-based awards. The Human Capital & Compensation Committee may grant cash or equity-based awards, the grant, payment or vesting of which is conditioned upon the satisfaction of certain Performance Measures. Performance Measures may include one or more of the following, singly or in combination: (i) earnings per share, net earnings per share or growth in such measures; (ii) net sales, sales, net revenues or revenues or growth in sales or revenues; (iii) earnings measures (including earnings before or after any or all of interest, taxes, depreciation, and amortization or extraordinary or special items); (iv) income, net income, net income per share of common stock (basic or diluted) or growth in income; (v) cash flow (including net cash provided by operations, cash flow in excess of cost of capital (discounted or otherwise), free cash flow, and cash flow return on capital) or growth in such measures; (vi) return measures, including return on assets (gross or net), return on investment, return on capital, return on equity, return on revenue or return on sales; (vii) economic profit or economic value created; (viii) gross profit or operating profit; (ix) gross margin, operating margin or profit margin or growth in such measures; (x) shareholder value creation measures, including price per share of common stock or total shareholder return; (xi) dividend payout levels, including as a percentage of net income; (xii) asset measures, including asset growth; (xiii) asset turnover; (xiv) sales measures; (xv) book value; (xvi) brand contribution; (xvii) market share or growth in market share; (xviii) unit volume; (xix) working capital amounts, including working capital as a percentage of customer sales; (xx) operational costs or cost controls and other expense targets, or a component thereof, or planning or forecasting accuracy; (xxi) supply chain achievements; (xxii) innovation as measured by a percentage of sales of new products; (xxiii) strategic plan development and implementation; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction and retention, employee development, satisfaction and retention, market penetration, management of employment practices and employee benefits, diversity, supervision of litigation, information technology, corporate social responsibility, customer growth, customer service, improvements in capital structure, debt leverage, expense management, operating efficiency, strategic planning, process reliability, product quality, regulatory compliance, risk mitigation, sustainability and environmental impact, and goals relating to acquisitions, divestitures or strategic partnerships or transactions or (xxv) such other measures as the Human Capital & Compensation Committee may determine from time to time.
The Performance Measures listed above may relate to the performance of the Company (or that of an affiliate, business group, business unit or division of the Company) and may be expressed as an amount, as an increase or decrease over a specified period, or as a relative comparison to the performance of other companies or a published or special index.
The measurement of the Performance Measures may be adjusted for the impact of certain items that occur during the performance period, including, without limitation, (i) unusual, non-recurring or extraordinary items or expenses; (ii) charges for restructurings; (iii) discontinued operations; (iv) acquisitions or divestitures; (v) the cumulative effect of changes in accounting treatment; (vi) changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; (vii) any impact of impairment of tangible or intangible assets; (viii) any impact of the issuance or repurchase of
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equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; (ix) any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; (x) stock-based compensation expense; (xi) asset write-downs, in-process research and development expense; (xii) gain or loss from all or certain claims and/or litigation and insurance recoveries; (xiii) foreign exchange gains and losses; (xiv) any impact of changes in foreign exchange rates and any changes in currency; (xv) a change in the Company’s fiscal year; (xvi) litigation legal fees; (xvii) pension expenses and (xviii) any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements.
If the Human Capital & Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of our Company, or a manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Human Capital & Compensation Committee may in its discretion modify such Performance Measures as it deems appropriate and equitable.
Authorization of Sub-Plans
The Human Capital & Compensation Committee may from time to time establish one or more sub-plans under the A&R SAIP for the purpose of satisfying applicable laws of various jurisdictions.
Federal Income Tax Consequences
The following is a summary of the effect of U.S. federal income taxation on the participants in the A&R SAIP and the Company. This summary does not discuss the income tax laws of any other jurisdiction (including state or local jurisdictions) in which the participant may reside or be subject to tax.
Stock Appreciation Rights
Generally, the recipient of a stand-alone SSAR will not recognize taxable income at the time the stand-alone SSAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SSAR will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SSARs. However, upon the exercise or settlement of a SSAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.
Stock Awards/Performance Awards
No income will be recognized at the time of grant by the recipient of a stock award or performance award if such award is subject to contingencies or restrictions that qualify as substantial risks of forfeiture under the applicable provisions of the IRC. Generally, at the time the contingencies or restrictions are satisfied or terminate with respect to a stock award, the then fair market value of the stock or the amount of cash received will constitute ordinary income to the employee. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.
Incentive Stock Options
An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee, if applicable. If the optionee holds the stock received as a result of an exercise of an incentive stock option for the later of two years from the date of the grant or one year from the date of exercise, then the gain realized on disposition of the shares is treated as a long-term
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capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include into income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. In the event of a disqualifying disposition, the Company will be entitled to a deduction, in the year of such a disposition, in an amount equal to the amount includible in the optionee’s income as compensation. The optionee’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.
Non-Qualified Stock Options
A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation in the amount equal to the excess of the then fair market value of the shares over the option exercise price. Subject to the applicable provisions of the IRC, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option exercise price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term capital gain to the optionee (or loss), depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange, the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.
Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States
The grant and exercise or settlement of options and awards under the A&R SAIP to non-employee Directors and to employees outside the United States may be taxed (including income and/or employment taxes) on a different basis.
Tax Deductibility
Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the IRC (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit. Given the elimination of certain Section 162(m) provisions, certain amounts that would otherwise be deductible by the Company will not be deductible as a result of the $1 million limit.
New Plan Benefits
All awards to directors, executive officers and employees under the A&R SAIP cannot be determined at this time as the amount and form of grants under the A&R SAIP to be made to any eligible participant in any year is determined by the Human Capital & Compensation Committee or the Board, as applicable.
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Aggregate Awards Granted
The following table sets forth the awards that have been granted under the 2021 SAIP since its inception through March 6, 2024 to each NEO, all current executive officers as a group, all current non-executive directors as a group, and all employees, including all current officers who are not executive officers, as a group; there is no person who has received or as determined at this time, will receive 5% or more of the available shares under the A&R SAIP.
This table includes shares subject to awards that may have been exercised, cancelled or forfeited:
Name	Number of Shares Underlying Options	Number of Shares Underlying Stock-Settled Appreciation Rights	Number of Shares Underlying Time-Based Restricted Stocks Units	Number of Shares Underlying Performance- Based Restricted Stocks Units	Number of Shares Underlying Purchased Restricted Stock Units	Number of Shares Underlying Deferred Stock Units
Frank K. Clyburn, Jr.		82,977	69,042	118,152		6,619
Glenn Richter		43,482	48,165	17,658
Yuvraj Arora			28,847	21,322
Simon Herriott			11,639	10,442	4,232
Jennifer Johnson			9,934	8,799	3,166
All Current Executive Officers as Group		126,459	270,629	192,975	8,523	6,619
All Current Directors who are not Executive Officers as a Group			32,466
All Employees, Including all Current Officers who are not Executive Officers, as a Group		10,867	1,480,151	132,554	97,037
YOUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED INTERNATIONAL FLAVORS & FRAGRANCES INC. 2021 STOCK AWARD AND INCENTIVE PLAN
IFF | 2024 PROXY STATEMENT	79

Equity Compensation Plan Information
We currently grant equity awards under our 2021 Stock Award and Incentive Plan (the “2021 SAIP”). The following table provides information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,661,733 (2)	$116.26 (3)	691,544
Equity compensation plans not approved by security holders(4)(5)	155,786	$ 116.26 (3)	606,538
Total	1,817,519	$116.26 (3)	1,298,082
(1)	Represents the 2021 SAIP. The 2021 SAIP replaced the Company’s 2015 SAIP and the 2010 Stock Award and Incentive Plan (the “2010 SAIP”).
(2)
Includes options, RSUs, SSARs, the number of shares to be issued under the 2021-2023 LTIP cycle based on actual performance, and the maximum number of shares that may be issued under the 2022-2024 and 2023-2025 LTIP cycles if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2023 over the exercise price and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2023. Excludes outstanding shares of purchased restricted stock under the 2010 SAIP and 2000 Stock Award and Incentive Plan.

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the LTIP.
(4)
We currently have two equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 91 and (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director. Although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized.

(5)
Includes 562,788 shares remaining available for issuance under the DCP and 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

80	IFF | 2024 PROXY STATEMENT

Executive Compensation
Executive Compensation
Summary Compensation Table
The following table sets forth the compensation for:
•	our CEO in 2023;
•	our current CFO; and
•	our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2023.
We refer to the executive officers included in the Summary Compensation Table as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in this proxy statement under the heading “Compensation Discussion and Analysis.”
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	SSARs	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Frank K. Clyburn, Jr. CEO	2023	1,300,000		8,249,977		1,121,250	76,426	10,747,653
	2022	1,147,500		13,268,951	3,242,154	1,405,950	207,099	19,271,654
Glenn Richter EVP, Chief Financial and Business Transformation Officer	2023	789,375		2,399,912		415,294	63,704	3,668,285
	2022	750,000		528,066	1,745,367	486,675	81,022	3,591,130
	2021	197,260		4,961,170		215,886	7,918	5,382,234
Yuvraj Arora President, Nourish	2023	366,154	550,000	3,999,974		168,919	17,500	5,102,547
Simon Herriott President, Health and Biosciences and Scent	2023	634,500		1,199,971		480,146	77,030	2,391,647
Jennifer Johnson EVP, General Counsel and Corporate Secretary	2023	613,462		1,200,056		290,950	67,758	2,172,226
(1)
Mr. Clyburn joined the Company on February 14, 2022 and ceased serving as our CEO and as a director on February 6, 2024. Mr. Arora joined as our President, Nourish on June 19, 2023. Mr. Herriott and Ms. Johnson show one year of compensation as they were not previously NEOs.

(2)
The 2023 amounts in this column include the following amounts contributed to the Retirement Investment Fund Plan (401(k)): Mr. Clyburn — $30,000; Mr. Richter — $30,000; Mr. Herriott — $19,800; and Ms. Johnson — $22,500.

(3)	The amounts in this column represent the sign-on bonus award in connection with Mr. Arora’s hire in June 2023 as discussed in the “Offer Letters or Employment Arrangements” section.
(4)
The amounts in the Stock Awards column represent the aggregate grant date fair value of all equity awards granted during each respective fiscal year calculated in accordance with FASB ASC Topic 718. With respect to 2023, the amounts in this column include RSUs and awards granted in respect of the 2023-2025 LTIP Cycle in the form of PSUs, which will be payable in our common stock if the performance conditions are satisfied. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 13 to our audited financial statements included in our

IFF | 2024 PROXY STATEMENT	81

Executive Compensation
Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The grant date fair value of LTIP awards is calculated based on the closing market price of a share of our common stock on the date of grant, with an adjustment to reflect the fact that such awards do not participate in dividend rights, details of which may be found in Note 13 to our audited financial statements included in our Report on Form 10-K for the fiscal year ended December 31, 2023. The grant date fair value attributable to the 2023-2025 LTIP cycle awards is based on the probable outcome of the performance conditions. The grant date fair value assuming achievement of maximum performance for the 2023-2025 LTIP is as follows: (i) Mr. Clyburn: $9,899,923; (ii) Mr. Richter: $2,399,898; (iii) Mr. Yuvraj: $3,400,006; (iv) Mr. Herriott: $1,199,908; and (v) Ms. Johnson: $1,200,054.
(5)	The 2023 amounts in this column include amounts earned under the 2023 AIP.
(6)	Details of the 2023 amounts set forth in this column are included in the “All Other Compensation” table below.
2023 All Other Compensation
	Dividends on Stock Awards ($)(1)	Company Contributions to Savings and Defined Contribution Plans ($)(2)	Auto ($)(3)	Financial/ Estate Planning, Tax Preparation and Legal Services ($)(4)	Matching Charitable Contributions ($)	Other ($)(5)	Total ($)
Frank K. Clyburn, Jr.		30,000	24,996	20,000		1,430	76,426
Glenn Richter		25,872	21,672	15,000		1,160	63,704
Yuvraj Arora			10,000	7,500			17,500
Simon Herriott	13,712	32,625	10,693	15,000	5,000		77,030
Jennifer Johnson	10,258	22,500	20,000	15,000			67,758
(1)	The amounts in this column represent dividend equivalents paid during 2023 on shares of PRSUs that were awarded prior to 2023.
(2)
The amounts in this column represent: (i) matching amounts paid under our Retirement Investment Fund Plan (401(k)); and (ii) amounts matched or set aside by our Company under our DCP (which are matching contributions that would otherwise be made under our 401(k) plan but for limitations under U.S. tax law). Dividend equivalents are credited on shares (including premium shares) held in accounts of participants who defer into the IFF Stock Fund. Dividend equivalents are included in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation Table and are not included in the amounts represented in this column.

(3)
With respect to Messrs. Clyburn, Richter and Arora and Ms. Johnson, the amounts in this column represent the auto allowances provided by our Company in lieu of a Company-provided vehicle. Mr. Herriott’s amount is the imputed income from a Company provided car. Once his lease has ended, Mr. Herriott will be provided with an auto allowance pursuant to the Company’s policy.

(4)	The amounts in this column represent, for each of our named executive officers, costs for financial planning and estate planning.
(5)	The amounts in this column represent, for each of our executives, annual physical examination.
82	IFF | 2024 PROXY STATEMENT

Executive Compensation
Offer Letters or Employment Arrangements
Mr. Clyburn
Pursuant to the terms of letter agreement dated January 18, 2022 between our Company and Mr. Clyburn, Mr. Clyburn became our CEO effective February 14, 2022. This letter agreement was in effect prior to Mr. Clyburn entering into a separation and transition agreement, dated January 11, 2024, and is superseded by such separation agreement. Mr. Clyburn’s separation and transition agreement is described under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”
Under this agreement, Mr. Clyburn’s employment was on an at-will basis until terminated by either party. Mr. Clyburn was entitled to the following compensation under the agreement:
•	An initial annual base salary of $1,300,000. Mr. Clyburn’s salary will be reviewed by the Board periodically and may be increased, but not decreased. Mr. Clyburn’s current base salary is $1,300,000;
•	A target AIP bonus of 150% of his base salary;
•	For 2022, an LTI target of $6,750,000 and a maximum of up to 200% of the LTIP target;
•	Participation in the ECP program; and
•
One-time equity grants with an aggregate cash value, as of the grant date, of $10,200,000 as a replacement for the awards forfeited upon his termination from his prior employer and granted on March 1, 2022. These one-time equity grants were comprised of the following:

○	Performance Stock Units with a grant date value equal to $5,250,000, wholly linked to the Company’s relative TSR vs S&P 500 over the 1-, 2- and 3-year performance periods;
○	Stock-Settled Appreciation Rights with a grant date value equal to $1,100,000;
○	Restricted Stock Units with a grant date fair value equal to $3,000,000; and
○	Restricted Deferred Stock Units with a grant date value equal to $850,000.
The letter agreement provides for non-competition, non-solicitation, non-disclosure and cooperation covenants.
Mr. Richter
Pursuant to the terms of an offer letter dated September 15, 2021 between our Company and Mr. Richter, Mr. Richter became our Chief Financial Officer effective September 27, 2021.
Under this offer letter, Mr. Richter’s employment is on an at-will basis until terminated by either party. Mr. Richter is entitled to the following compensation under the offer letter:
•
An annual base salary of $750,000. Mr. Richter’s salary will be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee. Mr. Richter’s current base salary is $789,375;

•	A target AIP bonus of 90% of his base salary;
•	For 2022, an LTI target of $2,200,000 and a maximum of up to 200% of the LTIP target;
IFF | 2024 PROXY STATEMENT	83

Executive Compensation
•	Participation in the ECP program; and
•	A one-time equity grant with an aggregate cash value, as of the October 1, 2021 grant date, of $5,000,000.
Mr. Richter’s one-time RSU award agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”
Mr. Arora
Pursuant to the terms of an offer letter dated May 16, 2023 between our Company and Mr. Arora, Mr. Arora became our President, Nourish effective June 19, 2023.
Under this offer letter, Mr. Arora’s employment is on an at-will basis until terminated by either party. Mr. Arora is entitled to the following compensation under the offer letter:
•	An annual base salary of $680,000. Mr. Arora’s salary will be reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee;
•	A target AIP bonus of 90% of his base salary; and
•	For 2024, an LTI target of $1,800,000 and a maximum of up to 200% of the LTIP target.
As replacement for the awards forfeited upon his termination from his prior employer, Mr. Arora received:
•	A one-time equity grant with an aggregate cash value, as of the July 1, 2023 grant date, of $4,000,000. These one-time equity grants were comprised of the following:
○	Restricted Stock Units with a grant date value equal to $2,300,000 as a replacement for the awards forfeited upon his termination from his prior employer; and
○	An LTIP award, in the form of performance stock units, with a target amount equal to $1,700,000 as a replacement for the awards forfeited upon his termination from his prior employer.
•	A one-time cash award of $550,000
Mr. Arora’s one-time RSU award agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements — Other Separation Arrangements.”
Mr. Herriott
Pursuant to the terms of an offer letter dated June 2, 2023 between our Company and Mr. Herriott, Mr. Herriott became our President, Health & Biosciences and Scent effective July 1, 2023.
Under this offer letter, Mr. Herriott’s employment is on an at-will basis until terminated by either party. Mr. Herriott is entitled to the following compensation under the offer letter:
•	An annual base salary of $660,000. Future adjustments of Mr. Herriott’s base salary will be made in accordance with applicable guidelines and his performance;
•	A one-time equity grant with an aggregate cash value, as of the grant date, of $300,000. These one-time equity grants were comprised of the following:
84	IFF | 2024 PROXY STATEMENT

Executive Compensation
○	Restricted Stock Units with a grant date fair value equal to $150,000;
○	LTIP award, in the form of performance stock units, with a target amount equal to $150,000.
Other NEOs
The compensation of our other NEOs is approved by the Human Capital & Compensation Committee and is generally determined by the terms of the various compensation plans in which they are participants and which are described in this proxy statement more fully above in the Compensation Discussion and Analysis, in the narrative following the Grants of Plan-Based Awards Table and under the heading “Termination of Employment and Change in Control Arrangements.” In addition, their salary is reviewed, determined and approved on an annual basis by our Human Capital & Compensation Committee. Executives also may be entitled to certain compensation arrangements provided or negotiated in connection with their commencement of employment with our Company, or as required by local law.
IFF | 2024 PROXY STATEMENT	85

Executive Compensation
2023 Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs during 2023. The amounts reported in the table under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts under Equity Incentive Plan Awards” represent the threshold, target and maximum awards under our AIP and LTIP programs, respectively.
For a further understanding of the performance conditions applicable to the AIP and LTIP awards, please review the discussion under “Annual Incentive Plan” and “Long-Term Incentive Plan” in the Compensation Discussion and Analysis above.
Name	Type of Award (1)	Grant Date(2)	Date of Compensation Committee / Board Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock Awards ($)(6)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frank K. Clyburn, Jr.	AIP	2/1/2023	2/1/2023	487,500	1,950,000	3,900,000
	2023 LTIP	3/7/2023	3/7/2023				11,785	47,138	94,276		4,949,961
	RSU	5/3/2023	2/1/2023							35,006	3,300,016
Glenn Richter	AIP	2/1/2023	2/1/2023	180,563	722,250	1,444,500
	2023 LTIP	3/7/2023	3/7/2023				2,857	11,427	22,854		1,199,949
	RSU	5/3/2023	2/1/2023							12,729	1,199,963
Yuvraj Arora	AIP	6/19/2023	6/2/2023	82,159	328,636	657,272
	2023 LTIP	6/19/2023	6/2/2023				5,331	21,322	42,644		1,700,003
	RSU	7/3/2023	6/2/2023							28,847	2,299,971
Simon Herriott	AIP	2/1/2023	2/1/2023	127,835	511,338	1,022,676
	2023 LTIP	3/7/2023	2/28/2022				1,071	4,285	8,570		449,968
	RSU	5/3/2023	2/1/2023							4,774	450,045
	2023 LTIP	7/1/2023	6/2/2023				477	1,907	3,814		149,986
	RSU	7/3/2023	6/2/2023							1,881	149,972
Jennifer Johnson	AIP	2/1/2023	2/1/2023	126,500	506,000	1,012,000
	2023 LTIP	3/7/2023	3/7/2023				1,429	5,714	11,428		600,027
	RSU	5/3/2023	2/1/2023							6,365	600,029
(1)	AIP = 2023 AIP
2023 LTIP = 2023-2025 Long-Term Incentive Plan Cycle
RSU = Restricted Stock Unit
(2)	The AIP, 2023 LTIP and RSU grants were made under our 2021 SAIP. The material terms of these awards are described in this proxy statement in the “Compensation Discussion and Analysis.”
(3)	AIP amounts in this column are the threshold, target and maximum dollar values under our 2023 AIP.
(4)
2023 LTIP amounts in this column are the threshold, target and maximum number of shares payable in shares of our common stock if the performance conditions are satisfied. The target number of shares of our common stock was determined by dividing the target dollar value of the award by (i) $105.01, the average closing market price of a share of our common stock for the 20 trading days preceding January 2, 2023, the first trading day of the 2023-2025 LTIP cycle for Messrs. Clyburn,

86	IFF | 2024 PROXY STATEMENT

Executive Compensation
Richter and Herriott’s and Ms. Johnson’s annual equity grants, (ii) $79.73, the average closing market price of a share of our common stock for the 20 trading days preceding June 19, 2023 for Mr. Arora, and (iii) $78.65, the average closing market price of a share of our common stock for the 20 trading days preceding July 1, 2023 for Mr. Herriott’s award granted upon his taking on the additional responsibilities as President, Scent. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of 2023 LTIP awards.
(5)	The amounts in this column represent the number of RSUs granted.
(6)
The amounts in this column represent the aggregate grant date fair value of the RSUs and awards granted in respect of the 2023-2025 LTIP cycle in the form of PSUs granted to our NEOs during the fiscal year ended December 31, 2023, calculated in accordance with FASB ASC Topic 718. The grant date fair value 2023-2025 LTIP cycle PSUs is based on the probable outcome of the applicable performance conditions.

IFF | 2024 PROXY STATEMENT	87

Executive Compensation
2023 Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2023.
	Stock-Settled Appreciation Rights (SSARs)							Stock Award
Name	Grant Date	Grant Type(1)	Number of Securities Underlying Unexercised NQ Stock Options or SSARs Exercisable (#)	Number of Securities Underlying Unexercised NQ Stock Options or SSARs Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned NQ Stock Options or SSARs (#)	NQ Stock Options or SSARs Exercise Price ($)	NQ Stock Options or SSARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Frank K. Clyburn, Jr.	2/14/2022	2022 LTIP								7,532 (3)	609,886
	3/1/2022	DSU						5,296 (4)	428,817
	3/1/2022	RSU						23,363 (5)	1,891,702
	3/1/2022	SSAR		29,613		128.41	3/1/2029	(6)
	3/1/2022	PSU								7,666 (7)	620,716
	5/4/2022	RSU						10,673 (8)	864,193
	5/4/2022	SSAR		53,364		126.49	5/4/2029	(8)
	3/7/2023	2023 LTIP								11,785 (18)	954,231
	5/3/2023	RSU						35,006 (16)	2,834,436
Glenn Richter	10/1/2021	RSU						11,812 (10)	956,418
	1/1/2022	2022 LTIP								945 (4)	76,517
	5/4/2022	SSAR		43,482		126.49	5/4/2029	(9)
	3/7/2023	2023 LTIP								2,857 (18)	231,331
	5/3/2023	RSU						12,729 (16)	1,030,667
Yuvraj Arora	6/19/2023	2023 LTIP								5,331 (18)	431,651
	7/3/2023	RSU						28,847 (17)	2,335,742
Simon Herriott	2/2/2017	NQ Stock Options	3,202			123.76	2/1/2027	(11)			—
	2/15/2018	NQ Stock Options	1,356			149.65	2/14/2028	(11)
	8/5/2019	NQ Stock Options	11,702			95.28	8/5/2029	(11)
	2/19/2020	NQ Stock Options	2,823			77.16	2/18/2030	(11)
	5/5/2021	RSU						346 (9)	28,016
	5/5/2021	PRSU						1,244 (9)	100,727
	1/1/2022	2022 LTIP								451 (3)	36,517
	4/1/2022	RSU						1,489 (13)	120,564
	5/4/2022	RSU						1,660 (8)	134,410
	5/4/2022	PRSU						2,988 (8)	241,938
	3/7/2023	2023 LTIP								1,071 (18)	86,719
	5/3/2023	RSU						4,774 (16)	386,551
	7/1/2023	2023 LTIP								477 (18)	38,623
	7/3/2023	RSU						1,881 (16)	152,305
Jennifer Johnson	2/15/2018	NQ Stock Options	747			149.65	2/14/2028	(11)
	8/5/2019	NQ Stock Options	11,702			95.28	8/5/2029	(11)
	2/19/2020	NQ Stock Options	3,137			77.16	2/18/2030	(11)
	5/5/2021	PRSU						622 (9)	50,363
	5/5/2021	RSU						346 (9)	28,016
	1/1/2022	2022 LTIP								354 (3)	28,663
	5/4/2022	PRSU						2,544 (8)	205,988
	5/4/2022	RSU						1,141 (8)	92,387
	3/7/2023	2023 LTIP								1,429 (18)	115,706
	5/3/2023	RSU						6,365 (16)	515,374
(1)	2022 LTIP = 2022-2024 Long-Term Incentive Plan Cycle
2023 LTIP = 2023-2025 Long-Term Incentive Plan Cycle
PRSU = Purchased Restricted Stock Unit
PSU = Performance Stock Unit
88	IFF | 2024 PROXY STATEMENT

Executive Compensation
RSU = Restricted Stock Unit
DSU = Deferred Stock Unit
SSAR = Stock Settled Appreciation Right
NQ Stock Options = Non-Qualified Stock Options
(2)	The market value was determined based on the closing price of our common stock on December 31, 2023 ($80.97).
(3)	This amount represents the threshold number of shares of stock that remain subject to the achievement of specified performance objectives over the 3 years of the 2022-2024 LTIP cycle.
(4)	This award vests on March 1, 2027.
(5)	This award vests on March 1, 2025.
(6)	This award vests in three equal tranches. The first 9,871 SSARs vested on March 1, 2023. The third and fourth 9,871 will vest March 1, 2024 and March 1, 2025.
(7)
This award vests 25% on March 1, 2023, 25% on March 1, 2024 and 50% on March 1, 2025, subject to the applicable performance conditions being met. The first 25% equal to 10,221 shares was forfeited due to not meeting performance conditions and therefore did not vest on March 1, 2023.

(8)	This award vests on April 4, 2025.
(9)	This award vests on April 5, 2024.
(10)	This award had 11,812 RSUs vest on October 1, 2023 and has one remaining tranche of 11,812 which will vest on October 1, 2024.
(11)	These stock options are fully vested and fully exercisable.
(12)	This award vests on April 4, 2025.
(13)	This award vests in two equal tranches. The first 1,489 vested on April 1, 2023 and the second 1,489 vests on April 1, 2024.
(14)	This award vest one-third per year on July 1, 2024, July 1, 2025 and July 1, 2026.
(15)	This amount represents the threshold number of shares of stock that remain subject to the achievement of specified performance objectives over the three years of the 2023-2025 LTIP cycle.
(16)	This award vests one-third per year on May 3, 2024, May 3, 2025 and May 3, 2026.
(17)	This award vests 40% on May 3, 2024 and 60% on May 3, 2025.
IFF | 2024 PROXY STATEMENT	89

Executive Compensation
2023 Stock Vested
The following table provides information regarding stock vested during 2023 for each of our NEOs. Mr. Herriott and Ms. Johnson hold options that are fully vested and exercisable. No SSARs were exercised by our NEOs during 2023.
	Stock Awards
Name	Type of Award(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank K. Clyburn, Jr.	DSU(2)	1,323	121,240
Glenn Richter	RSU(3)	11,812	779,238
	LTIP(7)	99	7,512
Simon Herriott	RSU(4)	1,489	134,903
	RSU(5)	617	59,312
	LTIP(7)	286	21,702
Jennifer Johnson	RSU(6)	1,041	70,850
	RSU(5)	708	68,060
	LTIP(7)	195	14,797
(1)	RSU = Restricted Stock Unit
DSU = Restricted Deferred Stock Unit
LTIP = 2021-2023 Long-Term Incentive Plan Cycle
(2)
This award was granted to Mr. Clyburn on March 1, 2022, as a result of his hire on February 14, 2022. The award has five equal tranches vesting on March 1, 2023, March 1, 2024, March 1, 2025, March 1, 2026, and March 1, 2027. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on March 1, 2023 ($91.64) multiplied by the tranche that vested in 2023.

(3)
This award was granted to Mr. Richter on October 1, 2021, as a result of his hire on September 27, 2021. The award has three equal tranches vesting on October 1, 2022, October 1, 2023 and October 1, 2024. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on October 2, 2023, the first business day following the vesting date ($65.97) multiplied by the tranche that vested in 2023.

(4)
This award was granted to Mr. Herriott on April 1, 2022. The award vests in two equal tranches vesting on April 1, 2023 and April 1, 2024. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on April 3, 2023, the first business day following the vesting date ($90.60) multiplied by the tranche that vested in 2023.

(5)
This award was granted to Mr. Herriott and Ms. Johnson on February 19, 2020. The award vested in three equal tranches vesting on February 19, 2021, February 19, 2022 and February 19, 2023. The amount shown as the Value Realized on Vesting is based on the average of the high and low of our common stock on February 17, 2023, the first business day preceding the vesting date, ($96.13) multiplied by the tranche that vested in 2023.

(6)
This award was granted to Ms. Johnson on November 1, 2021. The award vested in two equal tranches vesting on November 1, 2022 and November 1, 2023. The amount shown as the Value Realized on Vesting is based on the closing market price of our common stock on November 1, 2023 ($68.06) multiplied by the tranche that vested in 2023.

(7)	This award is the equity portion of the 2021-2023 LTIP award. The value realized is based on the closing market price of our common stock on March 1, 2024 ($75.88).
90	IFF | 2024 PROXY STATEMENT

Executive Compensation
Non-Qualified Deferred Compensation
We offer our executives and other senior employees based in the United States an opportunity to defer compensation under our non-qualified deferred compensation plan, or DCP. The DCP allows these employees to defer salary, annual and long-term incentive awards and receipt of stock under some equity awards. There is no limit on the amount of compensation that a participant may elect to defer. Subject to certain limitations on the number of installments and periods over which installments will be paid, participants in the DCP elect the timing and number of installments as to which the participant’s DCP account will be settled. Deferred cash compensation may be treated at the election of the participant as invested in:
•	a variety of equity and debt mutual funds offered by Fidelity Workplace Services LLC, which administers the DCP;
•	a fund valued by reference to the value of our common stock with dividends reinvested (the “IFF Stock Fund”); or
•	an interest-bearing account.
Except for deferrals into the IFF Stock Fund, the participant may generally change his or her choice of funds at any time. For the interest-bearing account, our Human Capital & Compensation Committee establishes an interest rate each year that we intend to be equal to 120% of the applicable federal long-term interest rate. For 2022 this interest rate was 2.26% and for 2023 this interest rate was 5.92%.
We make matching contributions under the DCP to make up for tax limitations on our matching contributions under our Retirement Investment Fund Plan, a 401(k) plan. The 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 6% of a participant’s salary.
Tax rules limit the amount of the Company match under the 401(k) plan for our executives. The DCP matching contribution reflects the amount of the matching contribution that is limited by the tax laws. The same requirements under the 401(k) plan for matching, including vesting, apply to matching contributions under the DCP. These matching contributions automatically vest once a participant completes three years of service with our Company.
RSUs granted to Directors under our equity compensation plans may also be deferred upon vesting.
The following table provides information for our NEOs regarding participation in our DCP.
2023 Non-Qualified Deferred Compensation
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Frank K. Clyburn, Jr.	—	—	—	—	—
Glenn Richter	—	—	—	—	—
Yuvraj Arora	34,000	—	2,067	—	36,067
Simon Herriott	50,760	—	3,513	—	54,273
Jennifer Johnson	—	—	—	—	—
(1)	The amounts in this column are included in the Salary column for 2023 in the Summary Compensation Table and represent executive contributions deferred under the DCP during 2023.
IFF | 2024 PROXY STATEMENT	91

Executive Compensation
(2)	No employer contributions were credited to participants’ accounts during 2023.
(3)
Amounts reported in this column for each named executive officer include amounts reported in IFF’s Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts reported in such years include previously earned, but deferred, salary, AIP, LTIP and matching and premium contributions. This total reflects the cumulative value of each named executive officer’s deferrals, IFF contributions and investment experience.

Termination and Change in Control Arrangements
Executive Severance Policy
Our ESP provides severance payments and benefits to our NEOs and other executives in the event of a termination of their employment in certain specified circumstances. In addition, under our incentive plans, the vesting of equity awards may also be accelerated in connection with certain terminations. The level of severance pay under the ESP is based on a tier system. Each executive’s assigned tier is based on the executive’s grade level. The Human Capital & Compensation Committee may also agree to provide enhanced severance payments and benefits to specific executives. All of our NEOs are in Tier I. Messrs. Richter’s and Arora’s one-time RSU award agreements have modified some of the terms regarding the benefits that he is eligible to receive under the ESP. See “Other Separation Arrangements” below for a discussion of Messrs. Clyburn’s, Richter’s and Arora’s benefits.
Our ESP provides for severance payments and continuation of benefits in connection with a Tier I executive’s termination (1) if his or her employment is terminated by us without Cause or (2) if he or she terminates his or her employment for Good Reason, and these benefits are enhanced to the extent that the termination occurs within two years after a Change in Control (“CiC”).
Our ESP states that a CiC will be deemed to have occurred when any of the following has occurred, with the caveat that, notwithstanding anything in the ESP to the contrary, a CiC shall not exist with respect to an employee unless such employee was actively employed by the Company immediately prior to the consummation of such CiC:
•
a person or group becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities, other than beneficial ownership by us, any of our employee benefit plans or any person organized, appointed or established pursuant to the terms of any such benefit plan;

•
the directors of the Board as of November 1, 2017 (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that (i) any individual becoming a director subsequent to November 1, 2017 whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director and (ii) any individual initially elected or nominated as a director as a result of an actual or threatened election contest shall not be an Incumbent Director; or

•
the consummation of (a) a merger, consolidation, reorganization or similar transaction with us or in which our securities are issued, as a result of which the holders of our outstanding voting securities immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined voting power of the outstanding voting securities of the parent entity resulting from, or issuing its voting securities as part of, such event; (b) a complete liquidation or dissolution of the Company; or (c) a sale or other disposition of all or substantially all of our assets to any person, with certain exceptions.

92	IFF | 2024 PROXY STATEMENT

Executive Compensation
Severance Payments and Benefits Other than in Connection with a Change in Control
Payment for Termination Without Cause or for Good Reason. Pursuant to our ESP, if a Tier I executive’s employment is terminated by us without Cause or by a Tier I executive for Good Reason prior to or more than two years after a CiC, then such Tier I executive is entitled to receive the following:
•
A severance payment equal to (a) two times (2x) in case of our CEO or (b) one and one-half times (1.5x) in case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the prorated portion of the executive’s target AIP award for the year in which termination occurs (payable to the executive in a lump sum within 60 days following termination);

•
Continuation of medical, dental, vision and group life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65; and

•
Any outstanding awards (including for the avoidance of doubt, restricted stock units, stock appreciation rights, restricted stock, performance stock units and Equity Choice Awards) held by the employee as of the date of termination shall be governed by the terms and conditions of the applicable SAIP.

Treatment of Outstanding Equity Awards Under the SAIP. Pursuant to our SAIP, the award agreement or the ESP, if applicable, shall specify the consequences of termination with respect to equity incentive awards. Our RSU and LTIP award agreements provide for the following treatment of outstanding equity awards upon termination not for Cause or by a Tier I executive for Good Reason.
•
A pro-rata portion of the outstanding unvested performance stock units shall remain outstanding, and assuming that the applicable performance achievement level is achieved, will become vested on the original vesting dates as though the employee had not been terminated. The portion of such outstanding unvested performance stock units which is not included in the pro-rata portion subject to continued vesting will be immediately and automatically forfeited upon the date of termination.

•
For Equity Choice Awards, a pro-rata portion of all outstanding and unvested matched PRSUs, SSARs, and RSUs will remain outstanding and become vested at the vesting date as though the employee had not had a termination; SSARs that were vested at the time of termination and those that become vested thereafter will remain outstanding and exercisable until the expiration date.

•	A pro-rata portion of all outstanding unvested RSUs shall remain outstanding and will become vested on the vesting date as though the employee had not had a termination.
Treatment of Outstanding Awards Under the AIP. If an employee is terminated by the Company without Cause or by a Tier I executive for Good Reason on or before March 31, the employee will forfeit any portion of an AIP award for that year. If an employee is terminated after March 31, the AIP award, if any, shall be pro-rated based on the number of the employee’s active days employed in such year preceding the date of termination and actual company performance.
IFF | 2024 PROXY STATEMENT	93

Executive Compensation
Severance Payments and Benefits in Connection with a Change in Control
Upon the occurrence of a termination of a Tier I executive by us without Cause or by the Tier I executive for Good Reason within two years following a CiC, such Tier I executive would be entitled to the following:
•
A severance payment equal to (a) three times (3x) in the case of our CEO or (b) two times (2x) in the case of our other Tier I executives, the sum of the executive’s annual base salary at the date of termination plus the higher of (1) his or her average AIP award for the three most recent years and (2) his or her target AIP award for the year in which termination occurs, payable in a lump sum within 60 days following termination;

•
Unless otherwise provided by the applicable award agreement, for each LTIP award outstanding as of the date of termination, a payment equal to the product of (x) the LTIP Award payment, if any, the employee would have been entitled to receive had employment not been terminated, and (y) a fraction, the numerator of which is the number of days during such performance segment preceding the date of termination and the denominator of which is the total number of days in such performance segment, paid on the date on which the employee would have otherwise been entitled to receive payment in respect of such award had employment not been terminated;

•
Any outstanding awards (including, for the avoidance of doubt, any restricted stock units, stock appreciation rights, restricted stock, performance stock units and Equity Choice Awards) held by the employee as of the date of termination shall be governed by the terms and conditions of the applicable SAIP;

•	Vesting of any benefits under our Supplemental Retirement Plan; and
•
Continuation of medical, dental, vision and group life insurance coverage for 24 months for our CEO and 18 months for our other Tier I executives, or until the executive obtains new employment providing similar benefits or attains age 65.

Definitions. Our ESP defines Cause and Good Reason as follows:
•	“Cause” means:
○
failure of the executive to perform his or her material duties in any material respect which, if reasonably susceptible to cure, has continued after written notice of such failure has been provided and the executive has not cured such failure within 10 days of receipt of such written notice;

○	willful misconduct or gross negligence by the executive that has caused or is reasonably expected to result in material injury to our business, reputation or prospects;
○
the engagement by the executive in illegal conduct or any act of serious dishonesty that could reasonably be expected to result in material injury to our business or reputation or that adversely affects the executive’s ability to perform his or her duties;

○	the executive being indicted or convicted of (or having pled guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or
○	a material and willful violation by the executive of our rules, policies or procedures.
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Executive Compensation
•	“Good Reason” means any of the following:
○
a material decrease in the executive’s base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○	a material diminution in the executive’s authority, duties or responsibilities;
○	relocation of executive’s primary work location more than 50 miles from executive’s primary work location at the time of such requested relocation; or
○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.
However, “Good Reason” will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.
Tax Gross-Up. Executives are not entitled to receive a tax “gross-up” payment. Instead, their severance payments would be subject to a “modified cut-back” provision, where severance or other payments to that executive would be reduced if this reduction would produce a better after-tax result for the executive. There would be no reduction, however, if the executive (who would be responsible for any excise tax) would have a better after-tax result without the reduction.
Participant Obligations for the Protection of Our Business and Clawback. As a condition of the executive’s right to receive severance payments and benefits, the ESP requires that he or she:
•	not compete with us;
•	not solicit, induce, divert, employ, retain or interfere with or attempt to influence our relationship with any employee or person providing services to the Company; and
•	not interfere with or attempt to influence our relationship with any supplier, customer or other person with whom we do business.
These restrictions apply while an executive is employed and following a termination of employment during the period of 12 months in case of non-compete obligations and 24 months in case of non-solicitation obligations. In addition, executives are not entitled to severance if they engage in willful misconduct or a violation of a Company policy that is materially detrimental to us while employed by the Company. The ESP also conditions severance payments and benefits on the executive signing a release and termination agreement, and meeting continuing commitments relating to confidentiality, cooperation in litigation and return of our property.
As discussed above in “Compensation Discussion and Analysis — Clawback Policy,” compensation received under our ESP is subject to our clawback policies if the executive breaches the obligations noted above or if any of the other events triggering a clawback, such as a financial misstatement or restatement, occur.
Effect of IRC Section 409A. The timing of some payments and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to our NEOs or other participants under the ESP upon termination may be delayed until six months after termination.
Payments in Connection with Death, Disability or Retirement. Our executives may also receive payment if their employment terminates as a result of death, disability or retirement as set forth in the terms and conditions of their award agreements with the Company. Our NEOs are also entitled to payments under our Executive Death Benefit Plan as described in this proxy statement under the heading “Compensation
IFF | 2024 PROXY STATEMENT	95

Executive Compensation
Discussion and Analysis — Executive Death Benefit Plan.” In the event of disability, our NEOs would be entitled to payments under our Disability Insurance Program that applies to salaried employees generally (60% of monthly salary up to a maximum of $15,000 per month).
Other Separation Arrangements
Mr. Clyburn
Under the terms of his letter agreement, which was in effect prior to Mr. Clyburn entering into the Clyburn Separation and Transition Agreement (as defined below) and superseded by such separation agreement, Mr. Clyburn is a participant in our ESP and is entitled to receive the benefits set forth above, with the following modifications:
•
In connection with any termination without Cause or for Good Reason, Mr. Clyburn will be entitled to receipt of any unpaid annual bonus or LTIP award earned based on actual performance for the year preceding the year in which the termination occurs.

•	Under Mr. Clyburn’s letter agreement, “Good Reason” means any of the following:
○
a material decrease in the executive’s base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○
a material diminution in the executive’s authority, duties, responsibilities, reporting responsibilities and removal from or failure to renominate Mr. Clyburn to the board at any time, provided that such removal does not include (i) removal as result of a failed shareholder vote or (ii) removal from the board for Cause;

○	relocation of executive’s primary work location more than 50 miles from executive’s primary work location at the time of such requested relocation; or
○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.
However, “Good Reason” will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.
On January 11, 2024, the Company announced that Mr. Clyburn will cease serving as CEO and director of the Board, effective February 6, 2024 and will remain employed with the Company in a transitional role through March 31, 2024. Pursuant to the terms of a separation and transition agreement, dated January 11, 2024 (the “Clyburn Separation and Transition Agreement”), Mr. Clyburn’s departure was a qualifying event for purposes of the ESP. Per the terms and conditions of the ESP, Mr. Clyburn is entitled to termination benefits consisting of (i) a cash separation payment equal to two times the sum of (A) Mr. Clyburn’s annual base salary plus (B) Mr. Clyburn’s target annual bonus opportunity for fiscal year 2024, prorated based upon the number of active days of employment; (ii) 24 months of benefits continuation and (iii) pro-rata vesting of his outstanding restricted share unit, stock appreciation rights and performance share unit awards (with performance share units remaining subject to achievement of actual performance at the end of the applicable performance period). In addition, pursuant to their existing terms and conditions, the sign-on equity awards granted to Mr. Clyburn on March 1, 2022 will continue to vest in full (with performance share units remaining subject to achievement of actual performance at the end of the applicable performance period). Mr. Clyburn was also provided with an extension to the exercise period of the SSARs portion of his sign on equity award to allow him to sell to cover the withholding taxes owed upon exercise. Pursuant to the Clyburn Separation and Transition Agreement, the SSARs that have vested as of Mr. Clyburn’s separation date will remain exercisable until the earlier of (i) the expiration of the original seven-year term of such SSARs and (ii) 30 days following the
96	IFF | 2024 PROXY STATEMENT

Executive Compensation
day Mr. Clyburn ceases to possess material non-public information with respect to the Company, as determined by the Company in its sole discretion. Beginning April 1, 2024, Mr. Clyburn is expected to provide advisory services in a consulting rule until December 31, 2024 and will receive a consulting fee of $1,000,000.
Mr. Richter
Details regarding Mr. Richter’s offer letter dated September 15, 2021, are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table. Pursuant to his letter agreement, Mr. Richter received a one-time equity grant of RSUs with an aggregate grant date value of $5,000,000, which deviates from our form of RSU award agreement in that (i) if Mr. Richter’s employment is terminated without Cause prior to March 14, 2022, then a pro-rata portion of all outstanding unvested RSUs will remain outstanding and continue to vest on the existing vesting schedule and (ii) if Mr. Richter’s employment is terminated without Cause on or following March 14, 2022, then all outstanding unvested RSUs will remain outstanding and continue to vest on the existing vesting schedule.
Mr. Arora
Details regarding Mr. Arora’s offer letter dated May 16, 2023, are included in this proxy statement under the heading “Offer Letters or Employment Arrangements” following the Summary Compensation Table. Pursuant to his letter agreement, Mr. Arora received a cash payment in the amount of $550,000 which he would be required to repay in the event that he voluntarily terminates his employment with the Company without Good Reason or is terminated by the Company for Cause, in either case prior to June 19, 2025. Mr. Arora also received a one-time equity grant of RSUs with an aggregate grant date value of $2,300,000, which deviates from our form of RSU award in agreement in that upon an involuntary termination without Cause, termination for Good Reason, death or disability all outstanding unvested RSUs will accelerate and vest in full.
Potential Payments upon Termination or Change in Control
With respect to Messrs. Clyburn, Richter, Arora, and Herriott, as well as Ms. Johnson, the following table shows the estimated payments and value of benefits that we would provide to such NEOs if the triggering events described in the heading of the table had occurred on December 31, 2023.
Other than as set forth in “Compensation Discussion and Analysis — Other Separation Agreements,” we do not provide any additional benefits to our NEOs upon a voluntary resignation or termination for Cause. Certain assumptions made for purposes of presenting this information and certain amounts not reflected in the table are explained below or in the footnotes to the table.
With respect to the information in the following table, the per-share market price of our common stock is assumed to be $80.97, the actual closing price per share on the last trading day of 2023. In preparing the estimates in this table, we have assumed that any CiC would also constitute a “change in ownership and control” for purposes of the golden parachute excise tax rules. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. Except as noted in footnote 7 of the table below, these amounts do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The salary, AIP award and LTIP award otherwise payable to each NEO through December 31, 2023, is included in the Summary Compensation Table.
IFF | 2024 PROXY STATEMENT	97

Executive Compensation
In addition to the amounts set forth in the table below, in the event of a CiC and absent a subsequent deferral election, the aggregate balance held in our DCP for each of our NEOs who participate in that plan would be automatically accelerated and settled within five business days of the CiC. As of December 31, 2023, two of the NEOs reported below had a DCP balance.
Potential Payments upon Termination or Change in Control
	Involuntary Termination Not for Cause or for Good Reason Prior to or More Than 2 Years After a CiC	Termination Due to Death (1)	Separation Due to Retirement or Disability Prior to or More Than 2 Years After a CiC (2)	Involuntary Termination Not for Cause or for Good Reason Within 2 Years After a CiC	Separation Due to Retirement or Disability Within 2 Years After a CiC (2)
Frank K. Clyburn, Jr.
Salary	$2,600,000	$—	$—	3,900,000 (3)	$—
AIP	3,900,000 (4)	—	—	5,850,000 (5)	—
LTIP (6)	—	—	—	—	—
Equity (7)	9,333,656	11,394,916	—	11,394,916	11,394,916
Benefits Continuation (8)	41,186		—	41,186	—
Executive Death Benefit (9)	—	2,550,000	—	—	—
Total	$15,874,842	$13,944,916	$—	$21,186,102	$11,394,916
Glenn Richter
Salary	$1,203,750	$—	$—	$1,605,000 (3)	$—
AIP	1,083,375 (4)	—	—	1,444,500 (5)	—
LTIP (6)	366,164	366,164	366,164	366,164	366,164
Equity (7)	1,884,505	1,884,505	1,884,505	2,498,419	1,884,505
Benefits Continuation (8)	30,890	—	—	30,890	—
Executive Death Benefit (9)	—	1,555,000	—	—	—
Total	$4,568,684	$3,805,669	$2,250,669	$5,944,973	$2,250,669
Yuvraj Arora
Salary	$1,020,000	$—	$—	$1,360,000	$—
AIP	489,600 (4)	—	—	1,224,000 (5)	—
LTIP (6)	—	—	—	—	—
Equity (7)	2,909,646	2,909,646	—	2,909,646	2,909,646
Benefits Continuation (8)	45,078			45,078
Executive Death Benefit (9)	—	1,310,000	—	—	—
Total	$4,464,324	$4,219,646	$—	$5,539,124	$2,909,646
Simon Herriott
Salary	$990,000	$—	$—	$1,320,000	$—
AIP	792,000 (4)	—	—	1,056,000 (5)	—
LTIP (6)	174,760	174,760	—	174,760	174,760
Equity (7)	381,059	381,059	—	1,428,421	381,059
Benefits Continuation (8)	31,896	—	—	31,896	—
Executive Death Benefit (9)	—	1,270,000	—	—	—
Total	$2,369,715	$1,825,819	$—	$4,011,077	$555,819
Jennifer Johnson
Salary	$948,750	$—	$—	$1,265,000	$—
AIP	759,000 (4)	—	—	1,012,000 (5)	—
LTIP (6)	137,312	137,312	—	137,312	137,312
Equity (7)	301,504	301,504	—	1,122,311	301,504
Benefits Continuation (8)	—	—	—	—	—
Executive Death Benefit (9)	—	1,215,000	—	—	—
Total	$2,146,566	$1,653,816	$—	$3,536,623	$438,816
98	IFF | 2024 PROXY STATEMENT

Executive Compensation
(1)
The amounts in this column represent payments made in the event of the death of the executive either prior to, within two years or more than two years after a CiC, assuming a termination date of December 31, 2023. With respect to amounts shown in the AIP row, if the death of an executive occurred within two years of a CiC, this amount may change as it is the prorated amount of the executive’s target bonus in the year of termination.

(2)	Pursuant to the terms of the ESP, an executive who elects to retire after attaining age 62 is entitled to the benefits in this column (less any disability insurance proceeds).
(3)
Pursuant to the terms of our ESP, if severance payments are deemed to trigger the excise tax imposed by IRC Section 4999, the executive would receive the greater net after-tax benefit of either (i) receipt of full severance payments and executive pays the excise tax or (ii) a reduction to cash severance to the “safe harbor” level so as not to trigger the excise tax. In Mr. Richter’s case, reduction to cash severance to the “safe harbor” level results in the greater net after tax benefit. For Messrs. Clyburn and Arora, payment of the excise tax would result in the greater benefit.

(4)
This amount represents (i) for Mr. Clyburn, 2.0x of the target annual incentive under the AIP for 2023 and (ii) for Messers. Richter, Herriott, Arora and Ms. Johnson, 1.5x the executive’s target annual incentive under the AIP for 2023; however, for Mr. Arora this amount is prorated for the number of active days of employment with the Company during the performance period. This amount does not take into account any actual AIP amounts paid for 2023, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(5)
This amount represents (i) for Mr. Clyburn, 3.0x of the target annual incentive under the AIP for 2023 and (ii) for Messers. Richter, Herriott, Arora and Ms. Johnson, 2.0x the executive’s target annual incentive under the AIP for 2023; however, for Mr. Arora this amount is prorated for the number of active days of employment with the Company during the performance period. This amount does not take into account any actual AIP amounts paid for 2023, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)
The amounts in this row are the LTIP amounts that would be payable as severance in cash with respect to the 2021-2023 and 2022-2024 LTIP cycles, based on prorated target LTIP for the relevant LTIP cycles in progress. Prorated amounts are based on the number of days worked in each performance period divided by the total number of days in each performance period for each relevant LTIP cycle.

(7)
For termination due to involuntary termination not for Cause or by the executive for Good Reason absent a CiC, this amount represents the value of equity that would continue to vest or immediately vest according to the schedule shown below. For termination due to death or disability more than two years prior to a CiC, the amounts in this row represent the aggregate value of RSU, SSARs and PRSU awards that would immediately vest upon occurrence of the termination event. For termination events within two years after a CiC, the amounts in this row represent the aggregate in-the-money value of the SSARs, PSUs, RSUs, PRSUs and other equity awards that would become immediately vested as a direct result of the CiC before the stated vesting date specified in the applicable equity award document. The calculation of these amounts does not discount the value of awards based on the portion of the vesting period elapsed at the date of the CiC.

Grant Type	Treatment
Mr. Clyburn sign-on award	Full continued vesting
Mr. Richter sign-on award	Full continued vesting (only applies to a termination not for cause)
Mr. Arora sign-on award	Full accelerated vesting
Annual equity awards and all other sign-on awards	Pro-rata continued vesting
IFF | 2024 PROXY STATEMENT	99

Executive Compensation
(8)
Amounts in this row are the costs to provide benefits continuation, including medical and dental. The amounts for medical and dental benefits are the COBRA costs for the covered period based on assumptions used for financial reporting purposes. Ms. Johnson did not participant in the IFF medical plans in 2023; therefore. there are no COBRA costs to report.

(9)
The amounts in this row are the amounts that would be payable under our Executive Death Benefit Plan upon the death of the NEO. Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan).

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO in 2023, Mr. Clyburn.
We selected December 31, 2023 as the date for identifying the median employee. On that date, our employee population consisted of approximately 21,500 individuals working at our parent company and consolidated subsidiaries. Approximately 5,200 employees were located in the U.S. and 16,300 were located outside the U.S.
We identified our median employee by calculating the amount of base pay paid to all of our employees (other than the CEO). We did not include annual incentive compensation or equity-based awards for our employees. We did not make any cost of living adjustments, but did annualize the compensation of any employees hired during 2023.
As permitted by the pay ratio rules, we excluded employees from India, totaling 949 employees (or approximately 4.4% of our global workforce). Based on this methodology, the median employee was a full-time, non-exempt employee in our South Brunswick, New Jersey location in the U.S. We calculated the 2023 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee’s annual total compensation was $57,024.
The ratio of annual total compensation of our CEO to our median employee for fiscal 2023 was 188 to 1.
100	IFF | 2024 PROXY STATEMENT

Executive Compensation
Pay versus Performance (“PvP”)
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last four completed calendar years. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The PvP table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2020, 2021, 2022 and 2023 calendar years. Note that for our NEOs other than our Chief Executive Officer (the “CEO”), compensation is reported as an average. The Human Capital & Compensation Committee does not utilize CAP as the basis for making compensation decisions, and it evaluates performance for purposes of incentive payouts using a more comprehensive set of metrics than required by the SEC for purposes of this disclosure.
Year	Summary Compensation Table Total for Mr. Clyburn(1)($)	Summary Compensation Table Total for Mr. Fibig(1)($)	Compensation Actually Paid to Mr. Clyburn(1)($)	Compensation Actually Paid to Mr. Fibig(1)($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)(3)(4)(5)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)(4)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($ in Millions)(7)	Currency Neutral Sales Growth (%)(8)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2023	10,747,653		2,413,620		3,333,676	2,283,835	71	127	(2,567)	(1.4)%
2022	19,271,654	11,800,037	15,327,178	8,911,848	5,369,203	3,743,462	88	110	(1,871)	9.3%
2021		9,767,380		12,525,503	3,148,004	3,170,578	123	151	270	7.8%
2020		7,731,147		4,403,472	2,060,046	1,286,913	87	117	363	—%
(1)
Mr. Frank Clyburn joined as our CEO and as a director and Chair of the Board on February 14, 2022. Mr. Andreas Fibig ceased serving as our CEO and as a director and Chair of the Board as of February 14, 2022 and departed the company on March 14, 2022.

(2)	Non-CEO NEOs for 2023 were: Mr. Glenn Richter, Mr. Yuvraj Arora, Mr. Simon Herriott and Ms. Jennifer Johnson.
(3)
Non-CEO NEOs for 2022 were: Mr. Glenn Richter, Mr. Nicolas Mirzayantz (Former President, Nourish), Ms. Deborah Borg (EVP, Chief Human Resources, Communication and DE&I Officer), Mr. Ralf Finzel (EVP, Global Operations Officer) and Mr. Francisco Fortanet (Former EVP, Global Operations Officer).

(4)
Non-CEO NEOs for 2021 were: Mr. Glenn Richter, Mr. Nicolas Mirzayantz, Mr. Francisco Fortanet, Dr. Susana Suarez Gonzalez (Former EVP, Chief Human Resources, Communication and DE&I Officer), Mr. Rustom Jilla (Former CFO), Ms. Kathy Fortmann (Former President, Nourish) and Ms. Anne Chwat (Former General Counsel).

(5)	Non-CEO NEOs for 2020 were: Mr. Nicolas Mirzayantz, Mr. Rustom Jilla, Ms. Anne Chwat, Mr. Matthias Hanei (Former Division CEO, Taste), and Mr. Richard O’Leary (Former CFO).
(6)	The Peer Group used for this calculation was the S&P 500 Specialty Chemicals Index which is also reported on Form 10-K in the Performance Graph.
(7)
Net Income (Loss) reflected represents GAAP Net Income (Loss) as reported on Form 10-K in the Results of Operations Statement. The 2023 Net Loss of ($2.567 billion) reflects a $2.623 billion impairment of goodwill in the Nourish reporting unit. Excluding all one-time adjustments for 2023, the Adjusted Net Income was $56 million.

(8)
Currency Neutral Sales Growth is the company-selected performance measure, per the requirements of Item 402(v) of Regulation S-K and is discussed and reported in “Compensation Discussion and Analysis - 2023 Direct Compensation.”

IFF | 2024 PROXY STATEMENT	101

Executive Compensation
Mr. Clyburn’s Compensation
To determine the amounts in column (d) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Clyburn’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.
Year	SCT Total for Mr. Clyburn($)	SCT Reported Equity Award Value for Mr. Clyburn($)	Equity Award Adjustments for Mr. Clyburn($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Clyburn($)	Pension Benefit Adjustments for Mr. Clyburn($)	Compensation Actually Paid to Mr. Clyburn($)
2023	10,747,653	(8,249,977)	(84,056)	—	—	2,413,620
2022	19,271,654	(16,511,105)	12,566,629	—	—	15,327,178
(1)	Represents the year-over-year change in the fair value of equity awards to Mr. Clyburn as summarized below:
Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2023	5,726,355	(4,755,629)	—	(51,800)	(1,002,982)	—	(84,056)
2022	12,566,629	—	—	—	—	—	12,566,629
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Mr. Fibig’s Compensation
To determine the amounts in column (e) in the PvP table, the following amounts were deducted from and added to (as applicable) Mr. Fibig’s total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.
Year	SCT Total for Mr. Fibig($)	SCT Reported Equity Award Value for Mr. Fibig($)	Equity Award Adjustments for Mr. Fibig($)(1)	SCT Reported Change in the Actuarial Present Value of Pension Benefits for Mr. Fibig($)	Pension Benefit Adjustments for Mr. Fibig($)	Compensation Actually Paid to Mr. Fibig($)
2023	—	—	—	—	—	—
2022	11,800,037	—	(2,888,189)	—	—	8,911,848
2021	9,767,380	(5,723,445)	8,481,568	—	—	12,525,503
2020	7,731,147	(5,031,869)	1,704,194	—	—	4,403,472
102	IFF | 2024 PROXY STATEMENT

Executive Compensation
(1)	Represents the year-over-year change in the fair value of equity awards to Mr. Fibig as summarized below:
Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2023	—	—	—	—	—	—	—
2022	—	—	—	(2,888,189)	—	—	(2,888,189)
2021	5,856,147	2,598,655	320,729	642,604	(1,132,404)	195,837	8,481,568
2020	3,862,811	(1,093,545)	—	(471,361)	(771,141)	177,430	1,704,194
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Average Non-CEO NEO Compensation
To determine the amounts in column (g) in the PvP table, the following amounts were deducted from and added to (as applicable) our Non-CEO NEO’s average total compensation as reported in the SCT, in accordance with Item 402(v) of Regulation S-K.
Year	Average SCT Total for Non-CEO NEOs($)	Average SCT Reported Equity Award Value for Non-CEO NEOs($)	Average Equity Award Adjustments for Non-CEO NEOs ($)(1)	SCT Reported Average Change in the Actuarial Present Value of Pension Benefits for Non-CEO($) NEOs($)	Average Pension Benefit Adjustments for Non-CEO NEOs($)(2)	Average Compensation Actually Paid to Non-CEO NEOs($)
2023	3,333,676	(2,199,978)	1,150,137	—	—	2,283,835
2022	5,369,203	(3,085,500)	1,459,759	—	—	3,743,462
2021	3,148,004	(1,514,851)	1,539,657	(2,232)	—	3,170,578
2020	2,060,046	(1,056,088)	349,261	(66,306)	—	1,286,913
(1)	Represents the average of the year-over-year change in the fair value of equity awards to our Non-CEO NEO as summarized below.
(2)	There is no service cost or prior service cost adjustment for pension benefits as the pension plan benefits applicable to NEOs were frozen for additional accruals as of December 31, 2007.
Year	Year End Fair Value of Unvested Equity Awards Granted in the Year($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments($)
2023	1,776,137	(396,888)	—	(120,477)	(114,628)	5,993	1,150,137
2022	2,192,872	(220,228)	91,429	(337,314)	(282,833)	15,833	1,459,759
2021	1,199,240	198,103	64,492	199,759	(137,688)	15,752	1,539,657
2020	733,010	(154,763)	—	(150,632)	(110,451)	32,097	349,261
IFF | 2024 PROXY STATEMENT	103

Executive Compensation
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Company-Selected Measure and Other Financial Performance Measures
The following financial performance measures are used to link compensation actually paid to NEOs for the most recently completed fiscal years to company performance.
Measure	Description
Company-Selected Measure	Currency Neutral Sales Growth
Measure 2	EBITDA
Measure 3	Relative TSR
Measure 4	ROIC
Relationship of Compensation Actually Paid to Performance Measures
The following charts describe the relationship of Compensation Actually Paid to the performance measures listed in the PvP Tables above.
Compensation Actually Paid (“CAP”) vs. IFF 4-year Cumulative TSR vs. Peer Group 4-year Cumulative TSR

CAP vs. TSR vs. Peer TSR
Compensation Actually Paid
In $000s
Total Shareholder Returns
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
$151
$123
$15,327
$110
$127
$117
$12,526
$88
$87
$8,912
$71
$4,403
$3,743
$3,171
$1,287
$2,414
$2,284
2020
2021
2022
2023
CEO - Clyburn
CEO - Fibig
Avg. NEOs
TSR
Peer TSR

104	IFF | 2024 PROXY STATEMENT

Executive Compensation
Compensation Actually Paid (“CAP”) vs. Net-Income vs. Adjusted Net-Income

CAP vs. Net Income vs. Adj. Net Income
Compensation Actually Paid
In $000's
Net Income
In Millions
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$1,000
$500
$0
-$500
-$1,000
-$1,500
-$2,000
-$2,500
-$3,000
$498
$799
$828
$56
$363
$270
$(1,871)
$(2,567)
$4,403
$1,287
$12,526
$3,171
$15,327
$8,912
$3,743
$2,414
$2,284
2020
2021
2022
2023
CEO - Clyburn
CEO - Fibig
Avg. NEOs
Net Income
Adj. Net Income

Adjusted Net Income is included in the chart above as supplemental information as it excludes one-time events that have low correlation to compensation actually paid. For 2023, the primary driver of the difference in adjusted net income and net (loss) of ($2.567 billion) is driven by a $2.623 billion impairment of goodwill in the Nourish reporting unit reflected in the net (loss) for 2023.
Compensation Actually Paid (CAP) vs. Company Selected Measure (CSM): Currency Neutral Sales Growth

CAP vs. CSM (Currency Neutral Sales Growth)
Compensation Actually Paid In $000's
CSM: Currency Neutral Sales Growth
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
12.0%
8.0%
4.0%
0.0%
-4.0%
-8.0%
-12.0%
0.00%
7.80%
9.30%
-1.40%
$4,403
$1,287
$12,526
$3,171
$15,327
$8,912
$3,743
$2,414
$2,284
2020
2021
2022
2023
CEO - Clyburn
CEO - Fibig
Avg. NEOs
CSM

IFF | 2024 PROXY STATEMENT	105

Shareholder Proposal
Shareholder Proposal
We believe that effective corporate governance includes year-round engagement with our shareholders. We invite feedback from shareholders both large and small to better understand their priorities, viewpoints and issues of concern. The insight gained from this feedback is taken into consideration and regularly shared with our Board. These moments also give us a welcomed chance to discuss our business strategies and vision in more detail. At IFF, we value disclosure and transparency, and as we review and consider the feedback we receive from shareholders, we find opportunity to further develop and evolve our practices.
Proposal 5 is a shareholder proposal that will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent.
We will promptly provide the shareholder proponent’s name, address and, to the best of our knowledge, share ownership upon a shareholder’s oral or written request given to our corporate secretary at International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019.
106	IFF | 2024 PROXY STATEMENT

Proposal 5
Shareholder Proposal Regarding the Commission of a Third-Party Assessment on the Company’s Commitment to Freedom of Association and Collective Bargaining Rights.
RESOLVED
Shareholders urge the Board of Directors of International Flavors & Fragrances Inc. (“IFF”) to commission and oversee an independent, third-party assessment of IFF’s respect for the internationally recognized human rights of freedom of association and collective bargaining. The assessment should evaluate management interference when employees seek to form or join trade unions as well as recommend steps to remedy any practices that are inconsistent with IFF’s international human rights obligations. The assessment, prepared at reasonable cost and omitting legally privileged, confidential, or proprietary information, should be publicly disclosed on IFF’s website.
SUPPORTING STATEMENT
Freedom of association and collective bargaining are internationally recognized human rights according to the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work1 and the United Nations’ Universal Declaration of Human Rights.2 The United Nations’ Guiding Principles on Business and Human Rights urge companies to “know and show” that they respect human rights by adopting “a human rights due diligence process to identify, prevent, mitigate and account for how they address their impacts on human rights.”3
IFF’s own Global Human Rights Policy states that “IFF recognizes and respects employees’ rights to form and join trade unions and to bargain collectively.”4 While we commend IFF for recognizing these rights in its policies, we believe that conducting an independent third-party assessment of IFF’s respect for labor rights is warranted in light of IFF’s global operations.
In the United States, approximately 200 IFF workers who are members of the Bakery and Confectionery Workers International Union of America Local 390G went on strike in Memphis, Tennessee in June 2023.5 The union has alleged that IFF committed unfair labor practices by refusing to bargain in good faith. IFF has denied these unfair labor practices charges, and the unfair labor practice charges were pending before the National Labor Relations Board as of November 2023 when this shareholder proposal was submitted. 6
IFF | 2024 PROXY STATEMENT	107

Proposal 5
We also believe this proposal will help address human rights risks at IFF’s operations in other countries where freedom of association and collective bargaining may not be adequately protected. Approximately 3 out of 4 of IFF’s employees are located outside the United States.7 IFF has manufacturing and distribution operations in approximately 45 different countries, including major manufacturing facilities in Indonesia, Turkey, Brazil, China, and India.8
According to the International Trade Union Confederation’s 2023 Global Rights Index, these five countries are rated to have “no guarantee of rights.” According to this report, Indonesia, Turkey, Brazil, China, and India are among “the worst countries in the world to work in. While the legislation may spell out certain rights, workers have effectively no access to these rights and are therefore exposed to autocratic regimes and unfair labour practices.”9
For these reasons, we urge shareholders to vote FOR this resolution.

1	https://www.ilo.org/declaration/lang--en/index.htm
2	https://www.un.org/en/about-us/universal-declaration-of-human-rights
3	https://www.ohchr.org/sites/default/files/Documents/Publications/GuidingPrinciplesBusinessHR_EN.pdf
4	https://www.iff.com/sites/iff-corp/files/2022-01/Iff-global-human-rights-policy-update-16-december-2021-final.pdf
5	https://www.localmemphis.com/article/money/business/soy-protein-workers-memphis-strike-better-contract-iff/522-71a34170-ac9d-42a1-a2db-214ea897c7d5
6	https://www.nlrb.gov/case/15-CA-326495; https://www.nlrb.gov/case/15-CA-315724
7	https://www.sec.gov/ix?doc=/Archives/edgar/data/51253/000005125323000009/iff-20221231.htm, at 9
8	https://www.sec.gov/ix?doc=/Archives/edgar/data/51253/000005125323000009/iff-20221231.htm, at 6
9	https://www.ituc-csi.org/ituc-global-rights-index-2023
108	IFF | 2024 PROXY STATEMENT

Proposal 5
BOARD RECOMMENDATION
The IFF Board of Directors recommends that shareholders vote AGAINST this proposal for the following reasons:
At IFF, we know that our success is centered on our ability to deepen our commitment to our employees—our colleagues and team members. Central to that is our respect for and commitment to internationally recognized human rights and labor principles. We believe such a commitment is key to IFF’s business goals and objectives, and in the long-term interest of our shareholders. We as a Board work closely with management to implement and maintain policies and programs that are focused on investing in all our employees. Our long-standing support for human rights, including the right to collective bargaining, is fundamental to our business.
Our Global Human Rights Policy is Grounded in Internationally Recognized Labor Principles.
In December 2021, IFF released its Global Human Rights Policy (the “Policy”), which underscores the Company’s respect for fundamental human rights. Our Policy is guided by the principles found in the U.N. Guiding Principles for Business and Human Rights, the Universal Declaration of Human Rights, and the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work. In the Policy, we state the following:
Human rights are rights, freedoms, and standards of treatment regarded as belonging to all persons. IFF respects and supports internationally recognized human rights, and is committed to providing fair and equitable wages to employees around the globe. As part of this commitment, IFF recognizes employees’ rights to freedom of association and collective bargaining.
We have Complied with U.S. Labor Laws with Respect to the Memphis Strike.
The Proponent makes note of the fact that 200 IFF workers, who are members of the Bakery and Confectionary Workers International Union of America Local 390G, went on strike in Memphis, Tennessee on June 4, 2023. Though we are disappointed in the union’s decision to strike, we recognize the employees’ right to do so and have fully complied with the law during the bargaining process. As part of the negotiations for a new collective bargaining agreement, the Company proposed a comprehensive compensation and benefits package, which included wage increases over the next three years, new medical and paid-time off benefits, and overtime adjustments in line with market standards. The Company presented its last, best and final offer on May 10, 2023, which was rejected without a counteroffer. The Company implemented the last, best and final offer terms starting July 23, 2023 for all covered employees who returned to work.
The Proponent also brings to attention that the union filed charges with the National Labor Relations Board claiming that IFF participated in unfair labor practices by refusing to bargain in good faith. We believed these charges to be entirely unfounded based on IFF’s efforts to negotiate and mediate an agreement, including the retention of an outside mediator to help the parties to reach an agreement and we categorically denied the charges. To date, the workers are still on strike and IFF has not been found to violate any labor law with respect to the strike.
The union actions in Memphis do not themselves support the proponent’s contention that the Company does not support employee rights to association or present an argument for the need for a third-party assessment.
IFF | 2024 PROXY STATEMENT	109

Proposal 5
Our Codes of Conduct act as an Ethical Baseline on Labor Principles in the U.S. and Internationally.
The Proponent also notes that IFF has employees in countries where local legal regimes may not adequately protect freedom of association and collective bargaining. They specifically draw attention to our manufacturing facilities in Indonesia, Turkey, Brazil, China, and India. Notably, with the exemption of Turkey, IFF has unions and protections for collective bargaining at sites in all of these countries. Our Code of Conduct (“the Code”) incorporates labor rights, in particular employees’ rights to freedom of association and collective bargaining. The Code serves as an ethical baseline for the Company no matter where our employees are around the world. In the Code, we state the following:
IFF respects the fundamental human rights of all and is committed to providing fair and equitable wages to employees around the globe. As part of this commitment, IFF recognizes employees’ rights to freedom of association and collective bargaining.
In addition, we extend our support for human rights and freedom of association through our requirements for and diligence of third-party vendors that we employ, including suppliers, contractors, consultants, agents, and other providers of goods and services. In light of our concerns for the rights of employees at these third-party vendors and to leverage our support for the Policy, we have established a Vendor Code of Conduct, whereby vendors must uphold freedom of association and recognize and respect the right of their employees to form and join trade unions and to bargain collectively to form and maintain a business relationship with IFF.
As a general practice, we require compliance with IFF’s Code (together with related policies) and all applicable laws and regulations. Any employee or business partner may use any of IFF’s SpeakUp channels, including IFF’s compliance hotline, to report any suspected violation of the Code or Human Rights policy.
We Already Conduct Assessments, including Independent, Third-Party Assessments.
The Proponent suggests that a third-party assessment of the applicability of freedom of association and collective bargaining within IFF is necessary given the conditions in some countries where we conduct business and employ workers. IFF is committed to freedom of association and the right to collective bargaining as exemplified by its positive relations with unions and other collective labor groups across the globe. IFF does not believe a global third-party assessment to assess IFF’s respect for these rights is necessary.
We have long recognized that as part of IFF’s commitment to the U.N. Guiding Principles on Business and Human Rights there is a corresponding commitment to conduct human rights due diligence and assess the company’s most relevant human rights issues. Any potential violations of our policies or interference with the rights of employees, whether in the U.S. or internationally, are investigated by our compliance team and members of the legal or Human Resources department, as appropriate.
As part of our commitment to transparency with respect to our global impacts, we will continue to make available to shareholders, stakeholders, and other interested parties the results of our human rights assessments in our Do More Good Plan, and will commit to presenting a particular focus on labor rights in the U.S. and internationally.
Adoption of the Proposal would Prove Redundant, Inefficient, and a Waste of Company Resources.
We wholly reject the Proponent’s suggestion that an independent, third-party assessment of IFF’s respect for freedom of association and collective bargaining is necessary. Given IFF’s commitments to
110	IFF | 2024 PROXY STATEMENT

Proposal 5
internationally recognized labor principles, our implementation of codes and policies that guide our practices and the level of oversight already undertaken to ensure adherence to these principles within the Company, such an assessment would prove redundant, inefficient and would waste company assets.
Rather than viewing the work stoppage in Memphis, Tennessee as a failure to adequately adhere to labor laws and protect workers’ rights and freedoms in the U.S. and abroad, we view it as an example of our Policy guiding action in favor of employee rights and the right to collective bargaining at work. Further, the Proponent has failed to acknowledge that IFF has complied fully with U.S. labor laws with respect to the Memphis strike. We, as a Board, believe that our current policies on labor rights and our commitments to transparency are in the continued best interest of our employees, our customers, our suppliers, and our shareholders and that there is no compelling reason for a third-party assessment.
X The Board of Directors recommends that our shareholders vote “AGAINST” this proposal.
IFF | 2024 PROXY STATEMENT	111

Information About The Meeting
What am I voting on?
At the 2024 Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.
Management Proposals		Board Recommendation
1.	To elect 10 members of the Board of Directors, each to hold office for a one-year term expiring at the 2025 Annual Meeting of Shareholders.	FOR each Director Nominee
2.	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the 2024 fiscal year.	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers in 2023, which we refer to as “Say on Pay.”	FOR
4.	To approve the Company’s Amended and Restated 2021 Stock Award and Incentive Plan.	FOR
Shareholder Proposal		Board Recommendation
5.	To commission a third-party assessment on the Company’s commitment to freedom of expression and collective bargaining rights.	AGAINST
We also will consider other business that properly comes before the meeting in accordance with New York law and our By-Laws.
Who can vote?
Holders of our common stock at the close of business on March 6, 2024, are entitled to vote their shares at the 2024 Annual Meeting. As of March 6, 2024, there were 255,318,961 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.
What constitutes a quorum, and why is a quorum required?
We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, online or by proxy, of the holders of a majority of the 255,318,961 shares entitled to vote on the record date (127,659,481 shares) will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and withhold votes are counted as present for purposes of determining a quorum. Shares of common stock for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.
What is the difference between a “shareholder of record” and a “street name” holder / “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “shareholder of record” or a “registered shareholder” of those shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian (each, a “Broker”), including shares you may own as a participant in one of our 401(k) plans, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been
112	IFF | 2024 PROXY STATEMENT

Information About The Meeting
forwarded to you by or on behalf of your Broker, who is considered the shareholder of record of those shares. As the beneficial owner (or street name holder), you have the right to direct your Broker how to vote your shares by following the instructions for voting set forth in the Notice.
How do I vote?
If you are a shareholder of record, you may vote:
•	via the Internet;
•	by telephone;
•	by mail; or
•	during the 2024 Annual Meeting by visiting www.virtualshareholdermeeting.com/IFF2024.
Detailed instructions for Internet and telephone voting are set forth in the proxy card and the Notice.
If your shares are held in one of our 401(k) plans, your proxy will serve as a voting instruction for the trustee of the 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by 11:59 pm Eastern Daylight Time on April 30, 2024. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) plan in the same proportion as those shares in the 401(k) plan for which voting instructions were received.
If you are a beneficial owner/street name holder, you must follow the voting procedures of your Broker.
What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?
Management Proposals		Vote Required
1.	Election of Directors	Majority of Votes Cast
2.	Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast
3.	Say on Pay	Majority of Votes Cast
4.	Amended and Restated 2021 Stock Award and Incentive Plan	Majority of Votes Cast
Shareholder Proposal		Vote Required
5.	Third-Party Assessment on the Company’s Commitment to Freedom of Association and Collective Bargaining Rights	Majority of Votes Cast
Management Proposals
Proposal 1
Under our By-Laws, in an uncontested election of directors, as the one we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes “FOR” his or her election than votes “AGAINST” in order to be elected. Abstentions are not counted as votes “FOR” or “AGAINST” a director nominee.
IFF | 2024 PROXY STATEMENT	113

Information About The Meeting
Proposal 2
The votes cast “FOR” must exceed the votes cast “AGAINST” the ratification of PwC as our independent registered public accounting firm for the 2024 fiscal year. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.
Proposal 3
Proposal 3 is an advisory vote. This means that while we ask shareholders to approve a resolution regarding Say on Pay, it is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.
Proposal 4
The votes cast “FOR” must exceed the votes cast “AGAINST” the approval of our Amended and Restated 2021 Stock Award and Incentive Plan. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.
Shareholder Proposal
Proposal 5
The votes cast “FOR” must exceed the votes cast “AGAINST” for the shareholder proposal to commission a third-party assessment on the Company’s commitment to freedom of association and collective bargaining rights. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal.
What if I am a beneficial owner and I do not give the nominee voting instructions?
If you are a beneficial owner (i.e., your shares are held in “street name”), the Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the Broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a Broker returns a proxy but does not vote on a particular proposal because the Broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.
The table below sets forth, for each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.
Proposal		Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1.	Election of Directors	No	None
2.	Ratification of Independent Registered Public Accounting Firm	Yes	Counted
3.	Say on Pay	No	None
4.	Amended and Restated 2021 Stock Award and Incentive Plan	No	None
5.	Third-Party Assessment on Freedom of Association and Collective Bargaining	No	None
114	IFF | 2024 PROXY STATEMENT

Information About The Meeting
What if I sign and return my proxy without making any selections?
If you sign and return your proxy card without making any selections, your shares will be voted “FOR” each of the director nominees, “FOR” Proposals 2, 3, and 4 and “AGAINST” Proposal 5. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion. If your shares are held in “street name”, see the question above on how to vote your shares.
How do I change my vote?
If you are a shareholder of record, you may revoke your proxy by giving written notice of revocation to our Corporate Secretary before the 2024 Annual Meeting, by delivering a later-dated proxy (either by mail, telephone or over the Internet) or by voting online at the 2024 Annual Meeting.
If your shares are a beneficial owner (i.e., your shares are held in “street name”), you may change your vote by following your Broker’s procedures for revoking or changing your proxy.
What shares are covered by my proxy card?
Your proxy card reflects all shares owned by you at the close of business on March 6, 2024. For participants in our 401(k) plans, shares held in your account as of that date are included in your proxy.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote separately for each proxy card or voting instruction form you receive.
Who can attend the 2024 Annual Meeting?
Only shareholders and our invited guests are permitted to attend the 2024 Annual Meeting.
Even if you plan to attend the 2024 Annual Meeting, we strongly urge you to vote in advance by proxy by voting via the Internet or by telephone by following the instructions provided on the enclosed proxy card or by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY, WE ENCOURAGE YOU TO VOTE BY INTERNET OR TELEPHONE TODAY.
To gain admittance to our virtual 2024 Annual Meeting, please visit www.virtualshareholdermeeting.com/IFF2024 and enter the 16-digit Control Number that we have provided to you.
What do I need to do to attend the virtual 2024 Annual Meeting?
A summary of the information you need to attend the virtual 2024 Annual Meeting is provided below:
•	Any Shareholder can attend the 2024 Annual Meeting.
•	We encourage you to access the 2024 Annual Meeting online 15 minutes prior to its start time.
•	Shareholders may vote electronically and submit questions online while attending the 2024 Annual Meeting.
IFF | 2024 PROXY STATEMENT	115

Information About The Meeting
•	You will need the 16-digit Control Number that we have provided to you in order to join the virtual 2024 Annual Meeting.
•	Instructions on how to attend and participate in the virtual 2024 Annual Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/IFF2024.
•	The Rules of Conduct, proxy materials and shareholder list will be available on the meeting site.
Why a virtual meeting?
We have decided to hold the 2024 Annual Meeting entirely virtually as permitted under New York State law, conducted via a live audio-only webcast, in order to provide expanded access, improved communication and cost savings for our shareholders. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.
What if I have technical difficulties or trouble accessing the virtual 2024 Annual Meeting website?
We will have technicians ready to assist you with any technical difficulties you may have in accessing the virtual 2024 Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
If I plan to attend the 2024 Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the 2024 Annual Meeting. If you send in your proxy card and also attend the meeting (by visiting www.virtualshareholdermeeting.com/IFF2024), you do not need to vote again at the meeting unless you want to change your vote. Online ballots will be available at the virtual 2024 Annual Meeting at www.virtualshareholdermeeting.com/IFF2024 for shareholders of record.
116	IFF | 2024 PROXY STATEMENT

Other Matters
Proxy Solicitation Costs
We will pay the entire cost of soliciting proxies by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We have retained Innisfree M&A Incorporated to assist in proxy solicitation for $25,000 plus expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.
Shareholder Proposals for the 2025 Annual Meeting
On December 13, 2022, the Board approved and adopted new Amended and Restated By-Laws to, among other things, align our By-Laws with the universal proxy rules adopted by the SEC.
In order for a shareholder proposal under Rule 14a-8 to be considered for inclusion in our proxy materials for next year’s annual meeting of shareholders, the Secretary of our Company must receive the written proposal no later than November 24, 2024. The proposal must meet the requirements under Rule 14a-8 to be valid.
Under Article I, Section 3 of our By-Laws, in order for a shareholder to submit a proposal or to nominate any director at next year’s annual meeting of shareholders, the shareholder must give written notice to the Secretary of our Company not less than 90 days nor more than 120 days prior to the anniversary date of this year’s annual meeting of shareholders provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice between January 4, 2025 and February 2, 2025 of an intention to introduce a nomination or other item of business at that meeting that meets all of the requirements contained in our By-Laws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than IFF nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and as described under Article I, Section 3 and 4 of our By-Laws between January 4, 2025 and February 2, 2025.
As of the date of this proxy statement, we do not know of any matters to be presented at the 2024 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.
Shareholder Communications
Shareholders and other parties interested in communicating directly with the non-executive Chair, the non-management directors as a group or all directors as a group may do so by writing to the non-executive Chair or the non-management directors or the Board, in each case, c/o Corporate Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder of our Company.
The Board has approved a process for handling correspondence received by our Company on behalf of the non-executive Chair, the non-management directors as a group or all directors as a group. Under that
IFF | 2024 PROXY STATEMENT	117

Other Matters
process, the General Counsel reviews all such correspondence and forwards to the appropriate Board member, correspondence that is relevant to (i) the functions of the Board or committees thereof or (ii) other significant matters involving our Company. The General Counsel may screen frivolous or unlawful communications and commercial advertisements.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Electronic Delivery
This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our 2024 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 22, 2024. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact Broadridge Financial Solutions, by calling 1-800-542-1061, or by forwarding a written request addressed to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.
If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Broadridge Financial Solutions as indicated above. Beneficial shareholders can request information about householding from their nominee.
Available Information
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2023 Annual Report on Form 10-K filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—Financials & Filings—SEC Filings link on our website, www.iff.com. A request for a copy of such report should be directed to International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019, Attention: Investor Relations. A copy of any exhibit to the Form 10-K for the year ended December 31, 2023 will be forwarded following receipt of a written request to Investor Relations.
118	IFF | 2024 PROXY STATEMENT

Exhibit A – GAAP to Non-GAAP Reconciliations
This proxy statement includes certain non-GAAP financial measures, including: (1) adjusted operating EBITDA and adjusted diluted EPS, which exclude depreciation & amortization, interest expense, other expense, net, restructuring and other charges, impairment of goodwill, acquisition, divestiture and integration related costs, strategic initiatives costs, regulatory costs and other costs that are not related to recurring operations and (2) adjusted EPS ex amortization, which excludes items impacting comparability and the amortization of acquisition related intangible assets. These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP.
DOLLARS IN MILLIONS	Year Ended December 31, 2023
Loss Before Taxes (GAAP)	$(2,518)
Depreciation & Amortization	1,142
Interest Expense	380
Other Expense, net	28
Restructuring and Other Charges (a)	68
Impairment of Goodwill (b)	2,623
Acquisition, Divestiture and Integration Related Costs (c)	174
Strategic Initiatives Costs (f)	31
Regulatory Costs (g)	50
Other (h)	2
Adjusted Operating EBITDA (Non-GAAP)	$1,980
IFF | 2024 PROXY STATEMENT	119

Exhibit A — GAAP to Non-GAAP Reconciliations
	Year Ended December 31, 2023
DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS	(Loss) income before taxes	Provision for income taxes (j)	Net (loss) income attributable to IFF (k)	Diluted EPS (l)
Adjusted Net Income/Diluted EPS
Reported (GAAP)	$(2,518)	$45	$(2,567)	$(10.05)
Restructuring and Other Charges (a)	68	18	50	0.20
Impairment of Goodwill (b)	2,623	38	2,585	10.11
Acquisition, Divestiture and Integration Related Costs (c)	174	(16)	190	0.74
Losses (Gains) on Business Disposals (d)	23	(2)	25	0.10
Gain on China Facility Relocation (e)	(22)	(6)	(16)	(0.06)
Strategic Initiatives Costs (f)	31	6	25	0.10
Regulatory Costs (g)	50	11	39	0.15
Other (h)	(5)	(2)	(3)	(0.01)
Redemption value adjustment to EPS (i)	—	—	—	(0.01)
Adjusted (Non-GAAP)	$ 424	$92	$ 328	$1.28
DOLLARS AND SHARE AMOUNTS IN MILLIONS	Year Ended December 31, 2023
Numerator
Adjusted (Non-GAAP) Net Income	$328
Amortization of Acquisition related Intangible Assets	680
Tax Impact on Amortization of Acquisition related Intangible Assets (j)	155
Amortization of Acquisition related Intangible Assets, net of tax (m)	525
Adjusted (Non-GAAP) Net Income ex. Amortization	$853
Denominator
Weighted average shares assuming dilution (diluted)	256
Adjusted (Non-GAAP) EPS ex. Amortization	$3.34
(a)	Represents costs primarily related to severance as part of the Company’s restructuring efforts.
(b)	Represents costs related to the impairment of goodwill in the Nourish reporting unit.
(c)
Primarily represents costs related to the Company’s actual and planned acquisitions and divestitures and integration related activities primarily for N&B. These costs primarily consisted of external consulting fees, professional and legal fees and salaries of individuals who are fully dedicated to such efforts. Acquisition costs primarily relate to earn-out adjustments. Tax expenses for business divestiture costs included establishments of deferred tax liabilities related to planned sales of businesses.

Business divestiture, integration and acquisition related costs were approximately $108 million, $59 million and $7 million, respectively.
(d)
Represents losses recognized related to the liquidation of a business in Russia, for the sale of the portion of the Savory Solutions business, and divestitures of the portion of the Savory Solutions business and Flavor Specialty Ingredients business.

(e)	Represents gain recognized from the completion of the relocation of a facility in China.
(f)	Represents costs related to the Company’s strategic assessment and business portfolio optimization efforts and reorganizing the Global Shared Services Centers, primarily consulting fees.
120	IFF | 2024 PROXY STATEMENT

Exhibit A — GAAP to Non-GAAP Reconciliations
(g)	Represents costs primarily related to legal fees incurred for the ongoing investigations of the fragrance businesses.
(h)
Represents gains from sale of assets, costs related to severance, including accelerated stock compensation expense, for a certain executive who will separate from the Company in 2024 and pension settlement credits recognized for various pension plans of the Company.

(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable non-controlling interests over their existing carrying value.
(j)
The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.

(k)	Reported net loss is increased by income attributable to non-controlling interest of $4 million and adjusted net income is decreased by income attributable to non-controlling interest of $4 million.
(l)	The sum of these items does not foot due to rounding.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.
IFF | 2024 PROXY STATEMENT	121

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
International Flavors & Fragrances Inc.
2021 Stock Award and Incentive Plan
1.	Purpose of the Plan
The purpose of the 2021 Stock Award and Incentive Plan is to aid the Company (as defined below) in attracting, retaining, motivating and rewarding employees, non-employee directors who contribute to the success of the Company by authorizing Incentive Awards (as defined below) to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Company’s shareholders and, in general, to further the best interests of the Company and its shareholders.
2.	Definitions
As used in the Plan (as defined below) or in any instrument governing the terms of any Incentive Award granted under the Plan, the following definitions apply to the terms indicated below:
a.	“Accounting Forfeiture Event” has the meaning set forth in Section 32.
b.
“Affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.

c.
“Award Agreement” means an agreement, in a form approved by the Committee from time to time, including, without limitation, written or electronic, entered into by a Participant (as defined below) and the Company, evidencing the grant of an Incentive Award under the Plan.

d.	“Board” means the Board of Directors of IFF (as defined below).
e.	“Cash Incentive Award” means an award granted to a Participant pursuant to Section 8.
f.
“Cause” has the meaning defined in the Award Agreement, the ESP if the Participant is a participant in the ESP, in any employment or severance agreement between the Company and the Participant then in effect or, if none, as defined under the severance policy applicable to the Participant at the time of the Participant’s termination of Employment, if any, or if no such definition exists, the meaning as determined by the Committee in its sole discretion.

g.	A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:
(i)
any Person (as defined below) becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (as defined below), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined Voting Power (as defined below) of the Company’s then outstanding Voting Securities (as defined below), other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii)	individuals who at the Effective Date (as defined below) constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided,
122	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual shall be an Incumbent Director if such individual is initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board;
(iii)	shareholder approval of a complete liquidation or dissolution of the Company; or
(iv)	the consummation of:
A.
A merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of the outstanding Voting Securities of the Company immediately before such event own, directly or indirectly, immediately after such event less than sixty percent (60%) of the combined Voting Power of the outstanding Voting Securities of the parent entity resulting from, or issuing its Voting Securities as part of, such event; or

B.
The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than (x) the Company, (y) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or (z) a Person whose Voting Securities immediately following such sale or disposition will be owned by the holders of the outstanding Voting Securities of the Company immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, no payment or settlement of any Incentive Award that constitutes “non-qualified deferred compensation” within the meaning of section 409A of the Code (as defined below) shall be made solely upon the occurrence of a Change in Control to the extent such Change in Control does not also qualify as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5)(i) and such payment or settlement shall occur on its otherwise scheduled payment and/or settlement date(s).
h.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.
i.
“Committee” means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan or to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

j.
“Common Stock” means International Flavors & Fragrances Inc.’s common stock, par value 12.5 cents per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10.

k.	“Company” means IFF and all of its Affiliates, collectively (and any successors or assigns thereto).
IFF | 2024 PROXY STATEMENT	123

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
l.	“Competing Business” has the following meaning:
(i)
for each Participant that is a Tier I Employee, any individual or entity that develops, manufactures, sells, and/or distributes a product or service that competes directly or indirectly with those products or services offered by the Company during the last two (2) years of the applicable Participant’s Employment with the Company; and

(ii)
for each Participant that is not a Tier I Employee, any individual or entity that develops, manufactures, sells, and/or distributes a product or service that competes directly or indirectly with those products or services offered by the Company during the last two (2) years of the applicable Participant’s Employment with the Company, and: (A) which the Participant had responsibility for or worked on in the last two (2) years of Employment with the Company, or (B) where the Participant would be performing the same or similar duties that the Participant performed for the Company during the last two (2) years of Employment with the Company.

m.	“Confidential Information” has the meaning set forth in Section 32.
n.	“Covenant Forfeiture Event” has the meaning set forth in Section 32.
o.
“Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation, including, without limitation, the International Flavors and Fragrances Inc. Deferred Compensation Plan, as amended and restated from time to time.

p.
“Disability” means, unless otherwise set forth in the Participant’s Award Agreement or any employment agreement between the Company and the Participant then in effect, a condition that entitles the Participant to long-term disability benefits under any applicable Company disability plan, any successor plan, or as defined under any applicable local laws, rules, or regulations.

q.
“Early Retirement” means, unless otherwise set forth in the Participant’s Award Agreement, the termination of the Participant’s Employment at the election of the Participant after attaining age 55 plus ten (10) years of service to the Company.

r.	“Effective Date” has the meaning set forth in Section 30.
s.
“Employment” means the period during which an individual is providing services to the Company as an employee, non-employee director, consultant, or other service provider, as applicable. “Employed” shall have a correlative meaning.

t.	“ESP” means the International Flavors and Fragrances Inc. Executive Severance Policy, as amended and restated from time to time.
u.	“Excess Compensation” has the meaning set forth in Section 32.
v.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
w.
“Fair Market Value” means, with respect to a share of Common Stock, unless otherwise set forth in the Award Agreement, as of the applicable date of determination, the closing price as reported on the date of determination on the principal national securities exchange in the United States on which shares of Common Stock are then traded. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be

124	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
determined by the Committee in its sole discretion. With respect to the grant of an Incentive Award, the date of determination shall be the trading day on the date on which the Incentive Award is granted, or if such date is not a trading day, the immediately subsequent day on which the market is open for trading. With respect to the exercise of an Incentive Award, the date of determination shall be the date a notice of exercise is received by the Company or its designee, as applicable, or if such date is not a trading day, the immediately subsequent day on which the market is open for trading. With respect to Section 32, Fair Market Value shall be determined by the Committee in its sole discretion.
x.	“Forfeiture Event” has the meaning set forth in Section 32.
y.
“Good Reason” has the meaning defined in the Award Agreement, the ESP if the Participant is a participant in the ESP, or in any employment or severance agreement between the Company and the Participant then in effect.

z.	“IFF” means International Flavors and Fragrances Inc., a New York corporation.
aa.	“Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.
bb.
“Normal Retirement” means, unless otherwise set forth in the Participant’s Award Agreement, the termination of the Participant’s Employment at the election of the Participant after attaining age 62 or such earlier “Normal Retirement” date under the terms of the applicable Company pension or retirement plan.

cc.	“Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.
dd.	“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.
ee.
“Participant” means an employee, consultant, non-employee director or other selected service provider of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his or her successors, heirs, executors and administrators, as the case may be.

ff.	“Performance Measures” has the meaning set forth in Section 9.
gg.	“Person” means a “person” as such term is used in sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.
hh.	“Plan” means the International Flavors and Fragrances Inc. 2021 Stock Award and Incentive Plan, as it may be amended from time to time.
ii.	“Prior Plans” means the Company’s (i) 2015 Stock Award and Incentive Plan and (ii) 2010 Stock Award and Incentive Plan.
jj.	“Securities Act” means the Securities Act of 1933, as amended.
kk.	“Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.
IFF | 2024 PROXY STATEMENT	125

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
ll.	“Tier I Employee” means each Participant designated as a Tier I Employee under the ESP.
mm.
“Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

nn.
“Voting Securities” means any securities or other ownership interests of an entity which entitle, or which may entitle, Persons holding such securities or other ownership interests to vote on matters submitted to such holders generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Stock Subject to the Plan and Limitations on Cash Incentive Awards
a.	Stock Subject to the Plan
The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed the sum of (i) 9,190,000 shares of Common Stock, (ii) any shares of Common Stock that become available in connection with the cancellation, cash-settlement, forfeiture, or expiration of awards issued and outstanding as of the Effective Date, under the Prior Plans and (iii) any shares of Common Stock that remain available for grant, as of the Effective Date, under the Prior Plans. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code shall not exceed 9,190,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. The Committee may determine that Incentive Awards may be granted that relate to more shares of Common Stock than the aggregate remaining available under the Plan so long as the number of shares of Common Stock in respect of Incentive Awards that vest or are settled does not exceed the number of shares of Common Stock then available under the Plan.
For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation, return to the Company or expiration of such shares, any portion of the shares forfeited, cancelled, returned or which expire shall be treated as not issued pursuant to the Plan and shall again be available for issuance hereunder.
If (i) any shares of Common Stock subject to an Incentive Award are forfeited, an Incentive Award expires or is settled for cash (in whole or in part), or (ii) after the Effective Date, any shares of Common Stock subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the shares of Common Stock subject to such Incentive Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again become available for Incentive Awards under the Plan; provided, however, that shares of Common Stock that again become available for issuance under the Plan pursuant to the preceding clause shall not increase the numbers of shares
126	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
that may be granted under the Plan in connection with Incentive Stock Options. In the event that withholding tax liabilities arising from an award other than an Option or stock appreciation right or, after the Effective Date, an award other than an Option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall again become available for Incentive Awards under the Plan.
Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not again become available for issuance under the Plan: (i) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or stock appreciation rights, (iii) shares of Common Stock subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of section 303A.08 of the NYSE Listed Company Manual) shall not count as issued under the Plan for purposes of this Section 3. In addition, shares of Common Stock available for issuance under certain plans acquired in corporate acquisitions and mergers that may be issued in connection with certain post-transaction grants of Incentive Awards under the Plan (subject to the requirements of section 303A.08 of the NYSE Listed Company Manual) shall not be counted as issued under the Plan for purposes of this Section 3.
Upon effectiveness of the Plan, no further awards shall be granted under any Prior Plan.
b.	Non-Employee Director Award Limits
The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the non-employee director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Incentive Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
4.	Administration of the Plan
The Plan shall be administered by a Committee of the Board consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act) and as “independent” as required by the NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section, or listing requirement at the time of determination. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee
IFF | 2024 PROXY STATEMENT	127

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of New York Business Corporation Law section 505.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations established to satisfy applicable foreign laws and/or qualify for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to (a) execute and distribute Award Agreements, (b) maintain records relating to Incentive Awards, (c) process or oversee the issuance of Common Stock under Incentive Awards, (d) interpret and administer the terms of Incentive Awards, and (e) take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized to (i) grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) take any action inconsistent with section 409A of the Code, or (iii) take any action inconsistent with applicable provisions of the New York Business Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.
On or after the date of grant of an Incentive Award under the Plan, the Committee may (w) accelerate the date on which any such Incentive Award becomes vested, exercisable, or transferable, as applicable; (x) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding; (y) waive any conditions to the vesting, exercisability, or transferability, as applicable, of any such Incentive Award; or (z) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code. The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.
Notwithstanding anything herein to the contrary, without approval of the Company’s shareholders, the Company shall not amend or replace previously granted Options or stock appreciation rights in a transaction that constitutes a “repricing,” (within the meaning of section 303A.08 of the NYSE Listed Company Manual and any other formal or informal guidance issued by the NYSE) which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is
128	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Incentive Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 10.
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and IFF shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.	Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees and non-employee directors of the Company whom the Committee shall select from time to time. Furthermore, any individual who has agreed to accept employment or a non-employee director position with the Company shall be deemed to be eligible to receive Incentive Awards hereunder as of the date of such acceptance; provided that the grant of any Incentive Awards under the Plan shall be determined by the Committee in its sole discretion and further provided that vesting, exercise or settlement of Incentive Awards granted to such individuals are conditioned upon such individual actually becoming an employee or non-employee director, as applicable, of the Company.
6.	Options
The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in this Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.
a.	Exercise Price
The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.
b.	Term and Exercise of Options
(i)
The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten (10) years from the date of grant. Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

IFF | 2024 PROXY STATEMENT	129

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
(ii)
Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii)
An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

c.	Incentive Stock Options
The terms of any “incentive stock option” within the meaning of section 422 of the Code granted under the Plan shall comply in all respects with the provisions of section 422 of the Code.
7.	Other Stock-Based Awards
The Committee may from time to time grant equity-based or equity-related Incentive Awards not otherwise described herein in such amounts and on such terms and conditions as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units and (d) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Award. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance conditions with respect to any Stock Incentive Award.
8.	Cash Incentive Awards
The Committee may from time to time grant Cash Incentive Awards on such terms and conditions as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance conditions with respect to any Cash Incentive Award.
9.	Performance-Based Compensation
(a)
The Committee may grant Incentive Awards under the Plan, the grant, payment, or vesting of which is conditioned upon the satisfaction of certain Performance Measures. For purposes of this Section “Performance Measures” may include one or more of the following measures: (i) earnings per share, net earnings per share or growth in such measures; (ii) net sales, sales, net revenues or revenues, or growth in sales, or revenues; (iii) earnings measures (including earnings before or after any or all of interest, taxes, depreciation, and amortization, or extraordinary or special items); (iv) income, net income, net income per share of Common Stock (basic or diluted) or growth in income; (v) cash flow (including net cash provided by operations, cash flow in excess of cost of capital (discounted or otherwise), free cash flow, and cash flow return on capital) or growth in such measures; (vi) return measures, including return on assets (gross or net), return on investment, return on capital, return on equity, return on revenue, or return on sales;

130	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
(vii) economic profit or economic value created; (viii) gross profit or operating profit; (ix) gross margin, operating margin or profit margin, or growth in such measures; (x) shareholder value creation measures, including price per share of Common Stock or total shareholder return; (xi) dividend payout levels, including as a percentage of net income; (xii) asset measures, including asset growth; (xiii) asset turnover; (xiv) sales measures; (xv) book value; (xvi) brand contribution; (xvii) market share or growth in market share; (xviii) unit volume; (xix) working capital amounts, including working capital as a percentage of customer sales; (xx) operational costs or cost controls and other expense targets, or a component thereof, or planning or forecasting accuracy; (xxi) supply chain achievements; (xxii) innovation as measured by a percentage of sales of new products; (xxiii) strategic plan development and implementation; (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction and retention, employee development, satisfaction and retention, market penetration, management of employment practices and employee benefits, diversity, supervision of litigation and information technology, corporate social responsibility, customer growth, customer service, improvements in capital structure, debt leverage, expense management, operating efficiency, strategic planning process reliability, product quality, regulatory compliance, risk mitigation, sustainability and environmental impact and goals relating to acquisitions, divestitures or strategic partnerships or transactions; or (xxv) such other measures as the Committee may determine from time to time.
(b)
A Performance Measure (i) may relate to the performance of the Participant, the Company, IFF, any Affiliate, any business group, business unit, or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate. Performance goals may differ for Incentive Awards granted to any one Participant or to different Participants. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(c)
The Committee shall determine the length of the measurement or performance period applicable to each Incentive Award whose grant, vesting or payment is subject to the achievement of Performance Measures. Such measurement or performance periods may be overlapping.

(d)
Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award, or to require the Committee to issue Incentive Awards. The Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards whose grant, vesting or payment is subject to Performance Measures.

(e)	The measurement of any Performance Measure may be adjusted for the impact of certain items that occur during the applicable performance period, including, without limitation, the following:
unusual, non-recurring, or extraordinary items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss,
IFF | 2024 PROXY STATEMENT	131

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
income, or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; litigation legal fees; pension expenses and any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.
10.	Adjustment upon Certain Changes
Subject to any action by IFF’s shareholders required by law, applicable tax rules or the rules of any exchange on which shares of Common Stock are then listed for trading:
(a)	Shares Available for Grants
In the event of any change in the number of shares of Common Stock outstanding by reason of any extraordinary stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, liquidation, dissolution, repurchase or exchange of shares or similar corporate change, the Committee shall, to the extent deemed appropriate by the Committee, adjust any or all of (i) the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Incentive Awards and (ii) the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code. In the event of any change in the type or number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.
(b)	Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award, the exercise price per share of Common Stock of each such Incentive Award, and the terms and conditions of any outstanding Incentive Award, including, without limitation, any applicable performance targets or criteria with respect thereto.
(c)	Certain Mergers and Other Transactions
In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), or (iii) a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:
(A)
cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as

132	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or stock appreciation right, such value shall be equal to the excess of (x) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Option or stock appreciation right, provided, however that with respect to any outstanding Option or stock appreciation right with an exercise price that equals or exceeds the value, as determined by the Committee, of the consideration received by a holder of a share of Common Stock as a result of such event, the Committee may cancel the Option or stock appreciation right without the payment of consideration; or
(B)
provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (x) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (y) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)	Other Changes
In the event of any change in the capitalization of the Company, corporate change, corporate transaction, extraordinary cash dividend, or other event other than those specifically referred to in Sections 10(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee deems appropriate.
(e)	Cash Incentive Awards
In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award as the Committee deems appropriate.
(f)	No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.
(g)	Savings Clause
No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.
IFF | 2024 PROXY STATEMENT	133

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
11.	Change in Control; Termination of Employment
a.	Change in Control
(i)
Unless otherwise provided in an Award Agreement, the ESP if the Participant is a participant in the ESP, or a Participant’s then-effective employment, severance, or other similar agreement with the Company, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Incentive Award (or in which the Company is the ultimate parent corporation and continues the Incentive Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is terminated within twenty-four (24) months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) (A) by such successor company or a subsidiary thereof without Cause, or (B) for those Participants who participate in the ESP, by the Participant for Good Reason: (x) Options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in connection with such termination under the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Incentive Award, and (y) the restrictions, limitations, and other conditions applicable to any Other Stock-Based Awards or any other Incentive Award, including those Incentive Awards (or portions thereof) deemed earned pursuant to Section 11(b) below, shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant. For the avoidance of doubt, a termination of a Participant’s Employment as a result of the Participant’s death, Disability, voluntary resignation, Normal Retirement or Early Retirement shall not be a termination “without Cause” for purposes of the Plan.

(ii)
Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Incentive Award (or in which the Company is the ultimate parent corporation and does not continue the Incentive Award), then immediately prior to the Change in Control: (A) those Options and stock appreciation rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable for the period of time set forth in the Award Agreement, and (B) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Incentive Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant or, with respect to any Incentive Award subject to performance conditions, to the extent deemed earned pursuant to Section 11(b) below. Any Cash Incentive Awards, or portions thereof, deemed earned pursuant to Section 11(b) below and that become vested pursuant to this Section 11(a)(2) shall be paid and/or settled as soon as administratively practicable, but in no event later than thirty (30) calendar days following the date of the Change in Control.

b.	Effect of Change in Control on Performance Incentive Awards
With respect to any Incentive Award subject to performance conditions, unless otherwise provided in the applicable Award Agreement, the ESP if the Participant is a participant in the ESP, or a Participant’s then-effective employment, severance, or other similar agreement with the Company, in the event of a Change in Control of the Company (i) the Committee will determine as
134	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
of the Change in Control, in its sole discretion, the deemed level of achievement of the applicable performance conditions underlying such Incentive Award and (ii) the provisions of Section 11(a) shall apply to such Incentive Award or portion to the extent such performance conditions are deemed earned.
c.	Termination of Employment
(i)
Except as to any Incentive Awards constituting stock rights subject to section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of section 409A of the Code and the regulations promulgated thereunder.

(ii)	The Award Agreement or the ESP, if applicable, shall specify the consequences with respect to such Incentive Awards of the termination of Employment of the Participant holding the Incentive Awards.
(iii)
If a Participant is Employed by or provides services to a Person that is an Affiliate, a business unit, division or facility of IFF and such Person ceases to be an Affiliate, a business unit, division or facility of IFF, the Committee shall, in its sole discretion, determine whether the Employment of a Participant with the Company shall be deemed to have been terminated for all purposes under the Plan. Subject to section 409A of the Code and unless otherwise determined by the Committee, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board shall not be deemed to have had a termination of Employment for purposes of the Plan and a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall not be deemed to have had a termination of Employment for purposes of the Plan.

12.	Award Agreements, Evidence of Incentive Awards and Acceptance of Incentive Award Terms
The Committee shall determine the appropriate instrument to document the issuance of an Incentive Award, including but not limited to the issuance of an Award Agreement. Except as otherwise determined by the Committee, the Award Agreement or other instrument shall describe the specific terms and conditions of the Incentive Award, and may, subject to the terms of the Plan, describe the amount and form of the Incentive Award, vesting requirements, performance targets, performance periods, payment terms, rights upon termination of Employment (including Early Retirement and Normal Retirement), or provision of services by the Participant, and other terms specific to the Incentive Award. Notwithstanding any other provision of the Plan to the contrary, Incentive Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Incentive Award is granted; provided, that the following Incentive Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Incentive Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Incentive Awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and
IFF | 2024 PROXY STATEMENT	135

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
(iv) any additional Incentive Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 10); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Incentive Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise. A Participant may be required to accept the terms of the Incentive Award and agree to be bound by the terms and conditions of the Plan and the applicable Award Agreement in order for an Incentive Award to become effective.
13.	Rights Under the Plan
No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of IFF. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.
Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or stock appreciation rights.
14.	Unfunded Status of Incentive Awards; Creation of Trusts
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation, as applicable. With respect to any payments not yet made to a Participant or obligation to deliver shares of Common Stock pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Incentive Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
15.	No Special Employment Rights; No Right to Incentive Award
a.
Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

b.
No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

136	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
16.	Securities Matters
a.
IFF shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, IFF shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until IFF is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

b.
The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to IFF shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. IFF may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. IFF shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

c.
Notwithstanding the foregoing, in the event that on the last business day of the term of any Option or other Incentive Award (x) the exercise of the Option or such Incentive Award is prohibited by applicable law or (y) Shares may not be purchased or sold by the holder of such Option or Incentive Award due to possession of material non-public information, a “black-out period” under any Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Option or Incentive Award shall be extended but not beyond the earlier of (i) the original expiration date of such Option or Incentive Award and (ii) a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement or the date the holder of such Option or Incentive Award ceases to possess material non-public information; provided that no extension will be made if the exercise or strike price of such Option or Incentive Award at the date the initial term would otherwise expire is above the Fair Market Value as of such date.

17.	Certificates for Stock
Any Stock Incentive Award granted under the Plan may be evidenced in such manner as the Committee shall determine, including by issuing certificates or using book-entry. If the Committee evidences Stock Incentive Awards using Common Stock certificates, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions, if applicable, to such Stock Incentive Award, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock Incentive Award.
IFF | 2024 PROXY STATEMENT	137

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
18.	Fractional Shares
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Incentive Award. The Committee shall determine whether cash, other Incentive Awards or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.
19.	No Personal Loans or Reloads
No Incentive Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Incentive Award. No term of an Incentive Award shall provide for automatic “reload” grants of additional Incentive Awards upon exercise of an Option or stock appreciation right or otherwise as a term of an Incentive Award.
20.	Taxes
a.	Withholding
The Company is authorized to withhold from any Incentive Award granted, any payment relating to an Incentive Award under the Plan, including from a distribution of Common Stock, or any payroll or other payment to a Participant, amounts sufficient to satisfy the applicable federal, state, non-U.S. and local withholding tax requirements, and to take such other action (including without limitation providing for elective payment of such amounts by the Participant) as the Committee may deem advisable to enable the Company and Participants to satisfy the applicable federal, state, non-U.S. and local withholding tax requirements relating to any Incentive Award. The Company may withhold or account for these tax requirements by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.
b.	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b)
If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an “incentive stock option” within the meaning of section 422 of the Code under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
21.	Section 83(b) Election
Except as otherwise provided in an Award Agreement or approved by the Committee, no election under section 83(b) of the Code or under a similar provision of the laws of a jurisdiction outside the United States may be made with respect to any Incentive Award. In any case in which a Participant is permitted to make such an election in connection with an Incentive Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under section 83(b) of the Code or other applicable law.
22.	No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.
138	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
23.	Transfers
Except as otherwise provided in an Award Agreement, Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award. For the avoidance of doubt, any permitted transfer of Incentive Awards must be without monetary consideration.
24.	Expenses and Receipts
The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.
25.	Failure to Comply
In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.
26.	Right of Setoff
The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company may owe to the Participant from time to time, including amounts payable in connection with any Incentive Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 32, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Incentive Award granted under the Plan, the Participant agrees to any deduction or setoff under this Section 26.
27.	Relationship to Other Benefits
No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
IFF | 2024 PROXY STATEMENT	139

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
28.	Governing Law
The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.
29.	Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
30.	Effective Date and Term of Plan
The “Effective Date” of the Plan is May 1, 2024, subject to the approval of the Plan by the shareholders of the Company. No grants of Incentive Awards may be made under the Plan after May 1, 2034.
31.	Amendment or Termination of the Plan
The Board may at any time suspend, terminate or discontinue the Plan or revise, modify or amend the Plan or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval, which shall be submitted to the Company’s shareholders no later than the earliest annual meeting for which the record date is after the date of such action by the Board. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 or Section 10 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 31 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code. Except as expressly provided in the Plan, no amendment hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any outstanding Incentive Award granted prior to such amendment.
32.	Forfeiture and Clawback
a.	Forfeiture and Clawback of Incentive Awards
Unless otherwise determined by the Committee, each Incentive Award granted to (i) a Participant who is designated by the Company as job level 7 or above, or (ii) to any other Participant, as may be determined by the Committee from time to time in its sole discretion, shall, in each case, be subject to the forfeiture and clawback provisions set forth in this Section 32.
b.	Covenant and Policy Violations.
A Participant’s failure to comply with any of the following obligations shall be considered a “Covenant Forfeiture Event”:
(i)
The Participant acting directly or indirectly, shall not, during the Participant’s Employment and the twelve (12) month period following the Participant’s termination of Employment, become Employed by, render services for, serve as an agent or consultant to, or become a

140	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
partner, member, principal, shareholder or other owner of a Competing Business. In recognition of the international nature of the Company’s business, which includes the sale of its products and services globally, this restriction shall apply to each state or territory of the United States, and each country of the world outside of the United States, in which the applicable Participant was Employed or had responsibility within the last two (2) years of employment with the Company.
(ii)
The Participant, acting directly or indirectly, shall not, during the Participant’s Employment and the twenty-four (24) month period following the Participant’s termination of Employment, (A) solicit, induce, divert, employ or retain, or interfere with or attempt to influence the relationship of the Company, with any Person or entity that is or was, during the last twelve (12) months of the Participant’s Employment with the Company, (x) an employee of the Company or (y) a Person engaged to provide services to the Company; or (B) interfere with or attempt to influence the relationship of the Company with any customer, supplier or other Person with whom the Company does business.

(iii)
The Participant shall not, at any time, directly or indirectly (A) disclose any Confidential Information (as defined below) to any Person (other than, only with respect to the period that the Participant is Employed, to an employee or outside advisor of the Company who requires such information to perform his or her duties for the Company) or (B) use, sell or otherwise transfer, any Confidential Information for the Participant’s own benefit or the benefit of any third party. “Confidential Information,” shall mean confidential, proprietary or commercially sensitive information relating to the Company, or its employees, board members, customers, vendors, or other business partners and its businesses, operations, or affairs, including, without limitation, information relating to products, formulations, protocols, processes, designs, formulae, ideas, know-how, test methods, evaluation techniques, patents, trade secrets, scientific or technical data, regardless of the form in which it is maintained or provided, orally or in writing, whether prepared by the Company, a third party or the Participant, together with all analyses, compilations, notes and other documents relating thereto.

(iv)
The Participant shall cooperate with the Company by making himself or herself available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and shall not otherwise fail to assist the Company in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company, as reasonably requested.

(v)
The Participant shall not, during his or her Employment, engage in willful misconduct or violation of a Company policy that is materially detrimental to the Company or in any action or inaction that would constitute grounds for being terminated for Cause, as determined by the Committee in its sole discretion.

(vi)
The Participant shall, upon termination of Employment, execute any documentation reasonably requested by the Company and return to the Company all property of the Company, its customers and vendors in the Participant’s possession or control including, without limitation, all materials, work product or documents containing or pertaining to Confidential Information, and including without limitation, any Company car, all computers (including laptops), cell phones, keys, PDAs, Blackberries, iPhones, Androids, iPads, credit cards, printers, facsimile machines, televisions, card access to any Company building, customer lists, reports, files, emails, work papers, memoranda, notes, formulae, tapes, programs, records and software, computer access codes or disks, instructional manuals, and other similar materials or documents used, received or prepared or supervised by the

IFF | 2024 PROXY STATEMENT	141

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
Participant in connection with Participant’s work for the Company. The Participant shall not retain any copies, duplicates, reproductions or excerpts of any of the aforementioned materials or documents and shall not at any time use, recreate or reproduce any said materials or documents.
c.	Forfeiture and Repayment Obligations
(i)
Due to Participant’s Failure to Comply with Obligations. If a Participant fails to comply with any of the obligations set forth in Section 32(b), the Participant will forfeit or repay, as the case may be, all Incentive Awards, whether vested or unvested, paid or unpaid, in each case, that were settled, paid or granted by the Company during the twenty-four (24) month period immediately prior to the Participant’s first act or omission that violates any of Section 32(b) through the date on which the Company discovers the Participant’s last violation, and the Company shall have no further obligations to pay, grant or settle any Incentive Awards under this Plan.

(ii)
Due to an Accounting Restatement or Misstatement. If the Company is required to prepare an accounting restatement, or if the Company determines that it has misstated its financial results, whether or not as a result of misconduct on the part of the Participant (an “Accounting Forfeiture Event” and, together with a Covenant Forfeiture Event, a “Forfeiture Event”), then, the Participant shall forfeit or repay the Excess Compensation (as defined below) in respect of all Incentive Awards, whether vested or unvested, paid or unpaid, that were granted, settled or paid during the period commencing on the first day of the twelve (12) month period covered by such misstated financial statement through the later of (A) the date of the filing of a restatement where an accounting restatement is required to be filed; (B) the date of the discovery of the misstated financials where any accounting restatement is not required to be filed; or (C) any later date as may be required by applicable law, including the Dodd–Frank Wall Street Reform and Consumer Protection Act. No recovery of compensation under this Section 32(b) will be an event giving rise to a right to resign for Good Reason (or similar term) under any agreement with the Company.

(iii)
For purposes of this Section 32(c)(2), the term “Excess Compensation” means with respect to each Incentive Award, the difference between (A) the Fair Market Value of the cash or shares of Common Stock granted, paid or delivered to or received by the Participant with respect to an Incentive Award less (B) the Fair Market Value of the cash or shares of Common Stock that would have been granted, paid or delivered to or received by the Participant had the financial statements requiring the misstatement or restatement been properly stated, as determined by the Committee in its sole discretion.

(iv)
Any clawback or recoupment provisions required by applicable law, including under the International Flavors & Fragrances Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) shall apply to the Incentive Awards granted under the Plan and any policy of the Company providing for forfeiture or recoupment of compensation (including the Clawback Policy) shall not be deemed limited in any way by this Section 32 or any other provision of this Plan.

(v)
Any Incentive Awards, cash or shares of Common Stock (A) subject to repayment by the Participants under this Section 32 must be repaid to the Company (less any amount paid by the Participant to the Company as a condition of or in connection with settlement of a repaid Incentive Award), in the manner and on such terms and conditions as shall be required by the Company by written notice to the Participant and (B) subject to forfeiture will be forfeited immediately upon written notice to the Participant from the Company.

142	IFF | 2024 PROXY STATEMENT

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
(vi)
For the avoidance of doubt, nothing in any agreement with the Company, or in any Company policy, including this Plan shall be deemed to prohibit or restrict a Participant from lawfully communicating truthful information, or cooperating with, or otherwise assisting in an investigation by any governmental agency or self-regulatory organization regarding a possible violation of law or responding to any inquiry from any such organization, and a Participant’s doing so shall not constitute a Forfeiture Event. If a Participant communicates any Confidential Information to a governmental agency or self-regulatory agency pursuant to this Section, the Participant shall notify the agency of the confidentiality of such Confidential Information and ask the agency to also protect the confidentiality of such Confidential Information.

(vii)
In accordance with the Defend Trade Secrets Act of 2016, a Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the Participant (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.

d.
Agreement Does Not Prohibit Competition or Other Participant Activities. A Participant is not prohibited from engaging in an activity identified in Section 32(b) solely as a result of such provision. Rather, the non-occurrence of the Forfeiture Events set forth in Section 32(b) is a condition to the Participant’s right to realize and retain value from his or her Incentive Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 32.

e.
No Limitation of Rights. Any forfeiture or repayment under this Section 32 is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company under applicable law, including, without limitation, the right to (i) dismiss the Participant, (ii) adjust the future compensation of the Participant, or (iii) take such other action to enforce the Participant’s obligations to Company as the Company may deem appropriate in view of the facts and circumstances surrounding the particular situation.

f.
Committee Discretion. The Committee shall have the authority, in its sole discretion, to interpret and construe the provisions of this Section 32 and to make all determinations with respect hereto, including the determination of whether a Forfeiture Event has occurred, the timing of such Forfeiture Event and the amount and form of any forfeiture or reimbursement to be made to the Company from a Participant. The Committee may consider such factors as it deems relevant in making such determinations, including the factors contributing to the Forfeiture Event, harm or potential harm to the Company, the nature and severity of a Participant’s behavior or conduct, legal and tax considerations and other facts and circumstances relating to a particular situation. All interpretations, constructions and determinations made by the Committee hereunder shall be final and binding on the Company and the Participant and the determinations of the Committee need not be uniform with respect to all Participants or situations. The Committee may waive in whole or in part the Company’s right of recapture or impose additional conditions on an Incentive Award granted or paid to a Participant under this Plan.

IFF | 2024 PROXY STATEMENT	143

Exhibit B – Amended and Restated 2021 Stock Award and Incentive Plan
33.	Incentive Awards to Participants Outside the United States
The Committee may modify the terms of any Incentive Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Incentive Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or Employment abroad shall be comparable to the value of such an Incentive Award to a Participant who is resident or primarily employed in the United States. An Incentive Award may be modified under this Section 33 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under section 16(b) of the Exchange Act for the Participant whose Incentive Award is modified.
34.	Authorization of Sub-Plans
The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax, or other laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Committee’s discretion under the Plan in any manner deemed by the Committee to be necessary or appropriate or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee deems to be necessary or appropriate. All supplements adopted by the Committee shall be deemed to be a part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
144	IFF | 2024 PROXY STATEMENT

International Flavors & Fragrances Inc.

Global Headquarters
521 West 57th Street | New York, NY 10019 | 212.765.5500
www.iff.com

MIX
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FSC® C132107
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INTERNATIONAL FLAVORS & FRAGRANCES INC.

The Board of Directors recommends you vote FOR all listed nominees and FOR Proposals 2, 3 and 4.

Nominees:	For	Against	Abstain
1a. Kathryn J. Boor	☐	☐	☐
1b. Mark J. Costa	☐	☐	☐
1c. Carol Anthony (John) Davidson	☐	☐	☐
1d. Roger W. Ferguson, Jr.	☐	☐	☐
1e. John F. Ferraro	☐	☐	☐
1f. J. Erik Fyrwald	☐	☐	☐
1g. Christina Gold	☐	☐	☐
1h. Gary Hu	☐	☐	☐
1i. Kevin O'Byrne	☐	☐	☐
1j. Dawn C. Willoughby	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following shareholder proposal:	For	Against	Abstain
5. Commission a third-party assessment on the Company's commitment to freedom of association and collective bargaining rights.	☐	☐	☐

NOTE: Proxies, when properly executed, will be voted as directed, or if no direction is given, will be voted as the Board of Directors recommends. The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V34527-P01904

INTERNATIONAL FLAVORS & FRAGRANCES INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 1, 2024

The undersigned hereby appoint(s) each of Mr. J. Erik Fyrwald, Mr. Glenn Richter and Ms. Jennifer Johnson as the attorney and proxy of the undersigned, each acting singly, with full power of substitution, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of International Flavors & Fragrances Inc. to be held via live webcast at www.virtualshareholdermeeting.com/IFF2024 Wednesday, May 1, 2024 at 10:00 A.M. Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof (the "Meeting").

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2, 3 AND 4 AND "AGAINST" PROPOSAL 5, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON APRIL 30, 2024.

If you are a participant in the International Flavors & Fragrances Inc. Retirement Investment Fund Plans (the "401(k) Plans"), this proxy covers all shares for which the undersigned has the right to give voting instructions to the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 P.M. Eastern Daylight Time on April 30, 2024, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD/VOTING INSTRUCTION FORM PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE